EXECUTION COPY JOINDER AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT This Joinder and First Amendment to Amended and Restated Credit Agreement, dated as of September 29, 2016 (this “Amendment”) is entered into by and among DELEK REFINING, INC., a Delaware corporation (the “Parent”), DELEK REFINING, LTD., a Texas limited partnership (“Delek Refining” and, together with any other Person that may from time to time become a party to the Credit Agreement referred to below as a Borrower, individually each, a “Borrower” and collectively, “Borrowers”), DELEK U.S. REFINING GP, LLC, a Texas limited liability company (“Delek GP”, and together with the Parent and any other Person that may from time to time become a party to the Credit Agreement referred to below as a Guarantor, individually each, a “Guarantor” and collectively, the “Guarantors”; the Guarantors, together with the Borrowers, are hereinafter referred to individually as a “Loan Party” and collectively as the “Loan Parties”), the lenders party hereto (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., as Co-Collateral Agents (in such capacity, together with their successors and assigns in such capacity, each a “Co-Collateral Agent” and collectively, “Co-Collateral Agents”). WHEREAS, the Loan Parties, the Agent, the Co-Collateral Agents and the Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of January 16, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used in this Amendment and not defined herein shall have the applicable meanings given to such terms in the Credit Agreement); WHEREAS, the Loan Parties, the Agent, the Co-Collateral Agents and the Lenders have agreed to amend certain terms and conditions of the Credit Agreement to, among other things, make a new term loan on the First Amendment Effective Date, such that as of the First Amendment Effective Date, the aggregate outstanding principal balance of the Term Loan under the Credit Agreement shall be $70,000,000, all of which amendments are subject to the terms and conditions contained herein; WHEREAS, Bank Hapoalim B.M. (the “New Lender”) desires to join the Credit Agreement as a Lender thereunder; and WHEREAS, the Loan Parties, the Agent, the Co-Collateral Agents and the Lenders have agreed to modify and amend certain additional terms and conditions of the Credit Agreement, subject to the terms and conditions of this Amendment. NOW, THEREFORE, the Loan Parties, the Agent, the Co-Collateral Agents and the Lenders hereby agree as follows: 1. Joinder to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, the New Lender: (a) joins in the execution of, and becomes a party to, the Credit Agreement as

2 a Lender; (b) is bound by all agreements and obligations (including, without limitation, the obligation to make loans to the Borrowers pursuant to Sections 2.1 and/or 2.2, as applicable, of the Credit Agreement, in each case subject to the terms and conditions of the Credit Agreement), and has all of the rights and benefits of a Lender under the Credit Agreement and the other Loan Documents to which the Lenders are party, in each case, with the same force and effect as if the New Lender was a signatory to the Credit Agreement and such other Loan Documents and was expressly named as a Lender therein; (c) assumes and agrees to perform all duties of a Lender under the Credit Agreement and the other Loan Documents; (d) acknowledges and agrees that its Advances Commitment and/or Term Loan Commitment, as applicable, shall be the amount specified for the New Lender set forth on Schedule C-1 to the Credit Agreement (as amended hereby); (e) represents and warrants to the other parties hereto that it is (i) legally authorized to enter into this Amendment, and (ii) an Eligible Transferee. (f) agrees that it will, independently and without reliance upon any Agent- Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers or any other Person party to a Loan Document; and (g) (i) designates and appoints Wells Fargo as its agent under the Credit Agreement and the other Loan Documents, and (ii) irrevocably authorizes the Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of the Credit Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Credit Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The New Lender hereby acknowledges that it has received and reviewed a copy of the Credit Agreement (as amended hereby) and each of the other Loan Documents. 2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, the Credit Agreement is amended in the following respects: (a) By deleting the stricken text (indicated textually in the same manner as the following example: stricken text) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as reflected in the modifications identified in the document annexed hereto as Annex A attached to this Amendment;

3 (b) By amending and restating Exhibits B-1 (Form of Borrowing Base Certificate) and C-1 (Form of Compliance Certificate) thereto in their entirety and by substituting therefor the forms of Exhibits B-1 and C-1 annexed hereto as Annex B attached to this Amendment; and (c) By amending and restating all of the Schedules thereto in their entirety and by substituting therefor the forms of such Schedules annexed hereto as Annex C attached to this Amendment. 3. Conditions to Effectiveness. This Amendment shall become effective as of the date when, and only when, all of the following conditions have been satisfied as determined in the Agent’s reasonable discretion (the date of such effectiveness being herein called the “First Amendment Effective Date”): (a) the Agent shall have received a copy of this Amendment duly executed by the Agent, the Co-Collateral Agents, the Loan Parties, and the Lenders; (b) the Agent shall have received, with respect to the Loan Parties, consolidated unaudited balance sheets, income statements, and statements of cash flows (collectively, the “Consolidated Financial Information”), business plans, and such other information as the Agent shall have requested, including (i) on a monthly basis, the Consolidated Financial Information and availability projected for the period through the end of fiscal year 2017, (ii) on an annual basis, the Consolidated Financial Information and availability projected through the 2021 fiscal year, in each case as to the projections described in clauses (i) and (ii), with the results and assumptions set forth in all of such projections in form and substance satisfactory to the Agent, (iii) any updates or modifications to the projected financial statements previously received by the Agent, in each case in form and substance satisfactory to the Agent, and (iv) monthly projections with respect to Lion for the period through and including December 31, 2017 and on an annual basis with respect to calendar years 2018 through and including 2021, in each case in form and substance satisfactory to the Agent; (c) the Agent shall have completed its updates to business and legal due diligence, with results satisfactory to the Agent with respect to the business and assets of the Loan Parties and Lion, in accordance with the Agent’s customary procedures and practices and as otherwise required by the nature and circumstances of the businesses of the Loan Parties and Lion, and the Agent and its counsel shall have had the opportunity to conduct customary legal due diligence (the results of which shall be satisfactory to the Agent and its counsel); (d) the Agent shall have received and reviewed updated lien and judgment search results for the jurisdiction of organization of each Loan Party, the jurisdiction of the chief executive office of each Loan Party, and all jurisdictions in which assets of any Loan Party are located, which search results shall be in form and substance satisfactory to the Agent; (e) the Agent, for the benefit of itself, the Lenders, the Co-Collateral Agents, the Issuing Lender and the Bank Product Providers, shall continue to hold perfected, first priority security interests in and liens upon the Collateral, and the Agent shall have received such evidence of the foregoing as it requires; (f) all requisite corporate action and proceedings in connection with this Amendment

4 and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which the Agent may have requested in connection therewith, such documents where requested by the Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of each Loan Party, Holdings and Lion certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of such Loan Party, Holdings and Lion as is set forth herein and such document as shall set forth the organizational identification number of each Loan Party, Holdings and Lion, if one is issued in such Person’s jurisdiction of incorporation); (g) the Agent shall have received, in form and substance satisfactory to the Agent, such opinion letters of counsel to the Loan Parties with respect to this Amendment, the other Loan Documents and such other matters as the Agent may request; (h) the Indebtedness evidenced by the Subordinated Note and the Subordinated Working Capital Indebtedness shall both have been amended, pursuant to amendments in form and substance satisfactory to Agent, to extend the maturity date with respect to the payment of principal amounts thereunder to a date not sooner than one hundred eighty (180) days after the Maturity Date (as amended hereby); (i) the Agent shall have received a true, correct and complete Borrowing Base Certificate as most recently delivered to the Agent, but updated to give pro forma effect as of the First Amendment Effective Date to the closing of the transactions contemplated by this Amendment (except that Eligible Qualified Cash shall be calculated as of the Business Day immediately preceding to the First Amendment Effective Date); (j) the Excess Availability as determined by the Agent, as of the date hereof, after giving effect to the Loans made or to be made and Letters of Credit issued or to be issued in connection with the transactions hereunder, and after provision for the payment of all fees and expenses associated with this Amendment and the other Loan Documents and the other transactions contemplated to occur on the First Amendment Effective Date (including, without limitation, the making of the 2016 Specified Distribution), shall be not less than $100,000,000; (k) the representations and warranties of Parent or its Subsidiaries contained in this Amendment or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date); (l) the Agent, the Lenders and their Affiliates shall have received the payment of all fees required to be paid to them hereunder and under the other Loan Documents as of the date hereof;

5 (m) Since June 30, 2016, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect; (n) the Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which the Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Amendment and the other Loan Documents; (o) the Agent shall have received evidence of insurance and endorsements required hereunder and under the other Loan Documents, in form and substance satisfactory to the Agent, and certificates of insurance policies and/or endorsements naming Agent as lender’s loss payee or additional insured, as applicable, together with endorsements with respect to notice of cancellation, as applicable; (p) the Agent shall have received, in form and substance satisfactory to Agent and duly executed by the parties thereto, a ratification of the Lion Intercreditor Agreement, the Intercompany Subordination Agreement, and of such other agreements, documents, and instruments as Agent may reasonably require; (q) the Agent shall have received satisfactory evidence of Solvency with respect to each Borrower and with respect to Borrowers and Guarantors taken as a whole, which evidence may take the form of a certificate of the chief financial officer or other principal officer of Borrowers and Guarantors with respect thereto, in form and substance satisfactory to the Agent; and (r) the Agent shall have received such other instruments, documents, and agreements as the Agent may have reasonably requested prior to the date hereof in connection with the transactions contemplated hereby. 4. Representations and Warranties. Each Loan Party represents and warrants as follows: (a) The execution, delivery, and performance by such Loan Party of this Amendment and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party. (b) The execution, delivery, and performance by such Loan Party of this Amendment and the other Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party’s interest holders or any approval

6 or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure of which to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect. (c) Such Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted (except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect), to enter into this Amendment and the other Loan Documents to which it is a party and to carry out the transactions contemplated thereby. (d) This Amendment and each other Loan Document has been duly executed and delivered by such Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally. (e) The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Amendment on and as of the First Amendment Effective Date as though made on and as of the First Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects (or in all respects, as applicable) as of such earlier date), and no Default or Event of Default has occurred and is continuing on and as of the First Amendment Effective Date, or would result from this Amendment or any other Loan Document delivered in connection herewith becoming effective in accordance with its terms. 5. Release. Each of the Borrowers and the Guarantors may have certain Claims against the Released Parties (as each such term is defined below), regarding or relating to the Credit Agreement or the other Loan Documents. The Agent, the Co-Collateral Agents, the Lenders, the Borrowers and the Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each of the Borrowers and the Guarantors makes the releases contained in this Section 5. In consideration of the Agent, the Co- Collateral Agent and the Lenders entering into this Amendment, each of the Borrowers and the Guarantors hereby fully and unconditionally releases and forever discharges each of the Agent, the Co-Collateral Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured,

7 suspected or unsuspected, anticipated or unanticipated, which the Borrowers or any Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Advances, the Term Loan, the Obligations, the Credit Agreement or any of the other Loan Documents (collectively, all of the foregoing, the “Claims”). Each of the Borrowers and the Guarantors represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a claim by the Borrowers or the Guarantors against the Released Parties which is not released hereby. Each of the Borrowers and the Guarantors represents and warrants that the foregoing constitutes a full and complete release of all Claims. 6. Miscellaneous. (a) Continued Effectiveness of the Credit Agreement. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the First Amendment Effective Date, (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment. To the extent that the Credit Agreement or any other Loan Document purports to pledge to the Agent, or to grant to the Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or an amendment of any right, power or remedy of the Agent, the Co-Collateral Agents and the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver or an amendment of any provision of the Credit Agreement or any other Loan Document. (b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment. The foregoing shall apply to each other Loan Document mutatis mutandis. (c) Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.

8 (d) Costs and Expenses. The Borrowers agree to pay on demand all Lender Group Expenses of the Agent in connection with the preparation, execution and delivery of this Amendment. (e) Amendment as Loan Document. Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment. (f) Governing Law. THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. (g) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. [Remainder of page intentionally left blank.]

Annex A Composite Credit Agreement [see attached]

EXECUTION COPY [Execution] AMENDED AND RESTATED CREDIT AGREEMENT by and among DELEK REFINING, INC., as Parent DELEK REFINING, LTD., as Borrower THE LENDERS THAT ARE SIGNATORIES HERETO, as the Lenders WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent WELLS FARGO BANK, NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., as Co-Collateral Agents and WELLS FARGO BANK, NATIONAL ASSOCIATION, MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATEDBANK OF AMERICA, N.A., RBC CAPITAL MARKETS*, and REGIONS BUSINESS CAPITAL, a division of REGIONS BANK, as Joint Lead Arrangers and Joint Bookrunners and BANK OF AMERICA, N.A., as Syndication Agent and ROYAL BANK OF CANADA, and REGIONS BANK, as Co-Documentation Agents Dated as of January 16, 20142014, As Amended September 29, 2016 * RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS 1. DEFINITIONS AND CONSTRUCTION. 1 1.1 Definitions 1 1.2 Accounting Terms 1 1.3 Code 2 1.4 Construction 2 1.5 Schedules and Exhibits 3 2. LOAN AND TERMS OF PAYMENT. 3 2.1 Advances. 3 2.2 Term Loan. 4 2.3 Borrowing Procedures and Settlements. 4 2.4 Payments; Increase of Maximum Revolver Amount; Prepayments. 11 2.5 Overadvances. 2021 2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations. 21 2.7 Crediting Payments; Clearance Charge 2223 2.8 Designated Account 23 2.9 Maintenance of Loan Account; Statements of Obligations 2324 2.10 Fees. 2324 2.11 Letters of Credit. 24 2.12 LIBOR Option. 2728 2.13 Capital Requirements. 3031 2.14 Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements. 3132 3. CONDITIONS; TERM OF AGREEMENT. 3233 3.1 Conditions Precedent to the Initial Extension of Credit 3233 3.2 Conditions Precedent to all Extensions of Credit 3233 3.3 Maturity 3233 3.4 Effect of Maturity 3233 3.5 Early Termination by Borrowers 3334 3.6 Relationship with Lion 34 4. REPRESENTATIONS AND WARRANTIES. 3335 4.1 Due Organization and Qualification; Subsidiaries. 3335 4.2 Due Authorization; No Conflict. 3436 4.3 Governmental Consents 3536 4.4 Binding Obligations; Perfected Liens. 3537 4.5 Title to Assets; No Encumbrances 3537 4.6 Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number. 3537 4.7 Litigation. 3637 ( i)

4.8 Compliance with Laws 3638 4.9 No Material Adverse Change 3638 4.10 Fraudulent Transfer. 3738 4.11 ERISA 3739 4.12 Employee Benefits 3739 4.13 Environmental Condition 3739 4.14 Intellectual Property 3739 4.15 Leases 3739 4.16 Deposit Accounts and Securities Accounts 3839 4.17 Complete Disclosure 3840 4.18 Material Contracts 3840 4.19 Patriot Act 3840 4.20 Indebtedness 3941 4.21 Payment of Taxes 3941 4.22 Margin Stock 3941 4.23 Governmental Regulation 3941 4.24 OFAC 39, Etc. 41 4.25 Employee and Labor Matters 4042 4.26 Intentionally Omitted. 4042 4.27 Intentionally Omitted. 4042 4.28 Eligible Accounts 4042 4.29 Eligible Petroleum Inventory 4042 4.30 Locations of Inventory and Equipment 4042 4.31 Inventory Records 4143 4.32 Eligible Purchased Factored Accounts and Purchased Lion Accounts 4143 5. AFFIRMATIVE COVENANTS. 4143 5.1 Financial Statements, Reports, Certificates 4143 5.2 Collateral Reporting 4144 5.3 Existence 4244 5.4 Maintenance of Properties 4244 5.5 Taxes 4244 5.6 Insurance 4244 5.7 Inspection 4345 5.8 Compliance with Laws 4345 5.9 Environmental. 4345 5.10 Disclosure Updates 4446 5.11 Formation of Subsidiaries; Additional Borrowers; Redesignation of Guarantor. 4446 5.12 Further Assurances 4648 5.13 Lender Meetings 4648 5.14 Material Contracts 4649 5.15 Location of Inventory and Equipment 4649 5.16 Assignable Material Contracts 4749 5.17 Subordinated Working Capital Facility 4749 5.18 Subordinated Note 4749 5.19 Lion Material Adverse Effect 4750 ( ii)

6. NEGATIVE COVENANTS. 4850 6.1 Indebtedness 4850 6.2 Liens 4850 6.3 Restrictions on Fundamental Chances. 4850 6.4 Disposal of Assets 4951 6.5 Change Name 4951 6.6 Nature of Business 4951 6.7 Prepayments and Amendments. 4951 6.8 Change of Control 5153 6.9 Restricted Payments 5153 6.10 Permitted Subordinated Indebtedness. 5255 6.11 Accounting Methods 5355 6.12 Investments; Controlled Investments. 5355 6.13 Transactions with Affiliates 5356 6.14 Use of Proceeds 5557 6.15 Consignments 5558 6.16 Inventory and Equipment with Bailees 5558 6.17 Drop Down Agreements and Arrangements 5558 6.18 Sanctions; Anti-Corruption Laws 58 7. FIXED CHARGE COVERAGE RATIO. 5558 8. EVENTS OF DEFAULT. 5659 9. RIGHTS AND REMEDIES. 5962 9.1 Rights and Remedies 5962 9.2 Remedies Cumulative 6062 10. WAIVERS; INDEMNIFICATION. 6063 10.1 Demand; Protest; etc 6063 10.2 The Lender Group’s Liability for Collateral 6063 10.3 Indemnification 6063 10.4 Waiver of Consequential Damages, Etc 64 10.5 Survival 64 11. NOTICES. 6164 12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. 6265 13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS. 6366 13.1 Assignments and Participations. 6366 13.2 Successors 6770 14. AMENDMENTS; WAIVERS. 6770 (iii)

14.1 Amendments and Waivers. 6770 14.2 Replacement of Certain Lenders. 7073 14.3 No Waivers; Cumulative Remedies 7073 15. AGENT; THE LENDER GROUP. 7174 15.1 Appointment and Authorization of Agent 7174 15.2 Delegation of Duties 7275 15.3 Liability of Agent 7275 15.4 Reliance by Agent 7275 15.5 Notice of Default or Event of Default 7275 15.6 Credit Decision 7376 15.7 Costs and Expenses; Indemnification 7376 15.8 Agent in Individual Capacity 7477 15.9 Successor Agent 7477 15.10 Co-Collateral Agent Determinations; Successor Co-Collateral Agents. 7578 15.11 Lender in Individual Capacity 7679 15.12 Collateral Matters. 7679 15.13 Restrictions on Actions by Lenders; Sharing of Payments. 7780 15.14 Agency for Perfection 7881 15.15 Payments by Agent to Lenders 7881 15.16 Concerning the Collateral and Related Loan Documents 7881 15.17 Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information 7982 15.18 Several Obligations; No Liability 8083 16. WITHHOLDING TAXES. 8083 17. GENERAL PROVISIONS. 8386 17.1 Effectiveness 8386 17.2 Section Headings 8386 17.3 Interpretation 8386 17.4 Severability of Provisions 8386 17.5 Bank Product Providers 8386 17.6 Debtor-Creditor Relationship 8487 17.7 Counterparts; Electronic Execution 8487 17.8 Revival and Reinstatement of Obligations 8487 17.9 Confidentiality. 8487 17.10 Lender Group Expenses 8588 17.11 USA PATRIOTPatriot Act 8588 17.12 Integration 8689 17.13 Guaranties and Swap Obligations 8689 17.14 Acknowledgment and Consent to Bail-In of EEA Financial Institutions 89 17.15 Amendment and Restatement. 8690 ( iv)

EXHIBITS AND SCHEDULES Exhibit A-1 Form of Assignment and Acceptance Exhibit B-1 Form of Borrowing Base Certificate Exhibit B-2 Form of Bank Products Provider Agreement Exhibit C-1 Form of Compliance Certificate Exhibit L-1 Form of LIBOR Notice Schedule A-1 Agent’s Account Schedule A-2 Authorized Persons Schedule C-1 Advances Commitments and Term Loan Commitments Schedule D-1 Designated Account Schedule E-1 Eligible Petroleum Inventory Locations Schedule E-2 Eligible Carriers Schedule E-3 Certain Account Debtors Schedule P-1 Permitted Investments Schedule P-2 Permitted Liens Schedule 1.1 Definitions Schedule 1.2 Permitted JVs Schedule 3.1 Conditions Precedent Schedule 4.1(b) Capitalization of Borrowers Schedule 4.1(c) Capitalization of Borrowers’ Subsidiaries Schedule 4.6(a) States of Organization Schedule 4.6(b) Chief Executive Offices Schedule 4.6(c) Organizational Identification Numbers Schedule 4.7 Litigation with Material Adverse Effect ( v)

Schedule 4.7(b) Litigation Schedule 4.14 Intellectual Property Schedule 4.16 Deposit Accounts and Securities Accounts Schedule 4.18 Material Contracts Schedule 4.20 Permitted Indebtedness Schedule 4.30 Locations of Inventory and Equipment Schedule 5.1/5.2 Financial Statements, Reports, CertificatesSchedule 5.2 ; Collateral Reporting; Compliance Certificate Schedule 6.6 Nature of Business Schedule 6.13(f) Certain Affiliate Transactions Schedule 7 Fixed Charge Covenant Ratio Testing Trigger ( vi)

EXECUTION COPY

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), is entered into as of January 16, 2014, as amended on September 29, 2016, by and among DELEK REFINING, INC., a Delaware corporation ("Parent"), DELEK REFINING, LTD., a Texas limited partnership ("Delek Refining" and, together with any other Person that may from time to time become a party hereto as a Borrower, individually each, a "Borrower" and collectively, "Borrowers"), the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent"), WELLS FARGO BANK, NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., as Co-Collateral Agents (in such capacity, together with their successors and assigns in such capacity, each a "Co-Collateral Agent" and collectively, "Co-Collateral Agents"), WELLS FARGO BANK, NATIONAL ASSOCIATION, ~~MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED~~BANK OF AMERICA, N.A., RBC CAPITAL MARKETS (the brand name for the capital markets activities of Royal Bank of Canada and its affiliates), and REGIONS BANK, as Joint Lead Arrangers and Joint Bookrunners, BANK OF AMERICA, N.A., as Syndication Agent and ROYAL BANK OF CANADA and REGIONS BANK, as Co-Documentation Agents.

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1 **Definitions**. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2 **Accounting Terms**. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the ~~date hereof~~First Amendment Effective Date; provided that if Administrative Borrower notifies Agent that Administrative Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the ~~Closing~~First Amendment Effective Date or in the application thereof on the operation of such provision (or if Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Administrative Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions as of the ~~date of this Agreement~~First Amendment Effective Date and, until any such amendments have been agreed upon and agreed to by Agent, Administrative Borrower, and the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred.

Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable person to continue as a going concern or the scope of the audit. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Code. Any terms used in this Agreement that are defined in the Code shall be1.3 construed and defined as set forth in the Code unless otherwise defined herein; provided however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. Construction. Unless the context of this Agreement or any other Loan Document1.4 clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The phrase “date hereof” as used in this Agreement refers to the Closing Date. The word “will” when used in this Agreement shall be construed to have the same meaning and effect as the word “shall”. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash (or, in the case of Letters of Credit or Bank Products, providing Letter of Credit Collateralization) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of this Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record. All references to any Borrower, Guarantor, Agent, Co-Collateral Agent and Lenders pursuant to the definitions set forth in the recitals hereto or Schedule 1.1 hereto, or to any other person herein or therein, shall include their respective successors and assigns. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 14.1 or is cured in a 2 manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent. All references to the term “good faith” used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Borrower or Guarantor at any time. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”. This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation. Schedules and Exhibits. All of the schedules and exhibits attached to this1.5 Agreement shall be deemed incorporated herein by reference. LOAN AND TERMS OF PAYMENT.2. Advances.2.1 Subject to the terms and conditions of this Agreement, and during the term(a) of this Agreement, each Advances Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (including Swing Loans) (collectively, “Advances”) to Borrowers in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage at such time, and (ii) the Borrowing Base less the Letter of Credit Usage at such time. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject(b) to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement. Anything to the contrary in this Section 2.1 notwithstanding Co-Collateral(c) Agents shall have the right to establish Reserves against the Borrowing Base in such amounts, and with respect to such matters, as Co-Collateral Agents in their Permitted Discretion shall deem necessary or appropriate, including Reserves with respect to (i) sums that Parent or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (ii) amounts owing by Parent or its Subsidiaries to any Person to the extent secured by a Lien on, any of the Collateral (other than a Permitted Lien), which Lien, in the Permitted Discretion of Co-Collateral Agents 3

likely would have a priority superior to Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. Term Loan.2.2 (a) Subject to the terms and conditions of this Agreement, on the Term Loan Draw Date each Term Loan Lender agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the “Term Loan”) to Borrowers in an amount equal to such Lender’s Pro Rata Share of the Term Loan Amount. The principal of the Term Loan shall be repaid on the following dates (and if any such date is not a Business Day, then on the immediately preceding Business Day) and in the following amounts, together with all accrued and unpaid interest on the Term Loan: Date Scheduled Installment Amount December 31, 2014 $5,833,333.33 March 31, 2015 $5,833,333.33 June 30, 2015 $5,833,333.33 September 30, 2015 $5,833,333.33 December 31, 2015 $5,833,333.33 March 31, 2016 $5,833,333.33 June 30, 2016 $5,833,333.33 September 30, 2016 $5,833,333.33 December 31, 2016 All then unpaid amounts in respect of the Term Loan (b) TheSubject to the terms and conditions of this Agreement, on May 30, 2014, each Term Loan Lender agreed (severally, not jointly or jointly and severally) to make term loans (collectively, the “Existing Term Loan”) to Borrowers in an amount equal to such Lender’s Pro Rata Share of $70,000,000. Subject to the terms and conditions of this Agreement, on the First Amendment Effective Date, each Term Loan Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the “Term Loan”) to Borrowers in an amount equal to such Lender’s Pro Rata Share of the Term Loan Amount, such that as of the First Amendment Effective Date the aggregate outstanding principal balance of the Term Loan hereunder shall be $70,000,000. The principal of the Term Loan shall be repaid on the last Business Day of each calendar quarter (commencing with the calendar quarter 4 ending December 31, 2016) in equal installments of $5,833,333.33 per quarter, together with all accrued and unpaid interest on the Term Loan as of each such date; provided, that, the outstanding unpaid principal balance and all accrued and unpaid interest on the Term Loan shall be due and payable on the earlier of (1) December 31, 2016,September 29, 2019, and (2) the date of the acceleration of the Term Loan in accordance with the terms hereof. Any principal amount of the Term Loan that is repaid or prepaid may not be reborrowed. All principal of, interest on, and other amounts payable in respect of the Term Loan shall constitute Obligations hereunder. Borrowing Procedures and Settlements.2.3 Procedure for Borrowing. Each Borrowing (whether or not in respect of(a) a Swing Loan) shall be made by a written request by an Authorized Person delivered to Agent. For each Borrowing of Swing Loans pursuant to Section 2.3(b) below, such notice must be received by Agent no later than 12:00 noon on the Funding Date and for each Borrowing pursuant to Section 2.3(c) below, such notice must be received by Agent no later than 12:00 noon on the Business Day immediately preceding the Funding Date, in the case of Base Rate Loans that are not Swing Loans, and three Business Days preceding the Funding Date, in the case of LIBOR Rate Loans. All such notices shall specify (1) the amount of the applicable Borrowing, and (2) the requested Funding Date, which shall be a Business Day. Making of Swing Loans. In the case of a request for an Advance of a(b) Swing Loan and so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date, minus the amount of Collections or payments applied to Swing Loans since the last Settlement Date, plus the amount of the requested Advance does not exceed $55,000,000,45,000,000, or (ii) Swing Line Lender, in its sole discretion, shall agree to make a Swing Loan notwithstanding the foregoing limitation (provided that with respect to any such Swing Loans made by Swing Line Lender in its discretion, the amounts thereof in excess of the amount contemplated by clause (i) above, shall be subject to Settlement in accordance with Section 2.3(e) on the Business Day following the Funding Date for such amounts), Swing Line Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Swing Line Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and such Advances being referred to collectively as “Swing Loans”) available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to the Designated Account. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Advances, except that all payments on any Swing Loan shall be payable to Swing Line Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii) Swing Line Lender shall not make and shall not be obligated to make any Swing Loan if Swing Line Lender has actual knowledge that (A) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date. Swing Line Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by Agent’s Liens, constitute Advances and Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans. 5

Making of Loans.(c) Promptly after receipt of a request for a Borrowing, Agent shall(i) notify Advances Lenders, not later than 1:00 p.m. on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Advances Lender shall make the amount of such Advances Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 12:00 noon on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Advances, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(ii), Agent shall not request any Advances Lender to make, and no Advances Lender shall have the obligation to make, any Advance if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date. Unless Agent receives notice from an Advances Lender prior to(ii) 9:00 a.m. on the date of a Borrowing, that such Advances Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Advances Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Advances Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If any Advances Lender shall not have made its full amount available to Agent in immediately available funds and if Agent in such circumstances has made available to Borrowers such amount, that Advances Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Advances Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Advances Lender’s Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. Protective Advances and Optional Overadvances.(d) Any contrary provision of this Agreement notwithstanding but(i) subject to the provisions of subsection (d)(iv) below, Agent hereby is authorized by Borrowers and Lenders, from time to time in Agent’s sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make Advances to, or for the benefit of, Borrowers on behalf of Lenders that Agent, in its Permitted Discretion deems 6 necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (any of the Advances described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”). In no event shall any Protective Advances cause (A) the Advances Usage to exceed the Maximum Revolver Amount, or (B) the sum of the aggregate amount of the Advances Usage plus the aggregate Term Loan Exposure of all Lenders, to exceed the Maximum Credit. Any contrary provision of this Agreement notwithstanding but(ii) subject to the provisions of subsection (d)(iv) below, Lenders hereby authorize Agent or Swing Line Lender, as applicable, and either Agent or Swing Line Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created (each such Overadvance, an “Intentional Overadvance”) so long as (A) after giving effect to such Advances, the outstanding Advances Usage does not exceed the Borrowing Base by more than the amount equal to five (5%) percent of the Maximum Revolver Amount, (B) after giving effect to such Advances, the sum of the aggregate outstanding Advances Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) plus the aggregate Term Loan Exposure of all Lenders, does not exceed the Maximum Credit, and (C) in no event shall Intentional Overadvances remain outstanding for a period of more than forty-five (45) days without the consent of Required Advances Lenders. In the event Agent obtains actual knowledge that the Advances Usage exceeds the amounts permitted by the immediately foregoing sentence, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) Intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and Lenders with Advances Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding sentence. In such circumstances, if any Advances Lender objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Advances Lenders. In any event unless otherwise agreed to by the Required Advances Lenders, Borrowers shall repay Advances in an amount sufficient to eliminate all Overadvances requiring mandatory repayments under Section 2.4(f) pursuant to and in accordance with such Section, and after the date all such Overadvances have been eliminated, there must be at least five (5) consecutive days before Intentional Overadvances are made. The foregoing provisions are meant for the benefit of Lenders and Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.5. Each Advances Lender shall be obligated to settle with Agent as provided in Section 2.3(e) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any Intentional Overadvances made as permitted under this Section 2.3(d)(ii) and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses. The Required Advances Lenders may revoke the authority of the Agent to make future Intentional Overadvances at any time and in no event shall any Intentional Overadvances cause the Advances Usage to exceed the Maximum Revolver Amount. 7

Each Protective Advance and each Intentional Overadvance shall(iii) be deemed to be an Advance hereunder, except that no Protective Advance or Intentional Overadvance shall be eligible to be a LIBOR Rate Loan and, prior to Settlement therefor, all payments on the Protective Advances shall be payable to Agent solely for its own account. The Protective Advances and Intentional Overadvances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans. The ability of Agent to make Protective Advances is separate and distinct from its ability to make Intentional Overadvances and its ability to make Intentional Overadvances is separate and distinct from its ability to make Protective Advances. For the avoidance of doubt, the limitations on Agent’s ability to make Protective Advances do not apply to Intentional Overadvances and the limitations on Agent’s ability to make Intentional Overadvances do not apply to Protective Advances. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Line Lender, and Lenders and are not intended to benefit Borrowers in any way. The Required Advances Lenders may revoke the authority of the Agent to make future Protective Overadvances at any time and in no event shall any Protective Overadvances cause the Advances Usage to exceed the Maximum Revolver Amount. Notwithstanding anything contained in this Agreement or any other(iv) Loan Document to the contrary: (A) no Intentional Overadvance or Protective Advance may be made by Agent if such Advance would cause the aggregate principal amount of Intentional Overadvances and Protective Advances outstanding to exceed an amount equal to five (5%) percent of the Maximum Revolver Amount; and (B) no Intentional Overadvance or Protective Advance may be made by Agent if such Advance would cause aggregate Advances Usage to exceed the Maximum Revolver Amount. Settlement. It is agreed that each Lender’s funded portion of the(e) Advances is intended by Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Line Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among Advances Lenders as to the Advances, the Swing Loans, and the Protective Advances shall take place on a periodic basis in accordance with the following provisions: Agent shall request settlement (“Settlement”) with Lenders on a(i) weekly basis, or on a more frequent basis if so determined by Agent (A) on behalf of Swing Line Lender, with respect to the outstanding Swing Loans, (B) for itself, with respect to the outstanding Protective Advances, and (C) with respect to Borrowers’ or their Subsidiaries’ Collections or payments received, as to each by notifying Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Protective Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(g)): (y) if the amount of the Advances (including Swing Loans and Protective Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share (including Swing Loans and Protective Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. on the Settlement Date, 8 transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances), and (z) if the amount of the Advances (including Swing Loans and Protective Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Protective Advances and, together with the portion of such Swing Loans or Protective Advances representing Swing Line Lender’s Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate. In determining whether a Lender’s balance of the Advances, Swing(ii) Loans, and Protective Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances, Swing Loans, and Protective Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to Lenders hereunder, and proceeds of Collateral. Between Settlement Dates, Agent, to the extent Protective(iii) Advances or Swing Loans are outstanding, may pay over to Lenders or Swing Line Lender, as applicable, any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to the Protective Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Protective Advances or Swing Loans are outstanding, may pay over to Swing Line Lender any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Line Lender’s Pro Rata Share of the Advances. If, as of any Settlement Date, Collections or payments of Parent or its Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Line Lender’s Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Line Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g) to be applied to the outstanding Advances of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Line Lender with respect to Swing Loans, Agent with respect to Protective Advances, and each Lender (subject to the effect of agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Line Lender, Agent, or Lenders, as applicable. 9

Anything in this Section 2.3(e) to the contrary notwithstanding, in(iv) the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g). Notation. Agent, as a non-fiduciary agent for Borrowers, shall maintain a(f) register showing the principal amount of the Advances (and portion of the Term Loan, as applicable), owing to each Lender, including the Swing Loans owing to Swing Line Lender, and Protective Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate. Defaulting Lenders. Agent shall not be obligated to transfer to a(g) Defaulting Lender any payments made by a Borrower to Agent for the Defaulting Lender’s benefit, whether with respect to the Term Loan, Advances, fees, or any Collections or proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any fees or lender expense reimbursements) and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (i) first to Swing Line Lender to the extent of any Swing Loans that were made by Swing Line Lender and that were required to be, but were not, repaid by the Defaulting Lender, (ii) second, to the Issuing Lender, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, repaid by the Defaulting Lender, (iii) third to each non-Defaulting Lender ratably in accordance with their Commitments and/or Term Loan Exposure, as applicable, (but, in each case, only to the extent that such Defaulting Lender’s portion of an Advance (or other funding obligation) was funded by such other non-Defaulting Lender), (iv) to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers as if such Defaulting Lender had made its portion of Advances (or other funding obligations) hereunder, and (v) from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (L) of Section 2.4(b)(ii). Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b) or any similar fees, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitments and/or Term Loan Exposure, as applicable, shall be deemed to be zero. The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender from the time such Lender qualified as a Defaulting Lender until the earlier of (A) the date on which the non-Defaulting Lenders, Agent, and Borrowers shall have waived, in writing, the application of this Section 2.3(n) to such Defaulting Lender, or (B) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (the “Defaulting Lender Period”). The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties 10 and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. The occurrence of any event that causes a Lender to be classified as a Defaulting Lender hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice by Administrative Borrower to Agent, to arrange for one or more Eligible Transferees to assume the Commitments and/or Term Loan Exposure, as applicable, of such Defaulting Lender. In connection with the arrangement of such a substitute Lenders, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lenders (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of the Letters of Credit); provided however that any such assumption of the Commitments and/or Tern Loan Exposure, as applicable, of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to the conditions causing it to be classified as a Defaulting Lender. Anything to the contrary contained herein notwithstanding, so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Loan and the Letter of Credit Issuer shall not be required to issue, amend or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Applicable Percentage (as hereinafter defined) of such Swing Loans or Letter of Credit is not reallocated in accordance with the terms hereof or (y) the Swing Line Lender or Letter of Credit Issuer, as applicable, has not otherwise entered into arrangements satisfactory to it and Borrowers to eliminate the Swing Line Lender or Letter of Credit Issuer’s risk with respect to the Defaulting Lender’s participation in Swing Loans or Letters of Credit. For purposes of this Section 2.3(g) “Applicable Percentage” shall mean, with respect to any Advances Lender, with respect to Advances and Letters of Credit, a percentage equal to a fraction the numerator of which is such Lender’s Advances Commitment and the denominator of which is the sum of all Advances Commitments. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any claim or cause of action against Borrower, Agent or any other Lender for Defaulting Lender’s share of any Lender Group Expenses or any matters set forth in Section 10.3 arising during a Defaulting Lender Period. In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern. Lenders’ Failure to Perform. All Advances (other than Swing Loans(h) and Protective Advances) shall be made by Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder. 11

Payments; Increase of Maximum Revolver Amount; Prepayments.2.4 Payments by Borrowers.(a) Except as otherwise expressly provided herein, all payments by(i) Borrowers shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 12:00 noon on the date specified herein. Any payment received by Agent later than 12:00 noon shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day. Unless Agent receives notice from Borrowers prior to the date on(ii) which any payment is due to Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available fluids and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid. Apportionment and Application.(b) So long as no Application Event has occurred and is continuing(i) and except as otherwise provided with respect to Defaulting Lenders, all principal and interest payments shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses (other than fees or expenses that are for Agent’s separate account) shall be apportioned ratably among Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. All payments to be made hereunder by Borrowers shall be remitted to Agent and all (subject to Section 2.4(b)(iv), and Section 2.4(f)) such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of the Advances and/or Term Loans outstanding, in each case in accordance with the terms hereof and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law. At any time that an Application Event has occurred and is(ii) continuing and except as otherwise provided with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows: first, to pay any Lender Group Expenses (including cost or(A) expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full, 12 second, to pay any fees or premiums then due to Agent(B) under the Loan Documents until paid in full, third, to pay interest due in respect of all Protective(C) Advances until paid in full, fourth, to pay the principal of all Protective Advances until(D) paid in full, fifth, ratably to pay any Lender Group Expenses (including(E) cost or expense reimbursements) or indemnities then due to any of Lenders under the Loan Documents, until paid in full, sixth ratably to pay any fees or premiums then due to any of(F) the Lenders under the Loan Documents until paid in full, seventh to pay interest accrued in respect of the Swing(G) eighth, to pay the principal of all Swing Loans until paid in(H) ninth, ratably, to pay interest accrued in respect of the(I) Advances (other than Protective Advances) until paid in full, tenth, ratably (1) to pay the principal of all Advances until(J) paid in full and (2) to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of the Issuing Lender, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to one hundred five (105%) percent of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof), eleventh, ratably, to the Bank Product Providers based upon(K) amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Hedge Agreements to the extent of Bank Product Reserves with respect thereto maintained by Co-Collateral Agents in accordance herewith, twelfth to pay any other Obligations other than principal(L) and interest in respect of the Term Loan and Bank Product Obligations in excess of Bank Product Reserves, and Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of other Bank Product Obligations to the extent of Bank Product Reserves with respect thereto maintained by Co-Collateral Agents in accordance herewith, with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such 13

Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof)), thirteenth ratably, to pay interest accrued in respect of the(M) Term Loan, fourteenth, to pay the principal of the Term Loan until paid(N) in fifteenth to pay to the Bank Product Providers on account(O) of all other amounts then due and payable in respect of other Bank Product Obligations to the extent in excess of Bank Product Reserves with respect thereto maintained by Co-Collateral Agents in accordance herewith or not subject to any reserves hereunder, in each case not to exceed any then remaining value of the Collateral, sixteenth ratably to pay any Obligations owed to Defaulting(P) Lenders; and seventeenth, to Borrower (to be wired to the Designated(Q) Account) or such other Person entitled thereto under applicable law. Agent promptly shall distribute to each Lender, pursuant to the(iii) applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e). In each instance, so long as no Application Event has occurred and(iv) is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document. For purposes of Section 2.4(b)(ii), “paid in full” of a type of(v) Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding. In the event of a direct conflict between the priority provisions of(vi) this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) or this Section 2.4 then the provisions of Section 2.3(g) shall control 14 and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern. Increase in Maximum Revolver Amount.(c) Administrative Borrower may, at any time that a Triggering Event(i) does not exist, deliver a written request to Agent to increase the Maximum Revolver Amount. Any such written request shall specify the amount of the increase in the Maximum Revolver Amount that Borrowers are requesting; provided that, (A) in no event shall the aggregate amount of any such increase in the Maximum Revolver Amount cause the Maximum Revolver Amount to exceed $875,000,000,725,000,000, (B) such request shall be for an increase of not less than $50,000,000, (C) any such request shall be irrevocable, and (D) in no event shall the Maximum Revolver Amount be increased more than four (4) times during the term hereof. Upon the receipt by Agent of any such written request, Agent shall(ii) notify each Advances Lender and such other Eligible Transferees as designated by Administrative Borrower that are reasonably acceptable to Agent (each an “Alternative Lender”) of such request and each Advances Lender and Alternative Lender shall have the option (but not the obligation) to increase the amount of its Advances Commitment or purchase an Advances Commitment, as applicable, by an amount (in the case of Advances Lenders) up to its Pro Rata Share of the amount of the increase in the Maximum Revolver Amount requested by Administrative Borrower as set forth in the notice from Agent to such Lender. Each Advances Lender and Alternative Lender shall notify Agent within fifteen (15) Business Days after the receipt of such notice from Agent whether it is willing to increase or purchase an Advances Commitment, and if so, the amount of such increase; provided that (A) the minimum increase in the Advances Commitments of each existing Advances Lender providing the additional Advances Commitments shall equal or exceed $1,000,000, and the minimum Advances Commitment of any lender not yet a Lender hereunder shall be $10,000,000, and (B) no Lender shall be obligated to provide such increase in its Commitment and the determination to increase the Advances Commitment of an Advances Lender shall be within the sole and absolute discretion of such Lender. If the sum of the aggregate amount of the increases in the Advances Commitments and the purchases of new Commitments received from Advances Lenders and Alternative Lenders does not equal or exceed the amount of the increase in the Maximum Revolver Amount requested by Administrative Borrower, Agent may seek additional increases from Lenders or Advances Commitments from such other Eligible Transferees as it may determine, after consultation with Administrative Borrower. In the event Advances Lenders (or Lenders and any Alternative Lenders or other Eligible Transferees, as the case may be) have committed in writing to provide increases in their Advances Commitments or new Advances Commitments in an aggregate amount in excess of the increase in the Maximum Revolver Amount requested by Borrowers or permitted hereunder, Agent shall then have the right to allocate such commitments to Advances Lenders, Alternative Lenders or other Eligible Transferees, in such amounts and manner as Agent may determine, after consultation with Administrative Borrower and such excess amount or a portion thereof may be added to the increase in the Maximum Revolver Amount if Administrative Borrower so elects, subject to the revised approval of each Advances Lender then committed to provide an increase in its Advances Commitment. 15

The Maximum Revolver Amount shall be increased by the amount(iii) of the increase in Advances Commitments from Lenders or new Advances Commitments from Alternative Lenders or other Eligible Transferees, in each case selected in accordance with Section 2.4(c)(ii) above, for which Agent has received Assignment and Acceptances thirty (30) days after the date of the request by Administrative Borrower for the increase or such earlier date as Agent and Administrative Borrower may agree (but subject to the satisfaction of the conditions set forth below), whether or not the aggregate amount of the increase in Advances Commitments and new Advances Commitments, as the case may be, equal or exceed the amount of the increase in the Maximum Revolver Amount requested by Administrative Borrower in accordance with the terms hereof, effective on the date that each of the following conditions have been satisfied: Agent shall have received from each Lender, Alternative(A) Lenders or other Eligible Transferee that is providing an additional Advances Commitment as part of the increase in the Maximum Revolver Amount, an Assignment and Acceptance duly executed by such Lender, Alternative Lender or Eligible Transferee and each Borrower; the conditions precedent to the making of Advances set(B) forth on Schedule 3.1 hereto (other than clauses (h) and (i) thereof) shall be satisfied as of the date of the increase in the Maximum Revolver Amount, both before and after giving effect to such increase; Agent shall have received an opinion of counsel to(C) Borrowers in form and substance and from counsel reasonably satisfactory to Agent and Advances Lenders addressing such matters as Agent may reasonably request (including an opinion as to no conflicts with other Indebtedness); such increase in the Maximum Revolver Amount on the(D) date of the effectiveness thereof shall not violate any applicable law, regulation or order or decree of any court or other Governmental Authority and shall not be enjoined, temporarily, preliminarily or permanently; there shall have been paid to each Lender, Alternative(E) Lender or other Eligible Transferee providing an additional Advances Commitment in connection with such increase in the Maximum Revolver Amount all fees and expenses due and payable to such Person on or before the effectiveness of such increase; and there shall have been paid to Agent, for the account of the(F) Agent and Advances Lenders (in accordance with any agreement among them) all fees and expenses (including reasonable fees and expenses of counsel) due and payable pursuant to any of the Loan Documents on or before the effectiveness of such increase. As of the effective date of any such increase in the Maximum(iv) Revolver Amount, (A) each reference to the term Maximum Revolver Amount herein, and in any of the other Loan Documents shall be deemed amended to mean the amount of the Maximum Revolver Amount specified in the most recent written notice from Agent to Administrative Borrower of the increase in the Maximum Revolver Amount, (B) each reference to the term 16

Availability herein, and in any of the other Loan Documents shall be deemed amended so that the ratio of the Availability to the Maximum Revolver Amount as so increased remains the same as prior to such increase, (C) the references to "$10,000,000", "$16,500,000" and "$20,000,000" in the definition of Borrowing Base (as such amounts may be adjusted from time to time in accordance with Section 2.4 (c)(iv)(C) and Section 2.4(d)(v)(C)) shall be adjusted to bear the same relationship to the Maximum Revolver Amount as increased as each had borne to the Maximum Revolver Amount prior to such increase, (D) the sublimit with respect to ~~Swingline~~Swing Loans shall be deemed automatically increased so that the ratio of the amount of the sublimit of ~~Swingline~~Swing Loans to the Maximum Revolver Amount remains the same as prior to such increase, and (E) Borrowers shall have the option to request an increase in the sublimit applicable to Letters of Credit to such amount as may be agreed with Co-Collateral Agents.

(d) **Decrease in Maximum Revolver Amount**.

(i) The Advances Commitments shall terminate on the Maturity Date. Administrative Borrower may, at any time, deliver a written request to Agent to decrease the Maximum Revolver Amount. Any such written request shall specify the amount of the decrease in the Maximum Revolver Amount that Administrative Borrower is requesting and the effective date of such decrease (which date shall not be less than five (5) nor more than ten (10) Business Days after the date of such request); provided that, except pursuant to a Defaulting Lender Credit Decrease pursuant to Section 2.4(d)(iv) below, (A) in no event shall the aggregate amount of any such decrease cause the Maximum Revolver Amount to be less than $300,000,000, (B) any such request for a decrease shall be for an amount of not less than $25,000,000, (C) any such request shall be irrevocable (except that not less than six (6) months after the delivery of any such request, Administrative Borrower may, to the extent otherwise permitted under Section 2.4(c), request an increase in the Maximum Revolver Amount), (D) in no event shall more than one such written request for a decrease be delivered to Agent in any calendar quarter nor more than four such requests during the term of this Agreement, and (E) no Default or Event of Default shall exist or have occurred and be continuing.

(ii) Upon the receipt by Agent of a written request to decrease the Maximum Revolver Amount, Agent shall notify each of the Advances Lenders of such request and, subject to the terms of Section 2.4(d)(iii) hereof, the Advances Commitment of each Advances Lender shall be decreased on the date requested by Administrative Borrower by an amount equal to such Lender's Pro Rata Share of the amount of the decrease in the Maximum Revolver Amount requested by Administrative Borrower as set forth in the notice from Agent to such Lender.

(iii) In the event of a request to decrease the Maximum Revolver Amount, the Maximum Revolver Amount shall be decreased by the amount of the decrease in Maximum Revolver Amount requested by Borrower Agent in accordance with the terms hereof; provided, that after giving effect to such decrease, the Maximum Revolver Amount shall not be less than the aggregate principal amount of the ~~Loans~~Advances, Overadvances and Letters of Credit outstanding at such time.

17

Notwithstanding anything to the contrary set forth herein,(iv) Administrative Borrower may deliver a written request to Agent to decrease the Maximum Revolver Amount in an amount equal to the Advances Commitment of any Defaulting Lender (the “Defaulting Lender Decrease”) which decrease shall be effective three (3) Business Days following Agent’s receipt of such notice; provided, however, Administrative Borrower may not deliver such notice if such Lender is no longer a Defaulting Lender. Borrowers shall pay to Agent, for the account of such Defaulting Lender, not later than one (I) Business Day prior to the effective date of the Defaulting Lender Decrease, such Defaulting Lender’s share of outstanding Obligations, other than in respect of Bank Product Obligations and Lender Group Expenses (the “Defaulting Lender Payoff Amount”). On the effective date of the Defaulting Lender Decrease, Agent shall pay to the Defaulting Lender not later than 12:00 noon, the Defaulting Lender Payoff Amount and, upon such payment, the Defaulting Lender shall cease to be a Lender under this Agreement. No other Lender shall, solely as a result of such payments to such Defaulting Lender, have a claim to any payment of Obligations other than as otherwise set forth in this Agreement and the remaining Lenders’ Advances Commitments shall remain unchanged. As of the effective date of any such decrease in the Maximum(v) Revolver Amount: (A) each reference to the term Maximum Revolver Amount and Advances Commitments herein, as applicable, and in any of the other Loan Documents shall be deemed amended to mean the amount of the Maximum Revolver Amount and Advances Commitments specified in the most recent written notice from Agent to Administrative Borrower of the decrease in the Maximum Revolver Amount and Advances Commitments, as applicable, (B) each reference to the term Maximum Revolver Amount herein, and in any of the other Loan Documents shall be deemed amended to mean the amount of the Maximum Revolver Amount specified in the most recent written notice from Agent to Administrative Borrower of the decrease in the Maximum Revolver Amount, (C) the references to “$10,000,000”, “$16,500,000” and “$20,000,000” in the definition of Borrowing Base (as such amounts may be adjusted from time to time in accordance with Section 2.4(c)(iv)(C) and Section 2.4(d)(v)(C)) shall be adjusted to bear the same relationship to the Maximum Revolver Amount as decreased as each had borne to the Maximum Revolver Amount prior to such decrease, and (D) each reference to the term Availability herein, and in any of the other Loan Documents shall be deemed amended so that the ratio of the Availability to the Maximum Revolver Amount as so increased remains the same as prior to such decrease. The Term Loan Commitments shall terminate upon the first to (vi) occur of (a) the making of the Term Loan and (b) June 1, 2014.on the First Amendment Effective Date. Optional Prepayments.(e) Borrowers may prepay the principal of any Advance at any time in(i) whole or in part, without premium or penalty. Borrowers may, upon at least ten (10) Business Days prior written (ii) notice to Agent, prepay the principal of the Term Loan, in whole or in part; provided that: (A) the sole source of such payment by Borrowers is capital contributions by Holdings to Parent (which capital contributions are substantially contemporaneously further contributed to Borrowers as a 18 capital contribution) designated and made for such purpose and made within ten (10) days prior to such payment, and (B) no Default or Event of Default shall have occurred and be continuing or would result therefrom. Each prepayment made pursuant to this Section 2.4(e)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each such prepayment shall be applied against the remaining installments of principal due on the Term Loan in the inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the Term Loan Maturity Date shall constitute an installment).

(iii) ~~(ii)~~ In addition to prepayments in respect of the Term Loan permitted by clause (ii) above, Borrowers may, upon at least 10 Business Days prior written notice to Agent, prepay the principal of the Term Loan, in whole or in part; provided, that: (A)(1) Excess Availability for the five (5) consecutive Business Day period immediately preceding any such prepayment and after giving effect thereto shall be greater than thirty (30%) percent of the Loan Limit, (B) the average of the daily Excess Availability for the sixty-five (65) consecutive day period immediately preceding any such prepayment and after giving effect thereto shall be greater than thirty (30%) percent of the Loan Limit, and (C) not less than five (5) Business days prior to any such prepayment, Borrowers shall have delivered to Agent projections, in form and substance satisfactory to Agent, with respect to the first two full fiscal month period that will immediately follow such prepayment if made, which shall project that the average of the daily Excess Availability for such two fiscal month period shall be not less than thirty (30%) percent of the Loan Limit. Each prepayment made pursuant to this Section 2.4(e)(~~ii~~iii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each such prepayment shall be applied against the remaining installments of principal due on the Term Loan in the inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the Term Loan Maturity Date shall constitute an installment).

(f) **Mandatory Prepayments**.

(i) **~~Borrowing Base~~Loan Limit**. At no time shall the Advances Usage exceed the Loan Limit. If, at any time, (A) the Advances Usage on such date exceeds (B) the ~~Borrowing Base~~Loan Limit (such excess being referred to as the "~~Borrowing Base~~ Revolver Excess") then Borrowers shall promptly, but in any event, within 1 Business Day prepay the Obligations in accordance with Section 2.4(g)(i) in an aggregate amount equal to the ~~Borrowing Base~~Revolver Excess.

(ii) **Dispositions**. Within one (1) Business Day of the date of receipt by Parent or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale or disposition by Parent or any of its Subsidiaries of assets (including casualty losses or condemnations, but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), ~~or~~ (d), (m) ~~or~~, (o) or (p) of the definition of Permitted Dispositions), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(g)(ii) in an amount equal to one hundred (100%) percent of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions. To the extent that the amount of such Net Cash Proceeds exceeds the Obligations, if no Default or Event of Default exists or has occurred and is continuing, Agent shall credit such excess to the investment account, Deposit Account or Securities Account in which Qualified Cash of Borrowers is then being maintained. Nothing

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contained in this Section 2.4(f)(ii) shall permit Parent or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4. If Parent or any of its Subsidiaries receive any Net Cash Proceeds from any sales or dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (m), (o) or (p) of the definition of Permitted Dispositions, all such Net Cash Proceeds shall be deposited in an account that is subject to a Controlled Account Agreement (as defined in Section 6(k)(ii) of the Security Agreement and satisfying the requirements of Controlled Account Agreements set forth in such Section 6(k)(ii)), irrespective of whether a Cash Dominion Trigger Period is then in effect. Extraordinary Receipts. Within one (1) Business Day of the date(iii) of receipt by Parent or any of its Subsidiaries of any Extraordinary Receipts Borrowers shall deposit or cause to be deposited all such Extraordinary Receipts (net of any reasonable expenses incurred in collecting such Extraordinary Receipts) into the Designated Account, and such net Extraordinary Receipts shall be applied by Agent to prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(g)(ii). Indebtedness. Within one (1) Business Day of the date of(iv) incurrence by Parent or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), Borrowers shall deposit or cause to be deposited all Net Cash Proceeds received by any such Person in connection with such incurrence into the Designated Account, and such Net Cash Proceeds shall be applied by Agent to prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(g)(ii). The provisions of this Section 2.4(f)(iv) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms and conditions of this Agreement. Equity. Within one (1) Business Day of the date of the issuance by(v) Parent or any of its Subsidiaries of any shares of its or their Equity Interest (other than (A) in the event that Parent or any of its Subsidiaries forms any Subsidiary in accordance with the terms hereof, the issuance by such Subsidiary of Equity Interest to Parent or such Subsidiary, as applicable, (B) so long as no Event of Default has occurred and is continuing, the issuance of Equity Interest by Parent to Holdings or of any Loan Party to Parent, (C) the issuance of Equity Interest of Parent to directors, officers and employees of Parent and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors, and (D) the issuance of Equity Interest of Parent to the extent not otherwise prohibited hereby, in order to finance the purchase consideration (or a portion thereof) in connection with a Permitted Acquisition), Borrowers shall deposit or cause to be deposited all Net Cash Proceeds received by any such Person in connection with such incurrenceissuance into the Designated Account, and such Net Cash Proceeds shall be applied by Agent to prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(g)(ii) in an amount equal to one hundred (100%) percent of the Net Cash Proceeds received by such Person in connection with such issuance; provided, that, all Net Cash Proceeds of the issuance of Equity Interests in connection with capital contributions described in Section 2.4(e)(ii) shall be applied by Agent to prepay the outstanding principal amount of the Term Loan in an amount equal to one hundred (100%) percent of such Net Cash Proceeds (and each such prepayment of the Term Loan shall be applied against the remaining installments of principal due thereon in inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the Term Loan Maturity Date shall constitute an installment)). To the extent 20 that the amount of such Net Cash Proceeds exceeds the Obligations, if no Default or Event of Default exists or has occurred and is continuing, Agent shall credit such excess to the investment account, Deposit Account or Securities Account in which Qualified Cash of Borrowers is then being maintained. The provisions of this Section 2.4(f)(v) shall not be deemed to be implied consent to any such issuance otherwise prohibited by the terms and conditions of this Agreement. Holdings Change of Control Event. In the event that (x) any (vi) Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) acquires ownership, directly or indirectly, beneficially or of record, of more than thirty (30%) percent of the outstanding shares of any class of the Equity Interest of Holdings, or (y) a majority of the seats (other than vacant seats) on the board of directors of Holdings are occupied by Persons who were neither (A) directors of Holdings as of the First Amendment Effective Date, nor (B) nominated for election to serve on the board of directors of Holdings by, or with the approval of, at least sixty (60%) percent of (i) the Holdings directors described in clause (A) serving on the Holdings board of directors at the time of such nomination, and (ii) their successors on the Holdings board of directors who were originally nominated by, or with the approval of, at least sixty (60%) percent of such directors (each, a “Holdings Change of Control Event”), Administrative Borrower shall provide Agent with prompt written notice (and in any event within two (2) Business Days after any Authorized Person of any Loan Party has knowledge of the occurrence of any Holdings Change of Control Event). Within sixty (60) days after any Authorized Person of any Loan Party has knowledge of the occurrence of any Holdings Change of Control Event, Borrowers shall pay to Agent all amounts in respect of the Obligations (including (a) providing Letter of Credit Collateralization with respect to the then existing Letter of Credit Usage, and (b) providing Bank Product Collateralization with respect to the then existing Bank Products), in full, at which time this Agreement and the Commitments hereunder shall be deemed terminated. Application of Payments.(g) Each prepayment pursuant to Section 2.4(f)(i) shall, (A) so long as(i) no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Advances until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to one hundred five (105%) percent of the remaining Borrowing BaseRevolver Excess, if any and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii). Each prepayment made pursuant to this Section 2.4(g)(i) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each prepayment pursuant to Sections 2.4(f)(ii), 2.4(f)(iii), (ii) 2.4(f)(iv) or 2.4(f)(v) above shall (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Advances, until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to one hundred five (105%) percent of the remaining Borrowing BaseRevolver Excess, if any, and third to the outstanding principal amount of the Term Loan until paid in full, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii). To the extent applied in respect of the Term Loan, each such prepayment shall be applied against 21 the remaining installments of principal due thereon in inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the Term Loan Maturity Date shall constitute an installment).

(iii) At any time that a ~~Borrowing Base~~Revolver Excess as referred to in this Section 2.4(g)(i) and (ii) above no longer exists, at the request of Administrative Borrower, Agent shall transfer to the investment account, Deposit Account or Securities Account in which the Qualified Cash of Borrowers is then being maintained, the amount of cash collateral that had been held as cash collateral under Section 2.4(g)(i) and (ii): provided, that, after giving effect to such transfer, no ~~Borrowing Base~~Revolver Excess will exist.

2.5 **Overadvances.** If, at any time or for any reason, the amount of Obligations owed by Borrowers to the Lender Group pursuant to Section 2.1 or Section 2.11 is greater than any of the limitations set forth in Section 2.1 or Section 2.11, as applicable (an "Overadvance") Borrowers shall promptly, but in any event, within one (1) Business Day of the initial occurrence of an Overadvance pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b) provided however that in the case of an Overadvance that is caused solely as a result of the charging by Agent of Lender Group Expenses to the Loan Account, Borrowers shall have three (3) Business Days from the date of the initial occurrence of such Overadvance to pay to Agent, in cash, the amount of such excess (which period of three (3) Business Days shall in no event be duplicative of the three (3) Business Days period referenced in Section 8.1(a) of this Agreement). Borrowers promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement.

2.6 **Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.**

(a) **Interest Rates**. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:

(i) if the relevant Obligation is a LIBOR Rate Loan (other than a Term Loan), at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin,

(ii) if the relevant Obligation is the Term Loan, at a per annum rate equal to the LIBOR Rate applicable to LIBOR contracts for a period of one-month duration plus three and three-quarters percentage points (3.75%) or, to the extent any such LIBOR contract is not renewed with respect to the Term Loan, the Base Rate plus two and three-quarters percentage points (2.75%), and

(iii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

(b) **Letter of Credit Fee**. Borrowers shall pay Agent (for the ratable benefit of Lenders with an Advances Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and

22

costs set forth in Section 2.11(e)) which shall accrue at a per annum rate equal to the LIBOR Rate Margin times the Daily Balance of the undrawn amount of all outstanding Letters of Credit. Default Rate. Upon the occurrence and during the continuation of an(c) Event of Default and at the election of the Required Lenders, all Obligations (except for undrawn Letters of Credit and except(i) for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable hereunder, and the Letter of Credit fee provided for in Section 2.6(b) shall be(ii) increased to two (2) percentage points above the per annum rate otherwise applicable hereunder. Payment. Except to the extent provided to the contrary in Section 2.10 or(d) Section 2.12(a), interest, Letter of Credit fees, all other fees payable hereunder or under any of the other Loan Documents, and all costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first (1st) day of each calendar quarter at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge all interest, Letter of Credit fees, and all other fees payable hereunder or under any of the other Loan Documents (in each case, as and when due and payable), all costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents (in each case, as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.11(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve) to the Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans. Any interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document not paid when due shall be compounded by being charged to the Loan Account and shall, to the extent so charged to the Loan Account, constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement). Computation. All interest and fees chargeable under the Loan(e) Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue (or 365/366 days, in the case of Base Rate Loans). In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate. Intent to Limit Charges to Maximum Lawful Rate. In no event shall(f) the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing 23 and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided however, that anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this AgreementClosing Date, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess. Crediting Payments; Clearance Charge. The receipt of any payment item by2.7 Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 12:00 noon. If any payment item is received into Agent’s Account on a non-Business Day or after 12:00 noon on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. Designated Account. Agent is authorized to make the Advances and the Term2.8 Loan, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon written instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d), Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or Lenders hereunder. Unless otherwise agreed by Agent and Borrowers, any Advance or Swing Loan requested by Borrowers and made by Agent or Lenders hereunder shall be made to the Designated Account. Maintenance of Loan Account; Statements of Obligations. Agent shall2.9 maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with the Term Loan and all Advances (including Protective Advances and Swing Loans) made by Agent, Swing Line Lender, or Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued or made by Issuing Lender for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account. Agent shall render monthly statements regarding the Loan Account to Borrowers, including the principal amount of the Term Loan and the Advances, interest, fees, Obligations with respect to Letters of Credit and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within forty-five (45) days after receipt thereof by Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in any such statements. 24

Fees. Borrowers shall pay to Agent,2.10 for the account of Agent, as and when due and payable under the terms of(a) the Fee Letter, the fees set forth in the Fee Letter, and for the ratable account of those Lenders with Advances Commitments, as(b) set forth below, on the first (1st) day of each calendar quarter from and after the ClosingFirst Amendment Effective Date and on the Payoff Date, an unused line fee in an amount equal to three-eighths of one percent (.375%) (on a per annum basis) timesthe Unused Fee Percentage multiplied by the result of (i) the Maximum Revolver Amount, less (ii) the average Daily Balance of the Advances Usage (excluding Swing Loans) during the immediately preceding calendar quarter (or portion thereof), and (c) for the ratable account of those Lenders with Term Loan Commitments, as set forth below, on the first (1st) day of each calendar quarter from and after the Closing Date and on the Term Loan Draw Date, a fee, paid in arrears, in the amount of one and one-half (1.50%) percent (on a per annum basis) times the Term Loan Amount. Notwithstanding the foregoing, in the event the Administrative Borrower shall, prior to the Term Loan Draw Date, so notify Agent in writing not later than April 30, 2014, Administrative Borrower may elect to terminate the Term Loan Commitments, which election shall be irrevocable when made. Upon such election, the Term Loan Commitments automatically shall be reduced to zero and the fee referred to in this Section 2.10(c) shall cease to accrue. Letters of Credit.2.11 Subject to the terms and conditions of this Agreement, upon the request of(a) Borrowers made in accordance herewith, the Issuing Lender agrees to issue, or to cause an Underlying Issuer, as Issuing Lender’s agent, to issue, a requested Letter of Credit. If Issuing Lender, at its option, elects to cause an Underlying Issuer to issue a requested Letter of Credit, then Issuing Lender agrees that it will obligate itself to reimburse such Underlying Issuer (which may include, among, other means, by becoming an applicant with respect to such Letter of Credit or entering into undertakings which provide for reimbursements of such Underlying Issuer with respect to such Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a “Reimbursement Undertaking”) with respect to Letters of Credit issued by such Underlying Issuer. By submitting a request to Issuing Lender for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Lender issue or that an Underlying Issuer issue the requested Letter of Credit and to have requested Issuing Lender to issue a Reimbursement Undertaking with respect to such requested Letter of Credit if it is to be issued by an Underlying Issuer (it being expressly acknowledged and agreed by Borrowers that Borrowers are and shall each be deemed to be an applicant (within the meaning of Section 5-102(a)(2) of the Code) with respect to each Underlying Letter of Credit). Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to the Issuing Lender and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension 25 of such Letter of Credit, (iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary of the Letter of Credit, and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. Anything contained herein to the contrary notwithstanding, the Issuing Lender may, but shall not be obligated to, issue or cause the issuance of a Letter of Credit or to issue a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, that supports the obligations of Parent or its Subsidiaries (A) in respect of (1) a lease of real property, or (2) an employment contract. Borrowers agree that this Agreement (along with the terms of letter of credit application in Issuing Bank’s standard form, as may be required by such Issuing Bank) will govern each Letter of Credit and its issuance. The Issuing Lender shall have no obligation to issue a Letter of Credit or a Reimbursement Undertaking in respect of an Underlying Letter of Credit, in either case, if any of the following would result after giving effect to the requested issuance: the Letter of Credit Usage would exceed the(1) principal amount of$550,000,000, $200,000,000, except with the prior written consent of Agent and each Issuing Lender that has issued any then outstanding Letters of Credit, or then proposes to issue one or more Letters of Credit that would cause the outstanding principal amount of Letters of Credit to exceed such principal amount, the Letter of Credit Usage would exceed the(2) Borrowing Base less the outstanding amount of Advances, or the Letter of Credit Usage would exceed the(3) Maximum Revolver Amount less the outstanding amount of Advances. Borrowers and the Lender Group hereby acknowledge and agree that all Existing Letters of Credit shall constitute Letters of Credit under this Agreement on and after the Closing Date with the same effect as if such Existing Letters of Credit were issued by Issuing Lender or an Underlying Issuer at the request of Borrowers on the Closing Date. Each Letter of Credit shall be in form and substance reasonably acceptable to the Issuing Lender, including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender makes a payment under a Letter of Credit or an Underlying Issuer makes a payment under an Underlying Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the date such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, initially, shall bear interest at the rate then applicable to Advances that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be an Advance hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Lender shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.11(b) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. 26

Promptly following receipt of a notice of a Letter of Credit Disbursement(b) pursuant to Section 2.11(a), each Advances Lender agrees to fund its Pro Rata Share of any Advance deemed made pursuant to Section 2.11(a) on the same terms and conditions as if Borrowers had requested the amount thereof as an Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from Lenders. By the issuance of a Letter of Credit or a Reimbursement Undertaking (or an amendment to a Letter of Credit or a Reimbursement Undertaking increasing the amount thereof) and without any further action on the part of the Issuing Lender or Lenders with Advances Commitments, the Issuing Lender shall be deemed to have granted to each Advances Lender, and each Advances Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Lender and each Reimbursement Undertaking, in an amount equal to its Pro Rata Share of such Letter of Credit or Reimbursement Undertaking, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Advances Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Lender or an Underlying Issuer and not reimbursed by Borrowers on the date due as provided in Section 2.11(a) or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Advances Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Agent the amount of such Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full. Borrowers hereby agree to jointly and severally indemnify, save, defend,(c) and hold the Lender Group and each Underlying Issuer harmless from any loss, cost, expense, or liability, and reasonable attorneys’ fees incurred by Issuing Lender, any other member of the Lender Group, or any Underlying Issuer arising out of or in connection with any Reimbursement Undertaking or any Letter of Credit; provided, however that Borrowers shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer. Borrowers agree to be bound by the Underlying Issuer’s regulations and interpretations of any Letter of Credit or by Issuing Lender’s interpretations of any Reimbursement Undertaking even though this interpretation may be different from Borrowers’ own, and Borrowers understand and agree that none of the Issuing Lender, the Lender Group, or any Underlying Issuer shall be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers’ instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrowers understand that the Reimbursement Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Borrowers hereby agree to jointly and severally indemnify, save, defend, and hold Issuing Lender and the other 27 members of the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys’ fees), or liability incurred by them as a result of the Issuing Lender’s indemnification of an Underlying Issuer; provided, however that Borrowers shall not be obligated hereunder to indemnify for any such loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrowers hereby acknowledge and agree that none of the Issuing Lender, any other member of the Lender Group, or any Underlying Issuer shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit. Borrowers hereby authorize and direct any Underlying Issuer to deliver to(d) the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application. Any and all issuance charges, usage charges, commissions, fees, and costs(e) incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and shall be reimbursable promptly, but in any event, within one (1) Business Day by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrowers that, as of the ClosingFirst Amendment Effective Date, the usage charge imposed by the Underlying Issuer is one-eighth of one (.1250.125%) percent per annum times the undrawn amount of each Underlying Letter of Credit, that such usage charge may be changed not more frequently than quarterly by such Underlying Issuer, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals. If by reason of (i) any change after the Closing Date in any applicable law,(f) treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Issuing Lender, any other member of the Lender Group, or Underlying Issuer with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto): any reserve, deposit, or similar requirement is or shall be(A) imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or there shall be imposed on the Issuing Lender, any other(B) member of the Lender Group, or Underlying Issuer any other condition regarding any Letter of Credit or Reimbursement Undertaking, and the result of the foregoing is to increase, directly or indirectly, the cost to the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer of issuing, making, guaranteeing, or maintaining any Reimbursement Undertaking or Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a 28 reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within thirty (30) days after demand therefor, such amounts as Agent may specify to be necessary to compensate the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at die rate then applicable to Base Rate Loans hereunder; provided, however that Borrowers shall not be required to provide any compensation pursuant to this Section 2.11(f) for any such amounts incurred more than one hundred eighty (180) days prior to the date on which the demand for payment of such amounts is first made to Borrowers; provided further, however, that if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto. LIBOR Option.2.12 Interest and Interest Payment Dates. Interest and Interest Payment(a) Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.12(b) below (the “LIBOR Option”) to have interest on all or a portion of the Advances be charged or Term Loan, as applicable, whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan (in the case of the Advances or the Term Loan) or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan (in the case of the Advances or the Term Loan), at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing Borrowers no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR Rate. LIBOR Election.(b) Borrowers may, at any time and from time to time, so long as(i) Administrative Borrower has not received a notice from Agent, after the occurrence and during the continuance of an Event of Default, of the election of the Required Advance Lenders, with respect to Advances, and the Required Term Loan Lenders, with respect to the Term Loan, to terminate the right of Borrowers to exercise the LIBOR Option during the continuance of such Event of Default, elect to exercise the LIBOR Option by notifying Agent prior to 12:00 noon at least three (3) Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Borrowers’ election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by written notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR 29

Notice received by Agent prior to 5:00 p.m. on the same day). Notice of Borrowers’ election of the LIBOR Option for the Term Loan for the Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by written notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. on the same day). Promptly upon its receipt of each LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders. Each LIBOR Notice shall be irrevocable and binding on(ii) Borrowers. In connection with each LIBOR Rate Loan, Borrowers shall, jointly and severally, indemnify, defend, and hold Agent and Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses “Funding Losses”). A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrowers shall pay such amount to Agent or Lender, as applicable, within thirty (30) days of the date of its receipt of such certificate. If a payment of a LIBOR Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable LIBOR Rate Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any LIBOR Rate Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses. Borrowers shall have not more than five (5) LIBOR Rate Loans in(iii) effect at any given time. Borrowers only may exercise the LIBOR Option for proposed LIBOR Rate Loans of at least $1,000,000. Conversion. Borrowers may convert LIBOR Rate Loans to Base Rate(c) Loans at any time; provided, however, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Borrowers’ and their Subsidiaries’ Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrowers shall indemnify, defend, and hold Agent and Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii). Special Provisions Applicable to LIBOR Rate.(d) The LIBOR Rate may be adjusted by Agent with respect to any(i) Lender on a prospective basis to take into account any additional or increased costs to such 30

Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (B) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)). In the event that any change in market conditions or any law,(ii) regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (A) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (B) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so. For purposes of this Section 2.12(d), the Dodd-Frank Wall Street(iii) Reform and Consumer Protection Act, the Basel Committee on Banking Supervision (or any successor or similar authority), the Bank for International Settlements and, in each case, all rules, regulations, orders, requests, guidelines or directives in connection therewith are deemed to have been enacted and become effective after the date of this AgreementClosing Date, regardless of the date enacted, adopted or issued. No Requirement of Matched Funding. Anything to the contrary(e) contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. Capital Requirements.2.13 If, after the date hereof, any Lender determines that (i) the adoption of or(a) change in any law, rule, regulation or guideline regarding capital or liquidity requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of 31 reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy or liquidity and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrowers and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within forty-five (45) days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that Borrowers shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than one hundred eighty (180) days prior to the date that such Lender notifies Borrowers of such law, rule, regulation or guideline giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided, further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. For purposes of this Section 2.13 (a), the Dodd-Frank Wall Street Reform and Consumer Protection, the Basel Committee on Banking Supervision (or any successor or similar authority), the Bank for International Settlements and all rules, regulations, orders, requests, guidelines or directives in connection therewith are deemed to have been enacted and become effective after the date of this AgreementClosing Date, regardless of the date enacted, adopted or issued. If any Lender requests additional or increased costs referred to in Section (b) 2.12(d)(i) or amounts under Section 2.13(a) (any such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.12(d)(i) or Section 2.13(a), as applicable, and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate or reduce Borrowers’ respective obligations to pay any future amounts to such Affected Lender pursuant to Section 2.12(d)(i) or Section 2.13(a) as applicable, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.12(d)(i) or Section 2.13(a) as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.12(d)(i) or Section 2.13(a) as applicable, may seek a substitute Lender reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s Commitments hereunder (a “Replacement Lender”), and if such Replacement Lender 32 agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and Commitments, pursuant to an Assignment and Acceptance, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a "Lender" for purposes of this Agreement and such Affected Lender shall cease to be a "Lender" for purposes of this Agreement.

2.14 **Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements.**

(a) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent and attorney-in-fact to request and receive ~~Loans~~Advances, the Term Loan and Letters of Credit pursuant to this Agreement and the other Loan Documents from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the ~~Loans~~Advances and the Term Loan to such bank account of Administrative Borrower or a Borrower or otherwise make such ~~Loans~~Advances and the Term Loan to a Borrower and provide such Letters of Credit to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Guarantor. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that ~~Loans~~Advances and/or the Term Loan to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b) Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 6.8. Administrative Borrower shall ensure that the disbursement of any ~~Loans~~Advances or the Term Loan to each Borrower requested by or paid to or for the account of any Borrower, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower.

(c) Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.

(e) No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after five (5) days' prior written notice to Agent.

3. **CONDITIONS; TERM OF AGREEMENT.**

3.1 **Conditions Precedent to the Initial Extension of Credit**. The obligation of each Lender to make its initial extension of credit provided for ~~hereunder, is~~on the Closing Date, was subject to the fulfillment, to the satisfaction of Agent and each Lender of each of the

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conditions precedent set forth on Schedule 3.1 (the making of such initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent). Conditions Precedent to all Extensions of Credit. The obligation of the Lender3.2 Group (or any member thereof) to make any Advances or Term Loan hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent: the representations and warranties of Parent or, its Subsidiaries and, if (a) applicable, the Specified Affiliates and the Permitted JVs, contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); (b) on the Term Loan Draw Date, Excess Availability prior to the making of the Term Loan shall be not less than $ 64,166,667; and, in which case they shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date); and (c) no Default or Event of Default shall have occurred and be continuing(b) on the date of such extension of credit, nor shall either result from the making thereof Maturity. This Agreement shall continue in full force and effect for a term3.3 ending on January 16, 2019September 29, 2021 (the “Maturity Date”). The foregoing notwithstanding, (i) all Obligations in respect of the Term Loan shall become due and payable immediately without notice or demand on September 29, 2019 (the “Term Loan Maturity Date”), and (ii) the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default. Effect of Maturity. On the Maturity Date, all commitments of the Lender Group3.4 to provide additional credit hereunder shall automatically be terminated and all Obligations (including contingent reimbursement obligations of Borrowers with respect to outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (and, as a part of such Obligations becoming due and payable, Borrowers shall immediately and automatically be obligated to provide (a) Letter of Credit Collateralization, and (b) Bank Product Collateralization). No termination of the obligations of the Lender Group (other than Payment in Full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, Obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated. When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to 34 release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations. Early Termination by Borrowers. Borrowers have the option, at any time upon3.5 five (5) Business Days prior written notice to Agent, to terminate this Agreement and terminate the Commitments hereunder by paying to Agent all amounts in respect of the Obligations (including (a) providing Letter of Credit Collateralization with respect to the then existing Letter of Credit Usage, and (b) providing Bank Product Collateralization with respect to the then existing Bank Products), in full. Relationship with Lion. In the event that (a) the obligations of Lion under its 3.6 Amended and Restated Term Loan Credit Agreement with Fifth Third Bank, as administrative agent, and the lenders party thereto, as amended, modified, supplemented, extended, renewed, restated or replaced (the “Lion Financing Agreement”), shall not have been repaid in full or refinanced, cash collateralized, or otherwise defeased in a manner and on terms acceptable to Agent, on or before the date that is sixty (60) days prior to the maturity date of the Lion Financing Agreement, as the same may be extended from time to time, and (b) Agent or Required Lenders shall have provided a written notice to Administrative Borrower, indicating that it is the notice described in this Section 3.6(b) (the date on which both of the events described in the foregoing clauses (a) and (b) shall have occurred is hereinafter referred to as the “Lion Term Loan Trigger Date”), (i) the Receivables Purchase Agreement and all related arrangements shall, from and after the Lion Term Loan Trigger Date, be automatically terminated, (ii) all then outstanding Letters of Credit issued for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of Lion’s business (such Letters of Credit, collectively, the “Existing Lion Letters of Credit”) shall be returned to the Issuing Lender, with instructions to cancel from the beneficiary satisfactory to the Issuing Lender, or be cash collateralized in accordance with the requirements of the definition of “Letter of Credit Collateralization” (except that “Letters of Credit” and “Letter of Credit Usage” as used in such definition shall mean and refer to the Existing Lion Letters of Credit and Letter of Credit Usage in respect of such Existing Lion Letters of Credit, respectively), and shall not be subject to renewal, (iii) no Letters of Credit shall thereafter be issued for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of Lion’s business, (iv) Borrowers shall deliver to Agent, in form and substance reasonably satisfactory to Agent, a reasonably detailed summary of all outstanding Investments, Indebtedness, accounts receivable and accounts payable owing between any Loan Party and Lion (including, without limitation, Permitted Intercompany Advances set forth in subsection (e) of the definition of Permitted Intercompany Advances and Permitted Indebtedness set forth in subsection (v) of the definition of Permitted Indebtedness), and (v) Borrowers shall deliver such other documents, instruments and agreements in respect of the foregoing as Agent may reasonably request. For the avoidance of doubt, solely to the extent cash collateral is provided pursuant to subsection 3.6(ii) in respect of any Existing Lion Letters of Credit as a result of the occurrence of the Lion Term Loan Trigger Date, following the Lion Term Loan Trigger Date, under no circumstances shall Agent be required to credit to the investment account, Deposit Account or Securities Account in which Qualified Cash of Borrowers is then being maintained, or otherwise return to Borrowers, any cash collateral held by Agent in respect of any Existing Lion Letters of Credit except to the extent no Default or Event of Default exists or has occurred and is continuing and such Existing Lion Letter of Credit has been returned to the 35

Issuing Lender, with instructions to cancel from the beneficiary satisfactory to the Issuing Lender, and only then after charging against such cash collateral all fees, costs and expenses owing hereunder in respect of such Existing Lion Letter of Credit. REPRESENTATIONS AND WARRANTIES.4. In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the ClosingFirst Amendment Effective Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement: Due Organization and Qualification; Subsidiaries.4.1 Each Loan Party (i) is duly organized and validly existing and in good (a) standing under the laws of the jurisdiction of its organization, (ii) is in good standing and/or qualified to do business in any state where the failure to be so qualified and/or in good standing could reasonably be expected to result in a Material Adverse Effect; provided, however, that failure of a Person to maintain good standing in its jurisdiction of organization for more than five (5) days following the earlier to occur of (x) such Person’s obtaining knowledge of such failure or (y) such Person’s receiving notice of such failure from an appropriate Governmental Authority of such jurisdiction of organization, shall be deemed to constitute a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted (except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect), to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. Set forth on Schedule 4.1(b) (as such Schedule may be revised from time(b) to time to reflect changes resulting from transactions expressly permitted under this Agreement and which, to the extent revised after the ClosingFirst Amendment Effective Date, shall only be required to be true, complete and correct as of the making of any Advance or providing any Letter of Credit) is a complete and accurate description of the authorized Equity Interests of Borrowers, by class, and, as of the ClosingFirst Amendment Effective Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 4.1(b), there are no subscriptions, options, warrants, or calls relating to of Borrowers’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests. 36

Set forth on Schedule 4.1(c) (as such Schedule may be updated from time(c) to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent. All of the outstanding Equity Interests of each such Subsidiary have been validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.1(c), there are no subscriptions, options,(d) warrants, or calls relating to any Equity Interests of Parent or any of its Subsidiaries, including any right of conversion or exchange under any outstanding security or other instrument. Neither Parent nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Equity Interests of Parent or any of its Subsidiaries or any security convertible into or exchangeable for any such Equity Interests. Due Authorization; No Conflict.4.2 As to each Loan Party, the execution, delivery, and performance by such(a) Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party. As to each Loan Party, the execution, delivery, and performance by such(b) Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party’s interest holders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure of which to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect. Governmental Consents. The execution, delivery, and performance by each4.3 Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the ClosingFirst Amendment Effective Date and except for filings and/or disclosures as may be required by applicable federal securities laws and/or the requirements of any national securities exchange or any similar organization. 37

Binding Obligations; Perfected Liens.4.4 Each Loan Document has been duly executed and delivered by each Loan(a) Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally. Agent’s Liens granted by each Loan Party pursuant to the Loan Documents(b) are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title and as to which Agent has not caused its Lien to be noted on the applicable certificate of title, and (ii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement to the extent permitted by Section 6.12, and subject only to possession of Collateral for which the Code requires possession to perfect a security interest and the filing of financing statements, the recordation of the Copyright Security Agreement, in each case, in the appropriate filing offices), and first priority Liens, subject only to Permitted Liens. Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries4.5 has (i) good, sufficient and legal title to (in the case of fee interests in Real Property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1 in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens. Jurisdiction of Organization; Location of Chief Executive Office; 4.6 Organizational Identification Number. The name of (within the meaning of Section 9-503 of the Code) and(a) jurisdiction of organization of each Loan Party and each of its Subsidiaries is set forth on Schedule 4.6(a) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement). The chief executive office of each Loan Party and each of its Subsidiaries(b) is located at the address indicated on Schedule 4.6(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement). Each Loan Party’s and each of its Subsidiaries’ tax identification numbers(c) and organizational identification numbers, if any, are identified on Schedule 4.6(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement). Litigation.4.7 Except as set forth on Schedule 4.7, there are no actions, suits, or(a) proceedings pending or, to the knowledge of Borrowers, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect. 38

Schedule 4.7(b) sets forth a complete and accurate description, with(b) respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $10,000,000 with respect to any one such action, suit or proceeding that, as of the ClosingFirst Amendment Effective Date, are pending or, to the knowledge of Borrowers, after due inquiry, threatened against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the status, as of the ClosingFirst Amendment Effective Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance. If at any time after the ClosingFirst Amendment Effective Date, actions, suits, or proceedings are pending against a Loan Party or any of its Subsidiaries with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of $25,000,000, then Administrative Borrower shall thereafter promptly notify Agent of all actions, suits, or proceedings pending against a Loan Party or any of its Subsidiaries that could reasonably be expected to result in liabilities in excess of, $5,000,000 in any one case. Compliance with Laws. No Loan Party or, any of its Subsidiaries, or any 4.8 Specified Affiliate (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Material Adverse Change. All historical financial statements relating to the4.9 Loan Parties and, their Subsidiaries and the Specified Affiliates that have been delivered by Borrowers to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to changes resulting from audit and year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and, their Subsidiaries’ and the Specified Affiliates’ consolidated financial condition as of the date thereof and results of operations for the period then ended, it being acknowledged that if restatement of the financial statements of a Specified Affiliate is required, such restatement shall not constitute a Default or Event of Default hereunder, unless such restatement could reasonably be expected to result in a Material Adverse Effect. Since September 30, 2013, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect. Fraudulent Transfer.4.10 The Loan Parties, taken as a whole, are Solvent.(a) No transfer of property is being made by any Loan Party and no obligation(b) is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party. 39

ERISA. No ERISA Event has occurred or is reasonably expected to occur that,4.11 when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated plan benefits under all Plans (determined utilizing the assumptions used for purposes of Statement of Financial Standards No. 35) did not, as of the most recent dates reflected in the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plans, except as disclosed in such financial statements. Employee Benefits. No Loan Party, none of their Subsidiaries, nor any of their4.12 ERISA Affiliates maintains or contributes to any Benefit Plan. Environmental Condition. Each Loan Party and its Subsidiaries conduct in the4.13 ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof, Borrowers have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Intellectual Property. Each Loan Party and its Subsidiaries own, or hold licenses4.14 in, all trademarks, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.14 (as updated from time to time) is a true, correct, and complete listing of all material trademarks, trade names, copyrights, patents, and licenses as to which Parent or one of its Subsidiaries is the owner or is an exclusive licensee; provided, however, that, Borrowers may amend Schedule 4.14 to add additional intellectual property so long as such amendment occurs by written notice to Agent not less than thirty (30) days after the date on which the applicable Loan Party or its Subsidiary acquires any such property after the ClosingFirst Amendment Effective Date at the time that Administrative Borrower delivers the Compliance Certificate pursuant to Section 5.1. Leases. Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed4.15 possession under all leases material to their business and to which they are parties or under which they are operating except where failure to enjoy such peaceful and undisturbed possession could not reasonably be expect to have a Material Adverse Effect, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Subsidiaries exists under any of them except where failure to be so valid and subsisting or where such default could not reasonably be expected to have a Material Adverse Effect. Deposit Accounts and Securities Accounts. Set forth on Schedule 4.16 (as4.16 updated pursuant to the provisions of the Security Agreement from time to time) is a listing of all of the Loan Parties’ and their Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person. Complete Disclosure. Parent and each Borrower has disclosed to Lenders all4.17 agreements, instruments, and corporate or other restrictions to which Parent, Borrowers or any of 40 their Subsidiaries is subject, and all other matters known to any of them, the breach of which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the reports (including without limitation all reports that Holdings, Parent or Borrowers are required to file with the SEC), financial statements, certificates or other information furnished by or on behalf of Parent or Borrowers to the Agent in connection with the negotiation of this Agreement or any of the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information and other forward-looking information, the Loan Parties represent only that such information was prepared in good faith on the basis of assumptions believed to be reasonable at the time. Material Contracts. Set forth on Schedule 4.18 (as such Schedule may be4.18 updated from time to time in accordance herewith) is a reasonably detailed description of the Material Contracts of each Loan Party and its Subsidiaries as of the most recent date on which Borrowers provided its Compliance Certificate pursuant to Section 5.1; provided, however, that, Borrowers may amend Schedule 4.18 to add additional Material Contracts so long as such amendment occurs by written notice to Agent on the date that Administrative Borrower provides the Compliance Certificate. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party or its Subsidiary and, to Borrowers’ knowledge, after due inquiry, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 6.7(b)) and (c) is not in default due to the action or inaction of the applicable Loan Party or its Subsidiary. Patriot Act. To the extent applicable, each Loan Party, each Specified Affiliate4.19 and Lioneach Permitted JV is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, or otherwise in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. Indebtedness. Set forth on Schedule 4.20 is a true and complete list of all4.20 Indebtedness (other than Indebtedness permitted pursuant to clauses (a), and (f) - (s) of the definition of “Permitted Indebtedness”) of each Loan Party and each of its Subsidiaries outstanding immediately prior to the ClosingFirst Amendment Effective Date that is to remain outstanding immediately after giving effect to the closing hereunder on the ClosingFirst 41

Amendment Effective Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the ClosingFirst Amendment Effective Date. Payment of Taxes. Except as otherwise permitted under Section 5.5 all tax4.21 returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable, other than any in de minimis amounts individually and in the aggregate, have been paid when due and payable. Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for such taxes not yet due and payable. Borrowers know of no proposed tax assessment against a Loan Party or any of their respective Subsidiaries to which Borrowers or their Subsidiaries object, that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. Margin Stock. No Loan Party or any of its Subsidiaries is engaged principally, or4.22 as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve. Governmental Regulation. No Loan Party or, any of its Subsidiaries or any 4.23 Specified Affiliate is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may (i) limit itssuch Person’s ability to incur Indebtedness or which may(other than with respect to Specified Affiliates), or (ii) otherwise render all or any portion of the Obligations unenforceable. No Loan Party or, any of its Subsidiaries or any Specified Affiliate is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940. OFAC, Etc. None of any Loan Party, any of its Subsidiaries, or Lion,any 4.24 Specified Affiliate or any Permitted JV is in violation of or the subject of any of the country or list based economic and trade sanctionsSanctions administered and enforced by OFAC. None of any Loan Party, any of its Subsidiaries, or Lion,any Specified Affiliate or any Permitted JV (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Advance or Term Loan will not be usedthe Term Loan, any Advance, any Letter of Credit (including any such Letter of Credit for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of its business) or any other extension of credit under the Loan Documents will not be used (a) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or(b) in any other manner that will violate any sanctions administered or enforced by OFAC or the United States Department of State., or (c) in 42

any manner that would violate any Anti-Corruption Laws. Each of the Loan Parties, their Subsidiaries, the Specified Affiliates and the Permitted JVs have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws. Employee and Labor Matters. Except as could not reasonably be expected to4.25 have a Material Adverse Effect, there are no strikes, lockouts or other material labor disputes or grievances against the Borrowers or any of their Subsidiaries, or, to any Borrower’s knowledge, threatened against the Borrowers or any of their Subsidiaries and no material unfair labor practice, charges or grievances are pending against the Borrowers or any of their Subsidiaries or, to any Borrowers’ knowledge, threatened against any of them before any Governmental Authority. All payments due from Borrowers or any of their Subsidiaries pursuant to the provisions of any collective bargaining agreements have been paid or accrued as a liability on the books of the Borrowers or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Intentionally Omitted.4.26 Intentionally Omitted.4.27 Eligible Accounts. As to each Account that is identified by Borrowers as an4.28 Eligible Account in a Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Borrowers’ business, (b) owed to Borrowers without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than criteria in respect of which Co-Collateral Agents have discretion hereunder) set forth in the definition of Eligible Accounts. Eligible Petroleum Inventory. As to each item of Inventory that is identified by4.29 Borrowers as Eligible Petroleum Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects that render it (i) unsaleable or (ii) not useful in the ordinary course of the refining or blending processes as conducted as of the ClosingFirst Amendment Effective Date, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than Co-Collateral Agent-discretionary criteria) set forth in the definition of Eligible Petroleum Inventory. Locations of Inventory and Equipment. The Inventory and, at all times (a) prior 4.30 to the expiration of the Term Loan Commitments and (b) after a Term Loan Draw, but prior to the full and final payment and satisfaction of all Obligations in respect of the Term Loan, Equipment (other than Equipment not used in connection with the Collateral or out for repair and vehicles) of the Loan Parties and their Subsidiaries, are not stored with a bailee, warehouseman, or similar party other than Eligible Carriers and are located only at, or in-transit between or to, the locations identified on Schedule 4.30 (as such Schedule may be updated pursuant to Section 5.15) or Schedule E-1. 43

Inventory Records. Each Loan Party keeps correct and accurate records4.31 itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof. Eligible Purchased Factored Accounts and Purchased Lion Accounts. As to4.32 each Purchased Lion Account (a) that is identified by Borrowers as an Eligible Purchased Factored Account in a Borrowing Base Certificate submitted to Agent, such Account is (i) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Lion’s business and the Account arising therefrom has been sold by Lion to a Borrower pursuant to and in accordance with the terms of the Receivables Purchase Agreement (as in effect on the date thereof or as amended as permitted by this Agreement), (ii) owed to Borrowers without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (iii) not excluded as ineligible by virtue of one or more of the excluding criteria (other than criteria in respect of which Co-Collateral Agents have discretion hereunder) set forth in the definition of Eligible Purchased Factored Account, (b) the sale of such Account by Lion to a Borrower (i) is made pursuant to and in accordance with the terms of the Receivables Purchase Agreement (as in effect on the date thereof or as amended as permitted by this Agreement) and (ii) under the Bankruptcy Code or similar state insolvency law, constitutes a true sale and absolute transfer and would not constitute property of the estate of Lion under Section 541(a) of the Bankruptcy Code and Section 362 of the Bankruptcy Code would not stay the receipt, retention or payment by or to a Borrower, as applicable, of the Purchased Lion Accounts or proceeds thereof and (c) Lion is providing receivables servicing and collection services pursuant to and in accordance with the terms of the Receivables Purchase Agreement, whereby, inter alia, Lion has notified the Account Debtor that title to such Account has been sold and transferred to a Borrower and has instructed the Account Debtor to remit payments in respect of such Account into the Purchased Lion Accounts Deposit Account owned by Delek Refining. AFFIRMATIVE COVENANTS.5. Each Loan Party covenants and agrees that, until termination of all of the Commitments and Payment in Full of the Obligations, the Loan Parties shall and shall cause each of their Subsidiaries and, for purposes of Section 5.3, the Specified Affiliates, to comply with each of the following: Financial Statements, Reports, Certificates. Deliver to Agent, each of the5.1 financial statements, reports, and other items set forth on Schedule 5.1/5.2 no later than the times specified therein. Each of Parent and Borrowers agrees that no Subsidiary of a Loan Party will have a fiscal year different from that of Parent. In addition, Parent and Borrowers agree to maintain a system of accounting that enables Parent and Borrowers to produce financial statements in accordance with GAAP. Each Loan Party shall also (a) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Subsidiaries’ sales, and (b) maintain its billing methods and practices as approved by Agent prior to the ClosingFirst Amendment Effective Date and shall only make material modifications thereto with notice to, and with the consent of, Agent, such consent not to be unreasonably withheld. 44

Collateral Reporting. Provide Agent with each of the reports set forth on5.2 Schedule 5.1/5.2 at the times specified therein. In addition, Borrowers agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule. Existence. Except as otherwise permitted under Section 6.3 or Section 6.4 at all5.3 times maintain and preserve in full force and effect, its existence and, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, good standing in jurisdictions in which it conducts business, all rights and franchises, licenses and permits with respect to its business; provided, however, that no Loan Party or, any of its Subsidiaries or any Specified Affiliate shall be required to preserve any such right or franchise, licenses or permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to the Loan Parties, taken as a whole, or to Agent and Lenders. Maintenance of Properties. Maintain and preserve all of its assets that are5.4 necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty or condemnation by power of eminent domain excepted and Permitted Dispositions excepted (and except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect), and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof (except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect). Taxes. Cause all federal income and other material taxes or assessments imposed,5.5 levied, or assessed against any Loan Party or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of any such assessment or tax that has become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax. Insurance. At Borrowers’ expense, maintain insurance respecting each of the5.6 Loan Parties’ and their Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain or cause to be maintained (with respect to each of the Loan Parties and their Subsidiaries) business interruption, general liability, product liability insurance, director’s and officer’s liability insurance, fiduciary liability insurance, and employment practices liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance or reinsurance shall be with responsible and reputable insurance companies reasonably acceptable to Agent and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located; provided, however, that such insurance may be with a captive insurer that is, directly or indirectly, wholly owned by Holdings, provided that all such captive insurer policies shall be reinsured by one or more responsible and 45 reputable insurance companies reasonably acceptable to Agent and on terms reasonably acceptable to Agent. All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and Lenders, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for not less than thirty (30) days (ten (10) days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If Borrowers fail to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrowers shall give Agent prompt notice of any loss exceeding $1,000,000 covered by its casualty or business interruption insurance. Unless a Default or Event of Default shall exist or have occurred and be continuing, to the extent that Agent receives proceeds of insurance maintained by a Loan Party, such proceeds shall be applied in accordance with Section 2.4(g)(ii) and to the extent that any such proceeds exceed the Obligations, Agent shall credit such excess to the investment account, Deposit Account or Securities Account in which Qualified Cash of Borrowers is then being maintained. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. Inspection. Permit Agent and each of its duly authorized representatives or5.7 agents to visit any of its properties and inspect any of its assets or books and records, to conduct appraisals and valuations, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent may designate, and at Borrowers’ expense (without limitation upon the obligations of Borrowers as set forth on Schedule 5.1/5.2 with respect to field examinations) not more than once each calendar year so long as no Default or Event of Default exists and at any time at Lenders’ expense and, so long as no Default or Event of Default exists, with reasonable prior notice to Borrowers. Compliance with Laws. Comply with the requirements of all applicable laws,5.8 rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Environmental.5.9 Keep any property either owned or operated by Parent or its Subsidiaries(a) free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, except to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect, 46

Comply, in all material respects, with Environmental Laws, except to the(b) extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect and provide to Agent documentation of such compliance which Agent reasonably requests, Promptly notify Agent of any release of which any Borrower has(c) knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by Parent or its Subsidiaries to the extent that such release could reasonably be expected to result in liability net of applicable insurance coverage therefor in excess of $1,000,000, and take any Remedial Actions required by applicable Environmental Law to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and Promptly, but in any event within ten (10) Business Days of its receipt(d) thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Parent or its Subsidiaries, (ii) commencement of any material Environmental Action or written notice that a material Environmental Action will be filed against Parent or its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority, other than any with respect to a violation, citation or other administration order that could not reasonably be expected to have a Material Adverse Effect. Disclosure Updates. Promptly and in no event later than five (5) Business Days5.10 after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished by or on behalf of any Loan Party to the Lender Group in connection with or related to the Loan Documents contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading (in all material respects) in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto. Formation of Subsidiaries; Additional Borrowers; Redesignation of 5.11 Guarantor. At the time that any Loan Party forms any direct or indirect Subsidiary or (a) Permitted JV or acquires any direct or indirect Subsidiary or Permitted JV after the ClosingFirst Amendment Effective Date, such Loan Party shall (i) within ten (10) days following such formation or acquisition (or such later date as permitted by Agent in its sole discretion) cause any such new Subsidiary (but not, for the avoidance of doubt, such Permitted JV) to provide to Agent a joinder to the Guaranty and the Security Agreement, together with such other security documents, as well as appropriate financing statements, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to those assets of such newly formed or acquired Subsidiary in which Liens are granted pursuant to the Security Agreement); provided, that, the Guaranty, the Security Agreement, and such other security documents shall not be required to be provided to Agent with 47 respect to any Subsidiary of Borrowers that is a CFC if providing such documents would result in adverse tax consequences or the costs to the Loan Parties of providing such Guaranty, executing any security documents or perfecting the security interests created thereby are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits of Agent and Lenders of the security or guarantee afforded thereby, (ii) within ten (10) days following such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent a pledge agreement (or an addendum or amendment to each of the Security Agreement and the Pledge Agreement) and appropriate certificates and powers or financing statements, pledging all of theits direct or beneficial ownership interest in such new Subsidiary or Permitted JV reasonably satisfactory to Agent; provided, that, only sixty-five (65%) percent of (x) the total outstanding Equity Interests entitled to vote of any first tier Subsidiary of Parent that is a CFC (and none of the Equity Interest of any Subsidiary of such CFC), and (y) the total outstanding Equity Interests entitled to vote of any Permitted JV that is a CFC (and none of the Equity Interest of any Subsidiary of such Permitted JV), in each case, shall be required to be pledged if pledging a greater amount would result in adverse tax consequences or the costs to the Loan Parties of providing such pledge or perfecting the security interests created thereby are unreasonably excessive (as determined by Co-Collateral Agents in consultation with Borrowers) in relation to the benefits of Agent and Lenders of the security or guarantee afforded thereby (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (iii) within ten (10) days following such formation or acquisition (or such later date as permitted by Co-Collateral Agents in their sole discretion) provide to Co-Collateral Agents all other documentation, including one or more opinions of counsel reasonably satisfactory to Co-Collateral Agents, which in their opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall be a Loan Document. Any direct or indirect Subsidiary of a Loan Party which is formed or(b) acquired under this Section 5.11 and that is not a CFC may, subject to approval of Agent in its Permitted Discretion (and of each Lender, if such Subsidiary is organized under the laws of a jurisdiction outside the United States or Canada), be a Borrower, rather than a Guarantor hereunder; provided, however, that, in no event shall any assets or properties of such Borrower be treated by Agent, Co-Collateral Agents or Lenders as eligible for inclusion in the Borrowing Base under the Loan Documents unless and until the applicable eligibility criteria set forth in this Agreement shall have been satisfied as determined by Agent in accordance with the terms hereof and Agent shall have conducted due diligence, including, but not limited to, a field examination, site visit, anti-terrorism and anti-money laundering compliance, and review of books and records in respect thereof and determined that all of the foregoing are in form and substance satisfactory to Agent in its Permitted Discretion. Any assets and properties of a type constituting Collateral hereunder shall nevertheless be and remain part of the Collateral together with the products and proceeds thereof. Any Guarantor that is not a CFC hereunder may, at the request of(c) Administrative Borrower and subject to approval of Agent in its Permitted Discretion, be redesignated as Borrower, rather than a Guarantor hereunder; provided however, that, (i) in no event shall any assets or properties of such Borrower be treated by Agent, Co-Collateral Agents or Lenders as eligible for inclusion in the Borrowing Base under the Loan Documents unless and 48 until the applicable eligibility criteria set forth in this Agreement shall have been satisfied as determined by Agent in accordance with the terms hereof and Agent shall have conducted due diligence, including, but not limited to, a field examination, site visit, anti-terrorism and anti-money laundering compliance, and review of books and records in respect thereof and determined that all of the foregoing are in form and substance satisfactory to Agent in its Permitted Discretion, (ii) without limitation upon Section 5.12 or any other provision of any of the Loan Documents, such redesignated Borrower shall execute and deliver such agreements, documents and instruments and/or amendments with respect thereto as Co-Collateral Agents may reasonably request. Any assets and properties of a type constituting Collateral hereunder shall nevertheless be and remain part of the Collateral together with the products and proceeds thereof. Further Assurances. At any time upon the reasonable request of Agent, execute5.12 or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, deeds of trust, opinions of counsel, and all other documents (collectively, the “Additional Documents”) that Co-Collateral Agents may reasonably request in form and substance reasonably satisfactory to Co-Collateral Agents, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the Collateral of Parent and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible); provided, that, the foregoing shall not apply to any Subsidiary of Parent that is a CFC if providing such documents would result in adverse tax consequences or the costs to the Loan Parties of providing such documents are unreasonably excessive (as determined by Co-Collateral Agents in consultation with Borrowers) in relation to the benefits of Agent and Lenders of the benefits afforded thereby. To the maximum extent permitted by applicable law, each of Parent and Borrowers authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s or its Subsidiary’s name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Parent and its Subsidiaries and all of the respective outstanding Equity Interests of Parent and its Subsidiaries in Borrowers and, Borrowers’ Subsidiaries and Permitted JVs (subject to exceptions and limitations contained in the Loan Documents with respect to CFCs and Permitted JVs). Lender Meetings. Within ninety (90) days after the close of each fiscal year of5.13 Parent, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Parent and its Subsidiaries and the projections presented for the current fiscal year of Parent and Borrowers. Material Contracts. Contemporaneously with the delivery of each Compliance5.14 Certificate pursuant to Section 5.1, provide Agent with copies of (a) each Material Contract entered into since the delivery of the previous Compliance Certificate, and (b) each material amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate. 49

Location of Inventory and Equipment. Keep each Loan Parties’ and its5.15 Subsidiaries’ Inventory and, at all times (a) prior to the expiration of the Term Loan Commitments and (b) after a Term Loan Draw, but prior to the full and final payment and satisfaction of all Obligations in respect of the Term Loan, Equipment (other than Equipment not used in connection with the Collateral or out for repair and vehicles) only at the locations identified on Schedule 4.30, Schedule E-1, or Schedule E-2, and their chief executive offices only at the locations identified on Schedule 4.6(b); provided, however, that, Borrowers may amend Schedule 4.30 or Schedule 4.6(b) so long as such amendment occurs by written notice to Agent not less than ten (10) days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated and so long as such new location is within the continental United States, and so long as, at the time of such written notification, Administrative Borrower provides Agent a Collateral Access Agreement with respect thereto. Assignable Material Contracts. Use commercially reasonable efforts to ensure5.16 that any Material Contract entered into after the ClosingFirst Amendment Effective Date by Parent or one of its Subsidiaries that generates or, by its terms, will generate revenue, permits the assignment of such agreement (and all rights of Parent or such Subsidiary, as applicable, thereunder) to Parent’s or such Subsidiary’s lenders or an agent for any lenders (and any transferees of such lenders or such agent, as applicable); provided, however, if commercially reasonable efforts are used to permit such assignment and such right to assignment is not granted by the non-Loan Parties party to any such Material Contract, failure to procure such right to assignment shall not be a Default or an Event of Default. Subordinated Working Capital Facility. Borrowers may repay from time to5.17 time Subordinated Working Capital Indebtedness, and/or any accrued interest thereon, whether incurred voluntarily or otherwise hereunder, if and only if, (a) Excess Availability shall have been greater than seven and one-half (7.5%) percent of the Loan Limit for the five (5) consecutive Business Day period immediately preceding any repayment date and as of the repayment date, (b) immediately after giving effect to such repayments Excess Availability is not less than seven and one-half (7.5%) percent of the Loan Limit, (c) the aggregate amount of such repayments do not exceed the amount of the Subordinated Working Capital Indebtedness plus interest and other fees at a rate not to exceed ten (10%) percent per annum in the aggregate, (d) as of the date of any such request and after giving effect thereto, no Default or Event of Default exists and (e) such repayment is made in all respects pursuant to and in accordance with the terms of the Intercompany Subordination Agreement. Subordinated Note. Borrowers may repay from time to time Indebtedness, and/or5.18 any accrued interest thereon, in respect of the Subordinated Note, if and only if, (a) Excess Availability shall have been greater than seven and one-half (7.5%) percent of the Loan Limit for the five (5) consecutive Business Day period immediately preceding any repayment date, (b) immediately after giving effect to such repayments Excess Availability is not less than 7 5%seven and one-half (7.5%) percent of the Loan Limit, (c) the aggregate amount of such repayments do not exceed the amount of the Indebtedness in respect of the Subordinated Note, plus interest as provided therein as of the date thereof, (d) as of the date of any such request and after giving effect thereto, no Default or Event of Default exists, and (e) such repayment is made 50 in all respects pursuant to an in accordance with the terms of the Intercompany Subordination Agreement. Lion Material Adverse Effect. Prior to the effectiveness of a Permitted Lion5.19 RPA Termination, Borrowers shall notify Agent, in writing, promptly after any event, act, condition or occurrence, of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, having, or which could reasonably be expected to have, a material adverse effect on, or with respect to the business, results of operations, financial condition, assets or liabilities of Lion and its Subsidiaries, taken as a whole. NEGATIVE COVENANTS.6. Each Loan Party covenants and agrees that, until termination of all of the Commitments and Payment in Full of the Obligations, the Loan Parties will not and will not permit any of their Subsidiaries to do any of the following: Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise6.1 become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness. Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on6.2 or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens. Notwithstanding the foregoing or any other provision hereof or of any of the other Loan Documents to the contrary, during any period in which the Term Loan Commitments are outstanding or any Obligations in respect of the Term Loan have not been fully and finally repaid and satisfied, in no event shall any Loan Party directly or indirectly create, permit, or suffer to exist (a) any Lien (other than Permitted Liens described in subsections (a)-(g), (j) and (o) of the definition of Permitted Liens) in respect of any Real Property or interest therein, or (b) any agreement, document or instrument to which it is a party or by which any of its Real Property or interests therein are bound, pursuant to which its rights with respect to the granting of Liens in respect of such Real Property or interests therein, shall be limited or encumbered. Restrictions on Fundamental Chances.6.3 Other than in order to consummate a Permitted Acquisition, enter into any(a) merger, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger between Loan Parties; provided, that, a Borrower must be the surviving entity of any such merger to which it is a party, (ii) any merger between Loan Parties and Subsidiaries of Parent that are not Loan Parties so long as such Loan Party is the surviving entity of any such merger, and (iii) any merger between Subsidiaries of Parent that are not Loan Parties, Liquidate, wind up, or dissolve itself (or suffer any liquidation or(b) dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of Loan Parties with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan 51

Party (other than Borrowers) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Equity Interest) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of Parent that is not a Loan Party (other than any such Subsidiary the Equity Interest of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of Parent that is not liquidating or dissolving, or Suspend or go out of a substantial portion of its or their business, except as(c) permitted pursuant to clauses (a) or (b) above, or in connection with the transactions permitted pursuant to Section 6.4 or (i) in connection with a “turnaround”, (ii) as the result of a Force Majeure event and/or (iii) in connection with the diligent rebuilding or repair of property, plant and equipment, in the case of each of subclauses (i), (ii) and (iii) above, for no longer than reasonably necessary to restore suspended refinery operations. Disposal of Assets. Other than Permitted Dispositions, Permitted Investments, or6.4 transactions expressly permitted by Sections 6.3 and 6.12 convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of, that is not expressly conditioned upon obtaining any requisite consent of Agent and Lenders hereunder) any of Parent’s or its Subsidiaries assets. Change Name. Change Parent’s or any of its Subsidiaries’ name, organizational6.5 identification number, state of organization or organizational identity; provided, however, that, Parent or any of its Subsidiaries may change their names upon at least ten (10) days prior written notice to Agent of such change. Nature of Business. Make any change in the nature of its or their business as6.6 generally described in Schedule 6.6 or acquire any material properties or assets that are not reasonably related to the conduct of such business activities; provided, however that the foregoing shall not prevent Parent and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business. Prepayments and Amendments.6.7 Except in connection with Refinancing Indebtedness permitted by Section (a) 6.1, optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Parent or its Subsidiaries (collectively, a “Prepayment”), other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances set forth in subsection (a) of the definition of Permitted Intercompany Advances, (C) up to $7,500,000 in the aggregate per annum with respect to Indebtedness described in clause (1) of the definition of Permitted Indebtedness, and (D(D) Indebtedness permitted under clause (w) of the definition of Permitted Indebtedness, and (E) Permitted Purchase Money Indebtedness and Indebtedness permitted under clauses (j), (o), (u) and (wu) of the definition of Permitted Indebtedness; provided, that, with respect to any such Prepayment pursuant to this clause (D) prior to the Term Loan Draw Date andE) on or after the full and final repayment of all Obligations in respect of the Term Loan, either (1)(x) Excess Availability for the five (5) consecutive Business Day period immediately preceding the Prepayment and after giving effect thereto shall be greater than seventeen and 52 one-half (17.5%) percent of the Loan Limit, and (y) the Fixed Charge Coverage Ratio reflected in the most recently delivered Compliance Certificate issued by Borrowers to Agent in accordance with the Credit Agreement with respect to a Reference Period, after giving pro forma effect to the Prepayment as a Fixed Charge paid on the first day of such Reference Period, shall be not less than 1.1:1.0, or (2) (xx) Excess Availability for the five (5) consecutive Business Day period immediately preceding the Prepayment and after giving effect thereto shall be greater than thirty (30%) percent of the Loan Limit, and (yy) the average of the daily Excess Availability for the sixty-five (65) consecutive day period immediately preceding the Prepayment and after giving effect thereto shall be greater than thirty (30%) percent of the Loan Limit, and (3) as of the making of such Prepayment and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing; provided, further, that with respect to any such Prepayment pursuant to this clause (DE) at any time that Obligations in respect of the Term Loan are outstanding, (X) the Fixed Charge Coverage Ratio reflected in the most recently delivered Compliance Certificate issued by Borrowers to Agent in accordance with the Credit Agreement with respect to a Reference Period, after giving pro forma effect to (i) the Prepayment as a Fixed Charge paid on the first day of such Reference Period and (ii) payment of the then next four (4) consecutive scheduled amortization periods in respect of the Term Loan in accordance with Section 2.2(a) (after giving effect to any prepayment of the Term Loan), shall be not less than 1.1:1.0, and (Y) (i) Excess Availability for the five (5) consecutive Business Day period immediately preceding the Prepayment and after giving effect thereto shall be greater than thirty (30%) percent of the Loan Limit, (ii) the average of the daily Excess Availability for the sixty-five (65) consecutive day period immediately preceding the Prepayment and after giving effect thereto shall be greater than thirty (30%) percent of the Loan Limit, and (iii) not less than five (5) Business days prior to the Prepayment, Borrowers shall have delivered to Agent projections, in form and substance satisfactory to Agent, with respect to the first two full fiscal month period that will immediately follow such Prepayment if made, which shall project that the average of the daily Excess Availability for such two fiscal month period shall be not less than thirty (30%) percent of the Loan Limit, without limitation upon the rights of Borrowers under Sections (i) 5.17 and 5.18 hereof, make any payment on account of Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions applicable thereto including, without limitation, under the Intercompany Subordination Agreement, any other applicable subordination agreement, and the Subordinated Debt Documents of the Loan Documents, or Directly or indirectly, amend, modify, or change any of the terms or(b) provisions of: any agreement, instrument, document, indenture, or other writing(i) evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Subordinated Indebtedness or Permitted Intercompany Advances, except in accordance with this Agreement (including, without limitation, Section 6.10 and the definitions of Permitted Subordinated Indebtedness and Permitted Intercompany Advances), (C) to the extent expressly permitted with respect to Refinancing Indebtedness, in accordance with the definition thereof, and (D) other Indebtedness permitted under the definition of Permitted Indebtedness; provided, that, with respect to this subsection (D), any such 53 amendment, modification or change to any agreement, instrument, document, indenture, or other writing evidencing or concerning such other Indebtedness shall not (i) cause such Indebtedness to cease to be Permitted Indebtedness, (ii) result in a shortening of the average weighted maturity (measured as of the date of such amendment, modification or change) of such Indebtedness, or (iii) when taken as a whole, reasonably be expected to be materially adverse to the interests of Lenders; and further, provided, that, with respect to this subsection (D), if any such Indebtedness, when initially incurred, required Agent or any Lender approval, any such amendment, modification or change shall be subject to such approval. any Material Contract except to the extent that such amendment,(ii) modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of Lenders, the Governing Documents of any Loan Party or any of its(iii) Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of Lenders, or the Receivables Purchase Agreement without the prior written(iv) consent of the Required Lenders (including the Co-Collateral Agents) unless such amendment, modification, or change could not, in the aggregate, reasonably be expected to be adverse to the interests of Agent, Co-Collateral Agents or Lenders, as determined by Agent. Change of Control. Cause, permit, or suffer, directly or indirectly, any Change6.8 of Control. Restricted Payments. Make any Restricted Junior Payment; provided however6.9 that so long as it is permitted by law, and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Parent and Borrowers may make distributions to former employees,(a) officers, or directors of Parent or a Borrower, as applicable (or any spouses, ex-spouses, or estates of any of the foregoing), on account of redemptions of Equity Interest of Parent held by such Persons; provided, however, that, the aggregate amount of such redemptions made by Parent and Borrowers during the term of this Agreement plus the amount of Indebtedness outstanding under clause (o) of the definition of Permitted Indebtedness, does not exceed $2,750,000 in the aggregate, Parent and Borrowers may make distributions to former employees,(b) officers, or directors of Parent or a Borrower, as the case may be (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Parent or Borrowers, as applicable, on account of repurchases of the Equity Interest of Parent held by such Persons; provided, that, such Indebtedness was incurred by such Persons solely to acquire Equity Interest of Parent, Permitted Intercompany Advances may be made pursuant to and in(c) accordance with the definition thereof, 54

Parent and Borrowers may, on or within thirty (30) days following the(d) consummation of any Dropdown Transactions, pay dividends or distributions in an amount not to exceed the net proceeds received by Borrowers in respect thereof; provided, that, (i) as of the payment timing and giving effect thereto Excess Availability is not less than twelve and one-half (12.5%) percent of the Loan Limit, and (ii) any portion of such proceeds that are in the form of the MLP Units shall have been designated in writing by Administrative Borrower to Agent as being held for distribution, prior to any distribution thereof, Parent and Borrowers may, on the First Amendment Effective Date, pay (e) cash dividends or distributions, in respect of any class of their Equity Interests, in an aggregate amount not to exceed $100,000,000; provided, that, as of the payment timing and giving effect thereto, Excess Availability is not less than $100,000,000 (the dividends and distributions described in this clause (e) being herein referred to, collectively, as the “2016 Specified Distribution”), (e) Parent and Borrowers may pay any cash dividends or distributions in(f) respect of any class of their Equity Interests prior to the Term Loan Draw Date and on or after the full and final repayment of all Obligations in respect of the Term Loan; provided, that, in each case either (i)(A) Excess Availability for the five (5) consecutive Business Day period immediately preceding the payment of any such dividends or distributions and after giving effect thereto shall be greater than 17 5%seventeen and one-half (17.5%) percent of the Loan Limit, and (B) the Fixed Charge Coverage Ratio reflected in the most recently delivered Compliance Certificate issued by Borrowers to Agent in accordance with the Credit Agreement with respect to a Reference Period, after giving pro forma effect to the payment of such dividend or distribution as a Fixed Charge paid on the first day of such Reference Period, shall be not less than 1.1.1 01.1:1.0 or (ii) (A) Excess Availability for the five (5) consecutive Business Day period immediately preceding the payment of any such dividends or distributions and after giving effect thereto shall be greater than thirty (30%) percent of the Loan Limit, and (B) the average of the daily Excess Availability for the sixty-five (65) consecutive day period immediately preceding the payment of any such dividends or distributions and after giving effect thereto shall be greater than thirty (30%) percent of the Loan Limit, or (f) Subject to the succeeding sentence, Parent and Borrowers may pay any(g) cash dividends or distributions in respect of any class of their Equity Interests at any time that Obligations in respect of the Term Loan are outstanding; provided, that, (i) the Fixed Charge Coverage Ratio reflected in the most recently delivered Compliance Certificate issued by Borrowers to Agent in accordance with the Credit Agreement with respect to a Reference Period, after giving pro forma effect to (A) the payment of such dividends or distributions as a Fixed Charge paid on the first day of such Reference Period and (B) payment of the then next four (4) consecutive scheduled amortization periods in respect of the Term Loan in accordance with Section 2.2(a) (after giving effect to any prepayment of the Term Loan), shall be not less than 1.1:1.0, and (ii) (A) Excess Availability for the five (5) consecutive Business Day period immediately preceding the payment of any such dividends or distributions and after giving effect thereto shall be greater than thirty (30%) percent of the Loan Limit, (B) the average of the daily Excess Availability for the sixty-five (65) consecutive day period immediately preceding the payment of any such dividends or distributions and after giving effect thereto shall be greater than thirty (30%) percent of the Loan Limit, and (C) not less than five (5) Business days prior to 55 the payment of any such dividends or distributions, Borrowers shall have delivered to Agent projections, in form and substance satisfactory to Agent, with respect to the first two full fiscal month period that will immediately follow such payment if made, which shall project that the average of the daily Excess Availability for such two fiscal month period shall be not less than thirty (30%) percent of the Loan Limit. Notwithstanding the foregoing or any other provision of the Credit Agreement or any of the Loan Documents, Borrowers may not at any time pay any cash dividends or distributions in respect of their Equity Interests pursuant to this Section 6.9(f) prior to the date on which operations at Borrowers’ refinery located in Tyler, Texas resume in a manner reasonably satisfactory to Agent, following the turn-around during which the Expansion Project is implemented. Permitted Subordinated Indebtedness.6.10 Borrowers will not, and will not permit any of their Subsidiaries to, (i)(a) prepay, redeem, repurchase or otherwise acquire for value any Permitted Subordinated Indebtedness or (ii) make any principal, interest or other payments on any Permitted Subordinated Indebtedness that is not expressly permitted by the subordination provisions of the Subordinated Debt Documents. Borrowers will not, and will not permit any of their Subsidiaries to, agree(b) to or permit any amendment, modification or waiver of any provision of any Subordinated Debt Document if the effect of such amendment, modification or waiver is to, (i) increase the interest rate on such Permitted Subordinated Indebtedness or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner that would make such provisions more onerous or restrictive to Borrowers or any such Subsidiary; or (iv) otherwise increase the obligations of Borrowers or any Subsidiary in respect of such Permitted Subordinated Indebtedness or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to Borrowers or any of their Subsidiaries or to Agents or any Lender. Accounting Methods. Modify or change its fiscal year or its method of6.11 accounting (other than as may be required or permitted by GAAP). Investments; Controlled Investments.6.12 Except for Permitted Investments, directly or indirectly, make or acquire(a) any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment. Other than (i) an aggregate amount of not more than $1,000,000 at any one(b) time, in the case of Parent and its Subsidiaries (other than those Subsidiaries that are CFCs), (ii) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for Parent’s or its Subsidiaries’ employees, and (iii) an aggregate amount of not more than $1,000,000 (calculated at current exchange rates as determined by Agent) at any one time, in the case of Subsidiaries of Borrowers that are CFCs, make, acquire, or permit to exist Permitted Investments consisting of cash, Cash 56

Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Parent or its Subsidiary, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent’s Liens in such Permitted Investments. Except as provided in Section 6.12(b)(i), (ii), and (iii), Parent shall not and shall not permit its Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account. Transactions with Affiliates. Directly or indirectly enter into or permit to exist6.13 any transaction with any Affiliate of Parent or, any of its Subsidiaries or any Permitted JV except for: transactions (other than the payment of management, consulting,(a) monitoring, or advisory fees) between Parent or its Subsidiaries, on the one hand, and any Affiliate of Parent or, any of its Subsidiaries or any Permitted JV, on the other hand, so long as such transactions (i) are fully disclosed to Agent prior to the consummation thereof, if they are reasonably expected to, at the time initially incurred, involve one or more payments by Parent or its Subsidiaries in excess of $15,000,000 for any single transaction or series of related transactions (other than with respect to purchase orders or purchases or sales of Inventory or related services in the ordinary course of the business of the Parent or its Subsidiaries), and (ii) are no less favorable, taken as a whole, to Parent or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate, so long as it has been approved by Parent’s or its applicable Subsidiary’s(b) board of directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of Parent or its applicable Subsidiary, so long as it has been approved by Parent’s or its applicable Subsidiary’s(c) board of directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of Parent and its Subsidiaries in the ordinary course of business and consistent with industry practice, transactions permitted by Section 6.3, Section 6.7, Section 6.9, Section (d) 6.10, any Permitted JV Investment, any Permitted Intercompany Advance, any Special Asset Disposition, and any unsecured guarantees of the New Term Loan Financing, Drop Down Transactions and the making of distributions or dividends in(e) respect thereof, in each case to the extent expressly permitted hereunder, the transactions contemplated by each of the Marketing Agreement and the (f) Pipelines and Tankage Agreementthe documents, instruments and agreements identified on Schedule 6.13(f), each as in effect on the date hereofFirst Amendment Effective Date, including the payment of amounts payable pursuant to and in accordance therewith, 57 for so long as Mapco Express, Inc. (“Mapco”) is an Affiliate of Parent, the(g) payment, pursuant to the Management Agreement as in effect on the date hereofFirst Amendment Effective Date, of (i) management, consulting, monitoring, and advisory fees to Mapco Express, Inc. in an aggregate amount not to exceed $400,000500,000 in any fiscal quarter of Parent and Borrowers, so long as (A) no Event of Default has occurred and is continuing or would result therefrom, and (B) after taking into account all such payments to be made on any date, Parent and its Subsidiaries would have Excess Availability of at least $20,625,000; provided, that, if at any time any such management, consulting, monitoring or advisory fees to Mapco Express, Inc. are not permitted to be paid as a result of the failure to satisfy either of the conditions set forth in subclauses (A) or (B) of this Section 6.13(fg) then (x) such amounts shall continue to accrue, and (y) any such amounts that have accrued but which were not permitted to be paid may be paid in any subsequent quarter so long as each of the conditions set forth in subclauses (A) or (B) of this Section 6.13(fg) are satisfied at the time of the making of such payments, and (ii) reasonable out-of-pocket expenses pursuant to any financial advisory, financing, underwriting, or placement agreement or in respect of other investment banking activities, including in connection with acquisitions or divestitures that are permitted by this Agreement, the payment, pursuant to the Refining Agreement as in effect on the date (h) hereofFirst Amendment Effective Date, of (i) fees for services provided to Delek Refining pursuant to and in accordance with the Refining Agreement as in effect on the date hereofFirst Amendment Effective Date, on terms no less favorable, taken as a whole, to Delek Refining, than would be obtained in an arm’s length transaction with a non-Affiliate, in an aggregate amount for all such fees not to exceed $950,000(x) for so long as Mapco is an Affiliate of Parent, $2,100,000 in any fiscal quarter of Parent and Borrowers, and (y) thereafter, $2,600,000 in any fiscal quarter of Parent and Borrowers, in each case of the foregoing clauses (x) and (y), so long as (A) no Event of Default has occurred and is continuing or would result therefrom, and (B) after taking into account all such payments to be made on any date, Parent and its Subsidiaries would have Excess Availability of at least $20,625,000; provided, that, if at any time any such fees to Holdings are not permitted to be paid as a result of the failure to satisfy either of the conditions set forth in subclauses (A) or (B) of this Section 6.13(gh) then (x) such amounts shall continue to accrue, and (y) any such amounts that have accrued but which were not permitted to be paid may be paid in any subsequent quarter so long as each of the conditions set forth in subclauses (A) or (B) of this Section 6.13(gh) are satisfied at the time of the making of such payments, and (ii) reasonable out-of-pocket expenses pursuant to any financial advisory, financing, underwriting, or placement agreement or in respect of other investment banking activities, including in connection with acquisitions or divestitures that are permitted by this Agreement, or prior to the effectiveness of a Permitted Lion RPA Termination, the(i) transactions contemplated by the Receivables Purchase Agreement, including, without limitation, the payment of amounts payable pursuant to and in accordance therewith. Use of Proceeds. Use the proceeds of the Advances or Letters of Credit for any6.14 purpose other than (a) on the Closingwith respect to Letters of Credit outstanding on the First Amendment Effective Date, for the purposes of such Letters of Credit as stated as of the date of issuance thereof, (b) on the First Amendment Effective Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the 58 transactions contemplated hereby and thereby, and (b(c) on the First Amendment Effective Date, to pay the 2016 Specified Distribution to the extent permitted pursuant to Section 6.9(e), and (d) thereafter, consistent with the terms and conditions hereof, for lawful, general corporate purposes, (including, without limitation, (i) Permitted Acquisitions and, (ii) Permitted JV Investments, and (iii) prior to the effectiveness of a Permitted Lion RPA Termination, the purchase by Borrowers of Accounts of Lion, the inclusion of such Accounts in the calculation of the Borrowing Base and the issuance for the account of Borrowers of Letters of Credit (including for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of its business) and other Advances and financial accommodations as they may request from time to time), all in accordance with this Agreement. Consignments. Consign any of its or their Inventory or sell any of its or their6.15 Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, other than with respect to precious metals pursuant to a Platinum Lease Transaction. Inventory and Equipment with Bailees. Other than in the ordinary course of6.16 business and consistent with general industry practice, store the Inventory or Equipment of Parent or its Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party. Drop Down Agreements and Arrangements. Borrowers will not, nor will it6.17 permit any Subsidiary to, amend, modify, terminate or permit to expire any Collateral Access Agreement, pipeline services, or similar agreement or arrangement, including any agreement, document, instrument or arrangement pursuant to which any Borrower is provided or otherwise receives access to, use of, or services from Delek Logistics or any Subsidiary thereof (collectively, “Affiliate Arrangements”) between (a) any Borrower or any Subsidiary thereof and (b) Delek Logistics or any of its Subsidiaries, if the result thereof would adversely affect Borrowers in any material respect, taken as a whole. No Affiliate Arrangements shall be entered into by (i) any Borrower or any Subsidiary thereof and (ii) Delek Logistics or any Subsidiary thereof, unless such Affiliate Arrangements are no less favorable, taken as a whole, to Borrower or any Subsidiary thereof, than would be obtained in an arm’s-length transaction with a non-Affiliate. Sanctions; Anti-Corruption Laws. The Loan Parties will not, and will not 6.18 permit any Subsidiary to, request the Term Loan, any Advance, any Letter of Credit (including any such Letter of Credit for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of its business) or any other extension of credit or use the proceeds of any of the foregoing (a) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, (b) in any other manner that will result in a violation by any Person (including any Person participating in the transactions contemplated by the Loan Documents, whether as Agent, a Co-Collateral Agent, any Lender (including a Swing Line Lender) or Issuing Lender or otherwise) of Sanctions or (c) in any manner that would violate any Anti-Corruption Laws. FIXED CHARGE COVERAGE RATIO.7. 59

Each of Parent and Borrowers covenants and agrees that, until termination(a) of all of the Commitments and Payment in Full of the Obligations, without limitation upon the right of Administrative Borrower to deliver an updated Borrowing Base Certificate more frequently than may then be required hereunder, at any time Excess Availability is less than the greater of (i) with respect to any period indicated on Schedule 7 the amount equal to the FCCR Percentage Trigger then in effect (as reflected on Schedule 7) multiplied by the Loan Limit for such period or (ii) with respect to such period indicated on Schedule 7, the FCCR Dollar Trigger for such periodthen in effect (as reflected on Schedule 7) (such greater amount, the “Applicable Amount”), Parent and Borrowers will have a Fixed Charge Coverage Ratio, measured on a month-end basis for the preceding twelve (12) consecutive calendar months for which Agent has received financial statements in accordance with Section 5.2 hereof, of not less than 1.00:1.00. Notwithstanding anything to the contrary set forth in Section 7(a) above, in(b) the event that at any time after Excess Availability has been less than the Applicable Amount, Excess Availability is thereafter greater than the Applicable Amount for a period of thirty (30) consecutive days, then, after such period, the Fixed Charge Coverage Ratio shall not be tested again under Section 7(a) unless and until Excess Availability is again less than the Applicable Amount. In the event that Excess Availability is less than the Applicable Amount (such that the Fixed Charge Coverage Ratio is tested under Section 7(a) and thereafter increases so that the Fixed Charge Coverage Ratio ceases so to be tested two (2) times in any period of twelve (12) consecutive calendar months, then the third (3rd) time the Fixed Charge Coverage Ratio is so tested in accordance with this Section 7 in such twelve (12) month period, it shall thereafter continue to be tested monthly until such time as Agent may otherwise agree. Borrowers agree to provide to Agent and Lenders a calculation of the Fixed Charge Coverage Ratio concurrently with the delivery of any financial statements required under Section 5.1 regardless of whether the Fixed Charge Coverage Ratio is then required to be tested under this Section 7. EVENTS OF DEFAULT.8. Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement: If Borrowers fail to pay when due and payable, or when declared due and payable,8.1 (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of three (3) Business Days, or (b) all or any portion of the principal of the Obligations; If any Loan Party or any of its Affiliates:8.2 fails to perform or observe any covenant or other agreement contained in(a) any of (i) Sections 3.6, 5.2, 5.3 (solely with respect to existence of each Loan Party and each Specified Affiliate, in its jurisdiction of organization), 5.6, 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit such Borrower’s properties, inspect its assets 60 or books or records, examine and make copies of its books and records, or discuss Borrowers’ affairs, finances, and accounts with officers and employees of Borrowers) 5.10, 5.11, or 5.14 or 5.19 of this Agreement, (ii) Sections 6.1 through 6.16 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 6 of the Security Agreement; or fails to perform or observe any covenant or other agreement contained in(b) any of (i) Sections 5.1, or 5.13 of this Agreement, and such failure continues for a period of three (3) Business Days after the earlier of (ii) the date on which such failure shall first become known to any officer of any Borrower or (iii) the date on which written notice thereof is given to any Borrower by Agent; or fails to perform or observe any covenant or other agreement contained in(c) any of Sections 5.3 (other than with respect to existence of each Loan Party and each Specified Affiliate, in its jurisdiction of organization), 5.4, 5.5, 5.8, 5.12 and 5.15 of this Agreement and such failure continues for a period of ten (10) days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to any Borrower by Agent; or fails to perform or observe any covenant or other agreement contained in(d) this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to any Borrower by Agent;. If one or more judgments, orders, or awards for the payment of money involving8.3 an aggregate amount of $5,000,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of thirty (30) consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award; If an Insolvency Proceeding is commenced by a Loan Party or, any of its8.4 Subsidiaries or any Specified Affiliate; If an Insolvency Proceeding is commenced against a Loan Party or any of its8.5 Subsidiaries, or Holdings (or Lion, prior to the effectiveness of a Permitted Lion RPA Termination) and any of the following events occur: (a) such Loan Party, Holdings, Lion (prior to the effectiveness of a Permitted Lion RPA Termination), or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets 61 of, or to operate all or any substantial portion of the business of, Holdings, Lion (prior to the effectiveness of a Permitted Lion RPA Termination), such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein; If a Loan Party or any of its Subsidiaries is prevented by court order, enjoined,8.6 restrained, or in any way prevented from continuing to conduct all or any material part of the business affairs of Parent and its Subsidiaries, taken as a whole, for more than thirty (30) days; provided, however that during the period prior to the passage of such thirtieth (30th) day (the “Interruption Term”) (a) Borrowers shall not request and Agent, Lenders and Issuing Bank shall not make or provide, as applicable, any Advances, Letters of Credit or other financial accommodations, and (b) all proceeds of Collateral, including collections in respect of Accounts, shall be retained by Agent and applied to the outstanding Obligations and after such application, held as cash collateral for any other Obligations that are not then due and payable under the Loan Documents; If there is a default in one or more agreements to which a Loan Party or any of its8.7 Subsidiaries is a party with one or more third Persons as an obligor or guarantor with respect to Indebtedness of Holdings or any of its Subsidiaries involving an aggregate amount of $2,000,000 or more, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Holdings’ or its Subsidiary’s obligations thereunder; If any Subordinated Working Capital Credit Document shall cease to be in full8.8 force and effect in all material respects or the validity or enforceability thereof is disaffirmed by or on behalf of any party thereto; If any Subordinated Debt Document shall cease to be in full force and effect in all8.9 material respects or the validity or enforceability thereof is disaffirmed by or on behalf of any subordinated lender party thereto, or any Obligations fail to constitute “Senior Indebtedness” for purposes of the applicable Subordinated Debt Document, or all or any part of the Permitted Subordinated Indebtedness is accelerated, declared to be due and payable, or is required to be prepaid or redeemed, in each case prior to the stated maturity thereof, or the holder of any Permitted Subordinated Indebtedness shall breach the terms of any subordination agreement with Agent or Lenders; If any warranty, representation, certificate, statement, or Record made herein or in8.10 any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof; If (a) the obligation of any Guarantor under the Guaranty is limited or terminated8.11 by operation of law or limited, terminated or contested by such Guarantor (other than in accordance with the terms of this Agreement or such Guaranty), (b) any obligation of guaranty by Holdings in favor of Agent for the benefit of Lenders is limited or terminated by operation of law or limited, terminated or contested by Holdings (other than in accordance with the terms thereof) 62 or (c) prior to the effectiveness of a Permitted Lion RPA Termination, any obligation of guaranty by Lion in favor of Agent for the benefit of Lenders is limited or terminated by operation of law or limited, terminated or contested by Lion (other than in accordance with the terms thereof); If the Security Agreement, the Pledge Agreement or any other Loan Document8.12 that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral covered thereby (except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement); The validity or enforceability of any Loan Document shall at any time for any8.13 reason be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document; or Prior to the effectiveness of a Permitted Lion RPA Termination, the occurrence of8.14 any default under the Receivables Purchase Agreement or if the Receivables Purchase Agreement shall at any time cease to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any party thereto, or a proceeding shall be commenced by Lion, a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over Lion, a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof. RIGHTS AND REMEDIES.9. Rights and Remedies. Upon the occurrence and during the continuation of an9.1 Event of Default, Agent may, and, at the instruction of the Required Lenders, shall, in each case by written notice to Administrative Borrower and in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following on behalf of the Lender Group: declare the Obligations, whether evidenced by this Agreement or by any of(a) the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrowers; and declare the Commitments terminated, whereupon the Commitments shall(b) immediately be terminated together with any obligation of any Lender hereunder to make Advances and the obligation of the Issuing Lender to issue Letters of Credit. The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this 63

Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Parent and Borrowers. Remedies Cumulative. The rights and remedies of the Lender Group under this9.2 Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it. WAIVERS; INDEMNIFICATION.10. Demand; Protest; etc. Each Loan Party waives demand, protest, notice of10.1 protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which a Borrower may in any way be liable. The Lender Group’s Liability for Collateral. Each Loan Party hereby agrees10.2 that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers. Indemnification. Each Borrower shall pay, indemnify, defend, and hold the10.3 Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all losses, claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided, that, Borrowers shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than Wells Fargo) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent’s, Borrowers’ and their Subsidiaries’ compliance with the terms of the Loan Documents (provided, however, that, the indemnification in this clause (a) shall not extend to (i) disputes solely between or among Lenders or (ii) disputes solely between or among Lenders and their respective Affiliates; it being understood and agreed that the indemnification in this clause (a) shall extend to disputes between or among Agent on the one hand, and one or more Lenders, or one or more 64 of their Affiliates, on the other hand), (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by a Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of a Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines pursuant to a non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON. Waiver of Consequential Damages, Etc. To the fullest extent permitted by 10.4 applicable law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnified Person, on any theory of liability, for special, punitive, exemplary, indirect, or consequential damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance, Term Loan or Letter of Credit or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnified Person through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages that a court of competent jurisdiction finally determines pursuant to a non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. Survival. The provisions of this Section 10 shall survive the termination of this 10.5 Agreement and the repayment of the Obligations. NOTICES.11. Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing may be sent by overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or 65 telefacsimile. In the case of notices or demands to Parent, Borrowers or Agent, as the case may be, they shall be sent to the respective address set forth below: If to Parent or Borrowers: DELEK REFINING, LTD. c/o Delek Refining, Inc. 7102 Commerce Way Brentwood, Tennessee 37027 Attn: General Counsel Fax No.: 615-435224-12906362 with copies to: BASS, BERRY & SIMS PLC 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201 Attn: Susan W. Foxman, Esq. Fax No.: 615-742-2785 If to Agent: WELLS FARGO BANK, NATIONAL ASSOCIATION 1100 Abernathy Road, Suite 1600 Atlanta, Georgia 30328 Attn: Business Finance Manager Fax No.: 770866-804358-07850879 with copies to: OTTERBOURG P.C. 230 Park AvenueRIEMER & BRAUNSTEIN LLP Seven Times Square, Suite 2506 New York, New York 1016910036 Attn: Lon M. Singer, Esq. Fax No.: 212-682719-61040140 Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11 shall be deemed received on the date of actual receipt; provided, that, (a) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (b) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment). CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.12. THE VALIDITY OF THIS AGREEMENT AND THE OTHER(a) LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN 66

ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR(b) PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF PARENT, GUARANTORS AND BORROWERS AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b). TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE(c) LAW, EACH OF PARENT, GUARANTORS AND BORROWERS AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF PARENT, GUARANTORS AND BORROWERS AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.13. Assignments and Participations.13.1 With the prior written consent of Borrowers, which consent of Borrowers(a) shall not be unreasonably withheld, delayed or conditioned, and shall not be required (i) if an Event of Default has occurred and is continuing, (ii) in connection with the syndication of the Commitments and the Obligations by Wells Fargo to the initial Lenders party hereto as of the date hereof (the “Primary Syndication”); provided, that, Wells Fargo shall consult with 67

Borrowers in connection with such Primary Syndication (it being understood that in no event shall Wells Fargo be required to obtain Borrowers’ consent with respect to any assignment made in connection with such Primary Syndication)), and (ii) in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender (except, in each case, to a Defaulting Lender or its Affiliates, which assignment shall not be permitted) and with the prior written consent of Agent, which consent of Agent shall not be unreasonably withheld, delayed or conditioned, and shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender, any Lender may assign and delegate to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”; provided, however, that, no Loan Party, Affiliate of a Loan Party, Defaulting Lender, or Affiliate of a Defaulting Lender shall be permitted to become an Assignee) all or any portion of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (A) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (B) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that, Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (1) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee, (2) such Lender and its Assignee have delivered to Borrowers and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (3) unless waived by Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500. From and after the date that Agent notifies the assigning Lender (with a(b) copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, however, that, nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a). By executing and delivering an Assignment and Acceptance, the assigning(c) Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this 68

Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender. Immediately upon Agent’s receipt of the required processing fee, if(d) applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto. Any Lender may at any time sell to one or more commercial banks,(e) financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that, (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) change the amount or due dates of scheduled principal 69 repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections of Borrowers or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lenders among themselves. In connection with any such assignment or participation or proposed(f) assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Parent, its Subsidiaries and their respective businesses. Any other provision in this Agreement notwithstanding, any Lender may at(g) any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law. Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or(h) cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of its Commitment (and the principal amount thereof and stated interest thereon) held by such Lender (each a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its Commitment to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Commitment to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded 70 in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register. In the event that a Lender sells participations in the Registered Loan, such(i) Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. Agent shall make a copy of the Register (and each Lender shall make a(j) copy of its Participant Register in the extent it has one) available for review by Borrowers from time to time as Borrowers may reasonably request. Successors. This Agreement shall bind and inure to the benefit of the respective13.2 successors and assigns of each of the parties; provided, however, that, Borrowers may not assign this Agreement or any rights or duties hereunder without Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lenders shall release Borrowers from their Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by Borrowers is required in connection with any such assignment. AMENDMENTS; WAIVERS.14. Amendments and Waivers.14.1 No amendment, waiver or other modification of any provision of this(a) Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by Parent or Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and(i) signed by all of Lenders directly affected thereby and the Loan Parties that are party thereto, do any of the following: increase the amount of or extend the expiration date of any(A) Commitment of any Lender, 71 postpone or delay any date fixed by this Agreement or any(B) other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document, reduce the principal of, or the rate of interest on, any loan(C) or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), amend or modify this Section or any provision of this(D) Agreement providing for consent or other action by all Lenders, other than as permitted by Section 15.12, (i) release Agent’s(E) Lien in and to any of the Collateral and (ii) other than such Liens as may be expressly permitted in the definition of “Permitted Liens”, subordinate Agent’s Lien in and to any of the Collateral, amend any of the provisions of Section 2.4(b)(i) or (ii), or(F) amend Section 13.1(a) to permit a Loan Party or an(G) Affiliate of a Loan Party to be permitted to become an Assignee; no such waiver, amendment, or consent shall, unless in writing and(ii) signed by Co-Collateral Agents, Supermajority Lenders and the Loan Parties that are party thereto, change the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts, Eligible Purchased Factored Accounts, Eligible Petroleum Inventory, Eligible Petroleum Inventory-Not-Received, Eligible Petroleum Asphalt Inventory, Eligible Positive Exchange Agreement, Paid But Unexpired Standby Letters of Credit, Bank Product Reserve or Dilution Reserve) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise, or the definition of Maximum Revolver Amount; no such waiver, amendment, or consent shall, unless in writing and(iii) signed by all of Lenders, do any of the following: change the definition of “Required Lenders”, “Required(A) Advances Lenders”, “Required Term Loan Lenders”, Supermajority Lenders” or “Pro Rata Share”, other than in connection with a merger, liquidation,(B) dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release Borrowers or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by Borrowers or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents; no such waiver, amendment, or consent shall, unless in writing and(iv) signed by the Required Lenders (including the Co-Collateral Agents), permit any amendment, modification or change to the Receivables Purchase Agreement unless such amendment, 72 modification, or change could not, individually or in the aggregate, reasonably be expected to be adverse to the interests of Agent, Co-Collateral Agents or Lenders, as determined by Agent, no such waiver, amendment, or consent shall, unless in writing and(v) signed by the Required Advances Lenders waive any condition set forth in Section 3.2 in connection with the obligation to make any Advances (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 3.2) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of a condition set forth in Section 3.2), no such waiver, amendment, or consent shall, unless in writing and(vi) signed by Supermajority Term Loan Lenders and each of the Co-Collateral Agents, waive any condition set forth in Section 3.2 in connection with the obligation to make any Term Loans (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 3.2) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of a condition set forth in Section 3.2), no such waiver, amendment, or consent shall, unless in writing and(vii) signed by the Required Advance Lenders, the Co-Collateral Agents and, prior to the full and final payment and satisfaction of all Obligations in respect of the Term Loan, the Required Term Loan Lenders, and Co-Collateral Agents: amend, modify or waive the definition of the term “Change(A) of Control”, during any period in which Term Loan Commitments are (B) outstanding or any Obligations in respect of the Term Loan are outstanding, amend, modify or waive the terms of Section 7 or Schedule 7 hereof in any manner or respect, (viii) during any period after the which Term Loan Commitments have been terminated and all Obligations in respect of the Term Loan have been fully and finally paid and satisfied, no such waiver, amendment, or consent shall, unless in writing and signed by the Required Advance Lenders and Co-Collateral Agents, amend Schedule 7, No amendment, waiver, modification, or consent shall amend, modify, or(b) waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of Lenders), and (ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders, No amendment, waiver, modification, or consent shall amend, modify, or(c) waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Lender, or any other rights or duties of Issuing Lender under this Agreement or the other Loan 73

Documents, without the written consent of Issuing Lender, Agent, Borrowers, and the Required Advances Lenders; provided, that, only the written consent of Agent and each Issuing Lender that has issued any then outstanding Letters of Credit, or then proposes to issue one or more Letters of Credit that would cause the outstanding principal amount of Letters of Credit to exceed the maximum amount set forth in Section 2.11(a)(1), and Borrowers shall be required for any such amendment, waiver, modification, or consent in respect of Section 2.11(a)(1), No amendment, waiver, modification, or consent shall amend, modify, or(d) waive any provision of this Agreement or the other Loan Documents pertaining to Swing Line Lender, or any other rights or duties of Swing Line Lender under this Agreement or the other Loan Documents, without the written consent of Swing Line Lender, Agent, Borrowers, and the Required Advances Lenders, No amendment, waiver, modification, or consent shall amend, modify, or(e) waive any provision of this Agreement or the other Loan Documents pertaining to a Co-Collateral Agent, or any other rights of a Co-Collateral Agent under this Agreement or the other Loan Documents, without the written consent of such Co-Collateral Agent; Anything in this Section 14.1 to the contrary notwithstanding, (i) any(f) amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Loan Parties, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender; For purposes of voting or consenting to matters with respect to this(g) Agreement or the other Loan Documents and determining Pro Rata Shares, a Defaulting Lender shall not be deemed to be a “Lender” and its Commitment shall be deemed to be zero (0); Replacement of Certain Lenders.14.2 If (i) any action to be taken by the Lender Group or Agent hereunder(a) requires the unanimous consent, authorization, or agreement of any Lender directly adversely affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders, Required Advances Lenders or Required Term Lenders, as applicable, but not such greater number of Lenders as may be required by Section 14.1 or (ii) any Lender makes a claim for compensation under Section 16 then Borrowers or Agent, upon at least five (5) Business Days prior irrevocable notice, may permanently replace any Lender (a “Holdout Lender”) that failed to give its consent, authorization, or agreement or made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Holdout Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Business Days after the date such notice is given. 74

Prior to the effective date of such replacement, the Holdout Lender and(b) each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Letters of Credit) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender’s Pro Rata Share of Advances, Term Loans, and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of such Letters of Credit. No Waivers; Cumulative Remedies. No failure by Agent or any Lender to14.3 exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Parent and Borrowers of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have. AGENT; THE LENDER GROUP.15. Appointment and Authorization of Agent. Each Lender hereby designates and15.1 appoints Wells Fargo as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan 75

Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Parent and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Parent and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Parent and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Parent or its Subsidiaries, the Obligations, the Collateral, the Collections of Parent and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. Delegation of Duties. Agent may execute any of its duties under this Agreement15.2 or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct. Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any15.3 action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by Parent or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Parent or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Parent or its Subsidiaries. Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in15.4 relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, 76 telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders (and Bank Product Providers). Notice of Default or Event of Default. Agent shall not be deemed to have15.5 knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4 Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that, unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable. Credit Decision. Each Lender (and Bank Product Provider) acknowledges that15.6 none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Parent and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, 77 appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to Borrowers, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement). Costs and Expenses; Indemnification. Agent may incur and pay Lender Group15.7 Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Parent and its Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such costs and expenses by Parent or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that, no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent. 78

Agent in Individual Capacity. Wells Fargo and its Affiliates may make loans to,15.8 issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Wells Fargo were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding Parent or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent, Borrowers or such other Person and that prohibit the disclosure of such information to Lenders (or Bank Product Providers), and Lenders acknowledge (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Wells Fargo in its individual capacity. Successor Agent. Agent may resign as Agent upon thirty (30) days prior written15.9 notice to Lenders (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as the Issuing Lender or the Swing Line Lender, such resignation shall also operate to effectuate its resignation as the Issuing Lender or the Swing Line Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, to cause the Underlying Issuer to issue Letters of Credit, or to make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrowers, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as Lenders appoint a successor Agent as provided for above. Co-Collateral Agent Determinations; Successor Co-Collateral Agents.15.10 79

Each reference in this Agreement to any action, determination, decision,(a) consent, approval, satisfaction, acceptance, exercise of discretion or other act of, by or with respect to “Co-Collateral Agents” shall be deemed to refer to such action, determination, decision, consent, approval, satisfaction, acceptance, exercise of discretion or other act of or by the Co-Collateral Agents taken, made or exercised, as the case may be, on the basis of the more conservative credit judgment of the two Co-Collateral Agents. Any Co-Collateral Agent may resign as Co-Collateral Agent upon thirty(b) (30) days prior written notice to Lenders (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers) and without any notice to the Bank Product Providers. If a Co-Collateral Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Co-Collateral Agent for Lenders. If no successor Co-Collateral Agent is appointed prior to the effective date of the resignation of a Co-Collateral Agent, Agent may appoint, after consulting with Lenders and Borrowers, a successor Co-Collateral Agent. If a Co-Collateral Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace such Co-Collateral Agent with a successor Co-Collateral Agent from among Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Co-Collateral Agent hereunder, such successor Co-Collateral Agent shall succeed to all the rights, powers, and duties of the retiring Co-Collateral Agent and the term “Co-Collateral Agent” shall include such successor Co-Collateral Agent and the retiring Co-Collateral Agent’s appointment, powers, and duties as a Co-Collateral Agent shall be terminated. After any retiring Co-Collateral Agent’s resignation hereunder as a Co-Collateral Agent, the provisions of Section 15 applicable to it shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Co-Collateral Agent under this Agreement. If no successor Co-Collateral Agent has accepted appointment as a Co-Collateral Agent by the date which is thirty (30) days following a retiring Co-Collateral Agent’s notice of resignation, the retiring Co-Collateral Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Co-Collateral Agent hereunder until such time, if any, as Lenders appoint a successor Co-Collateral Agent as provided for above. Lender in Individual Capacity. Any Lender and its respective Affiliates may15.11 make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Parent or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent, Borrowers or such other Person and that prohibit the disclosure of such information to Lenders, and Lenders acknowledge (and by its acceptance of the benefits of the Loan Documents, each Bank Product 80

Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them. Collateral Matters.15.12 The Lenders hereby irrevocably authorize (and by its acceptance of the(a) benefits of the Loan Documents, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral and, subject to the terms thereof, terminate any guarantees, in each case (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Parent or its Subsidiaries owned no interest at the time Agent’s Lien was granted nor at any time thereafter, or (iv) constituting property leased to Parent or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. The Lenders hereby irrevocably authorize (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by Agent under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, or at any sale or foreclosure conducted by Agent (whether by judicial action or otherwise) in accordance with applicable law. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (A) if the release is of all or substantially all of the Collateral, all of Lenders (without requiring the authorization of the Bank Product Providers), or (B) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Borrowers at any time, Lenders will (and is so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.12; provided, however, that, (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. The Lenders further hereby irrevocably authorize (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to authorize) Agent, at its option and in its sole discretion, to: (x) subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Purchase Money Indebtedness and (y) release any Lien with respect to Equipment only, upon the full and final payment and satisfaction of all Obligations in respect of the Term Loan. 81

Agent shall have no obligation whatsoever to any of Lenders (or the Bank(b) Product Providers) to assure that the Collateral exists or is owned by Parent or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise provided herein. Restrictions on Actions by Lenders; Sharing of Payments.15.13 Each of the Lenders agrees that it shall not, without the express written(a) consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Parent or its Subsidiaries or any deposit accounts of Parent or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against Borrowers or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral. If, at any time or times any Lender shall receive (i) by payment,(b) foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (i) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that, to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment. Agency for Perfection. Agent hereby appoints each other Lender (and each Bank15.14 Product Provider) as its agent (and each Lender hereby accepts (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. 82

Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions. Payments by Agent to Lenders. All payments to be made by Agent to Lenders15.15 (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations. Concerning the Collateral and Related Loan Documents. Each member of the15.16 Lender Group authorizes and directs Agent and Co-Collateral Agents to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by its acceptance of the benefits of the Loan Documents, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent and Co-Collateral Agents, as the case may be, of its or their powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Lenders (and such Bank Product Provider). Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; 15.17 Other Reports and Information. By becoming a party to this Agreement, each Lender: is deemed to have requested that Agent furnish such Lender, promptly(a) after it becomes available, a copy of each field audit or examination report respecting Parent or its Subsidiaries (each a “Report” and collectively, “Reports”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports, expressly agrees and acknowledges that Agent does not (i) make any(b) representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report, expressly agrees and acknowledges that the Reports are not comprehensive(c) audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Parent and its Subsidiaries and will rely significantly upon Parent’s, Borrowers’ and their respective Subsidiaries’ books and records, as well as on representations of Borrowers’ personnel, agrees to keep all Reports and other material, non-public information(d) regarding Parent, Borrowers and their respective Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9 and without limiting the generality of any other indemnification provision(e) contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other 83 credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender. In addition to the foregoing: (A) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Parent, any Borrower or any of their respective Subsidiaries to Agent that has not been contemporaneously provided by Parent, Borrowers or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (B) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Parent, Borrowers or their respective Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Parent, Borrowers or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (C) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender. Several Obligations; No Liability. Notwithstanding that certain of the Loan15.18 Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrowers or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein. WITHHOLDING TAXES.16. All payments made by Borrowers hereunder or under any note or other(a) Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrowers 84 shall comply with the next sentence of this Section 16(a). If any Taxes are so levied or imposed, Borrowers agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that, Borrowers shall not be required to increase any such amounts if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrowers will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrowers. Borrowers agree to pay any present or future stamp, value added or(b) documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document. If a Lender or Participant is entitled to claim an exemption or reduction(c) from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to Lender granting the participation only) one of the following before receiving its first payment under this Agreement: if such Lender or Participant is entitled to claim an exemption from(i) United States withholding tax pursuant to the portfolio interest exception, (A) a statement of Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a ten (10%) percent shareholder of Borrowers (within the meaning of Section 87l(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrowers within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or Form W-8IMY (with proper attachments); if such Lender or Participant is entitled to claim an exemption(ii) from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN; if such Lender or Participant is entitled to claim that interest paid(iii) under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI; if such Lender or Participant is entitled to claim that interest paid(iv) under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-81MY (with proper attachments); or a properly completed and executed copy of any other form or(v) forms, including IRS Form W-9, as may be required under the IRC or other laws of the United 85

States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax. Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction. If a Lender or Participant claims an exemption from withholding tax in a(d) jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms; provided, however, that, nothing in this Section 16(d) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction. If a Lender or Participant claims exemption from, or reduction of,(e) withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant. To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16(c) or 16(d) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16(c) or 16(d), if applicable. Borrowers agree that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto. If a Lender or a Participant is entitled to a reduction in the applicable(f) withholding tax, Agent (or, in the case of a Participant, to Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 16(c) or 16(d) are not delivered to Agent (or, in the case of a Participant, to Lender granting the participation), then Agent (or, in the case of a Participant, to Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax. 86

If the Internal Revenue Service or any other Governmental Authority of(g) the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to Lender granting the participation only) under this Section 16 together with all costs and expenses (including attorneys’ fees and expenses). The obligation of Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent. If Agent or a Lender determines, in its sole discretion, that it has received a(h) refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrowers (but only to the extent of payments made, or additional amounts paid, by Borrowers under this Section 16 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that, Borrowers, upon the request of Agent or such Lender, agree to repay the amount paid over to Borrowers (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Borrowers or any other Person. GENERAL PROVISIONS.17. Effectiveness. This Agreement shall be binding and deemed effective when17.1 executed by Parent, Borrowers, Agent, and each Lender whose signature is provided for on the signature pages hereof and Agent shall have received counterparts of each such signature page. Section Headings. Headings and numbers have been set forth herein for17.2 convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein17.3 shall be construed against the Lender Group or Parent or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and 87 shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. Severability of Provisions. Each provision of this Agreement shall be severable17.4 from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. Bank Product Providers. Each Bank Product Provider shall be deemed a third17.5 party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of providing a Bank Product, each Bank Product Provider shall be automatically deemed to have appointed Agent as its agent; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Agent shall be entitled to assume no amounts are owing to any Bank Product Provider unless such Bank Product Provider has provided written notification to Agent of the amount that is owing to it and such notification is received by Agent a reasonable period of time prior to the making of such distribution. Debtor-Creditor Relationship. The relationship between Lenders and Agent, on17.6 the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein. Counterparts; Electronic Execution. This Agreement may be executed in any17.7 number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis. Revival and Reinstatement of Obligations. If the incurrence or payment of the17.8 Obligations by Borrowers or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”) and if the Lender Group is required 88 to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Lender Group related thereto, the liability of Borrowers or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made. Confidentiality.17.9 Agent and Lenders each individually (and not jointly or jointly and(a) severally) agree that material, non-public information regarding Parent, Borrowers and their respective Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and Lenders in a confidential manner, and shall not be disclosed by Agent and Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group (“Lender Group Representatives”) (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers); provided, that, any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9 (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided, that, (A) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (B) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance by Borrowers or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided that, (A) prior to any disclosure under this clause (v) the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the subpoena or other legal process and (B) any disclosure under this clause (v) shall be limited to the portion of the Confidential Information as may be required by such governmental authority pursuant to such subpoena or other legal process, (vi) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or Lenders or the Lender Group Representatives), (vii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement; provided, that, any such assignee, participant, or pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, (viii) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (viii) with respect to litigation involving any Person (other than Borrowers, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior notice thereof, and (ix) in connection with, and to the extent 89 reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b) Anything in this Agreement to the contrary notwithstanding, Agent may provide information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services.

17.10 **Lender Group Expenses**. Borrowers agree to pay any and all Lender Group Expenses in accordance with the terms of the Loan Documents and agrees that its obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations.

17.11 ~~**USA PATRIOT**~~**Patriot Act**. ~~Each~~Agent and each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers, Guarantors, Specified Affiliates and Permitted JVs that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies ~~Borrowers~~each Person that opens an account and/or enters into a business relationship with Agent or such Lender, which information includes the name and address of ~~Borrowers~~each Borrower, each Guarantor, each Specified Affiliate and each Permitted JV and other information that will allow Agent or such Lender to identify ~~Borrowers~~such Person in accordance with the Patriot Act.

17.12 **Integration**. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

17.13 **Guaranties and Swap Obligations**. To the extent of any guarantee or similar liability with respect to Swap Obligations, each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower or Guarantor to honor all of its obligations under any such guarantee or similar liability in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable for the maximum amount of such liability that can be hereby incurred without rendering its obligations as it relates to such other Borrower or Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Qualified ECP Guarantor intends that this provision constitute a "keepwell, support, or other agreement" for the benefit of each other Borrower or Guarantor for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act. The term "Qualified ECP Guarantor" means, in respect of any Swap Obligation, each Borrower or Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder. The term "Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. The term "Swap Obligation" means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or

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transaction that constitutes a “swap” within the meaning of section la(47) of the Commodity Exchange Act. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. 17.14 Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority. 17.14 Amendment and Restatement.17.15 Existing Obligations. Each Borrower and Guarantor hereby(a) acknowledges, confirms and agrees that Borrowers are indebted to Lenders for loans and advances to Borrowers under the Existing Credit AgreementFacility, as of the close of business on January 15, 2014, in the aggregate principal amount of $$6,487.85 in respect of Advances (under the Existing Credit Agreement) and the aggregate amount of $94,880,003.00 in respect of Letter of Credit Obligations arising under the Existing Letters of Credit, together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrowers to Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever. Acknowledgment of Security Interests.(b) Each Borrower and Guarantor hereby acknowledges, confirms and(i) agrees that Agent has had and shall on and after the date hereof continue to have, for itself and the ratable benefit of Lenders, a security interest in and lien upon the Collateral heretofore 91 granted to Agent (or its predecessors in whatever capacity) pursuant to the Existing Loan Documents to secure the Obligations. The liens and security interests of Agent in the Collateral shall be(ii) deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests to Agent, whether under the Existing Credit Agreement, this Agreement or any of the other Loan Documents. Existing Loan Documents. Each Borrower and Guarantor hereby(c) acknowledges, confirms and agrees that as of the date hereof: (i) the Existing Credit Agreement and each of the other Existing Loan Documents were duly executed and delivered by Borrowers and Guarantors and are in full force and effect, (ii) the agreements and obligations of Borrowers and Guarantors contained in the Existing Credit Agreement and the other Existing Loan Documents constitute the legal, valid and binding obligations of such Borrower and Guarantor enforceable against it in accordance with their respective terms and Borrowers and Guarantors have no valid defense to the enforcement of such obligations and (iii) Agent and Lenders are entitled to all of the rights and remedies provided for in the Existing Credit Agreement and the Existing Loan Documents. Restatement.(d) Except as otherwise stated in Section 17.15(a) and this Section (i) 17.15(d), as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Credit Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Loan Documents, except that nothing herein or in the other Loan Documents shall impair or adversely affect the continuation of the liability of each Borrower or Guarantor for the Obligations heretofore granted, pledged and/or assigned to Agent or any Lender. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of each Borrower or Guarantor evidenced by or arising under the Existing Credit Agreement, and the liens and security interests securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released. The principal amount of the Loans and Letters of Credit (including(ii) the Existing Letters of Credit) outstanding as of the date hereof under the Existing Credit Facility shall be allocated to the Loans and Letters of Credit hereunder according to the Lenders’ Pro Rata Shares and in such manner and in such amounts as Agent shall determine. On and after the date hereof, all Existing Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement and shall subject to all the terms and conditions hereof as if such Letters of Credit were issued by Issuing Bank pursuant to this Agreement. Release. Each Borrower and Guarantor for itself and its successors and(e) assigns does hereby remise, release, discharge and hold Agent and each Lender, its officers, directors, agents and employees and their respective predecessors, successors and assigns 92 harmless from all claims, demands, debts, sums of money, accounts, damages, judgments, financial obligations, actions, causes of action, suits at law or in equity, of any kind or nature whatsoever, whether or not now existing or known, which such Borrower, Guarantor or their respective successors or assigns has-had or may now or hereafter claim to have against Agent or any Lender or its officers, directors, Agents and employees and their respective predecessors, successors and assigns in any way arising from or connected with the Existing Credit Agreement and the other Existing Loan Documents or the arrangements set forth therein or transactions thereunder up to and including the date hereof. [SIGNATURE PAGE FOLLOWSPAGES FOLLOW] 93

EXECUTION COPY IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written. BORROWER: DELEK REFINING, LTD., a Texas limited partnership By: DELEK U.S. REFINING GP, LLC, its General Partner By: ___________________________ Name: _________________________ Title: __________________________ By: ____________________________ Name: __________________________ Title: ___________________________ GUARANTORS: DELEK REFINING, INC. a Delaware corporation By: ___________________________ Name: _________________________ Title: __________________________ By: ____________________________ Name: __________________________ Title: ___________________________ DELEK U.S. REFINING GP, LLC, a Texas limited liability company By: ___________________________ Name: _________________________ Title: __________________________ By: ____________________________ Name: __________________________ Title: ___________________________ [SIGNATURES CONTINUED NEXT PAGE] Amended and Restated Credit Agreement - Delek

EXECUTION COPY [SIGNATURES CONTINUED FROM PREVIOUS PAGE] LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and as a Lender By: ___________________________ Name: _________________________ Title: __________________________ [SIGNATURES CONTINUED NEXT PAGE] Amended and Restated Credit Agreement - Delek

EXECUTION COPY [SIGNATURES CONTINUED FROM PREVIOUS PAGEother parties as set forth on the signature pages to the First Amendment] BANK OF AMERICA, N.A., as Syndication Agent and as a Lender By: ___________________________ Name: _________________________ Title: __________________________ [SIGNATURES CONTINUED FROM PREVIOUS PAGE] REGIONS BANK, as Co-Documentation Agent, and as a Lender By: ___________________________ Name: _________________________ Title: __________________________ [SIGNATURES CONTINUED FROM PREVIOUS PAGE] ROYAL BANK OF CANADA, as Co-Document Agent, and as a Lender By: ___________________________ Name: _________________________ Title: __________________________ [SIGNATURES CONTINUED FROM PREVIOUS PAGE] PNC BANK, NATIONAL ASSOCIATION, as a Lender [SIGNATURES CONTINUED NEXT PAGE] Amended and Restated Credit Agreement - Delek

Schedule 1.1 to Amended and Restated Credit Agreement As used in the Agreement, the following terms shall have the following definitions: “2016 Specified Distribution” has the meaning specified therefor in Section 6.9 of the Agreement. “Account” means an account (as that term is defined in the Code). “Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible. “Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions). “ACH Transactions” means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of a Borrower or its Subsidiaries. “Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests is acquired by Parent, a Borrower or any Subsidiary of a Borrower in a Permitted Acquisition; provided, however that such Indebtedness (a) is either Purchase Money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property, (b) was in existence prior to the date of such Permitted Acquisition, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition. “Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Equity Interests of any other Person. “Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement. “Additional Subordinated Indebtedness” means Indebtedness of Borrowers owing to the Junior Creditor (as defined in the Intercompany Subordination Agreement) which (a) is evidenced by the Subordinated Note, (b) constitutes additional funds borrowed by Borrowers from the Junior Creditor after the Closing Date which are payable on terms and conditions substantially similar to those applying to the Indebtedness evidenced by the Subordinated Note, as amended, (c) constitutes Junior Debt under (and as defined in) the Intercompany Subordination Agreement, and (d) is timely reflected in financial statements delivered by Borrowers to Agent pursuant to Section 5.1. 1

“Administrative Borrower” means Delek Refining, Ltd., a Texas limited partnership, in its capacity as administrative borrower on behalf of itself and the other Borrowers pursuant to Section 2.14 of the Agreement and its successors and assigns in such capacity. “Advances” has the meaning specified therefor in Section 2.1(a) of the Agreement. “Advances Commitment” means, with respect to each of the Advances, its Advance, and, with respect to all Advances Lenders, their Advances Commitments, in each case as such Dollar amounts are set forth beside such Advances Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Advances Lender became an Advances Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement. “Advances Exposure” means, with respect to any Advances Lender, as of any date of determination (a) prior to the termination of the Advances Commitments, the amount of such Lender’s Advances Commitment, and (b) after the termination of the Advances Commitments, the aggregate outstanding principal amount of the Advances of such Lender. “Advances Lender” means a Lender that has an Advances Commitment or that has outstanding Advances. “Advances Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Advances (inclusive of Swing Loans and Protective Advances), plus (b) the amount of the Letter of Credit Usage. “Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement. “Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 6.12 of the Agreement: (a) any Person which owns directly or indirectly ten (10%) percent or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or ten (10%) percent or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person. “Agent” has the meaning specified therefor in the preamble to the Agreement. “Agent-Related Persons” means any Co-Collateral Agent or Agent, as applicable, together with its Affiliates, officers, directors, employees, attorneys, representatives, and agents. “Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1. 2

“Agent’s Liens” means the Liens granted by any Loan Party to Agent under the Loan Documents. “Agreement” means the Credit Agreement to which this Schedule 1.1 is attached. “Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to the Loan Parties, their Subsidiaries, the Specified Affiliates or the Permitted JVs (or any one of the foregoing) concerning or relating to bribery or corruption. “Applicable Amount” has the meaning specified therefor in Section 7 of the Agreement. “Application Event” means the occurrence of (a) a failure by Borrowers to repay (i) all of the Obligations in respect of the Term Loan on the Term Loan Maturity Date, or (ii) all of the Obligations on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) of the Agreement. “Asphalt” means liquid asphalt, including blended liquid asphalt. “Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement. “Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1. “Authorized Person” means any one of the individuals identified on Schedule A-2, as such schedule is updated from time to time by written notice from Administrative Borrower to Agent. Solely for purposes of Section 2.4(f)(vi) of the Agreement, “Authorized Person” shall also include, with respect to any Person, each of the chief executive officer, chief financial officer, president, executive vice president, chief accounting officer, treasurer and vice president of finance of such Person. “Availability” means, as of any date of determination, the amount that each Borrower, or all Borrowers in the aggregate, as applicable, may borrow as Advances under Section 2.1 of the Agreement (after giving effect to all then outstanding Obligations (other than (i) Bank Product Obligations and other than, (ii) Obligations in respect of the Term Loan, and (iii) Obligations in respect of Letters of Credit for which Letter of Credit Collateralization of the type described in clause (a) of such definition has been provided in accordance with the terms of the Agreement)), not to exceed the lesser of (a) the Borrowing Base after taking into account applicable Reserves and (b) the Maximum Revolver Amount. “Availability Condition” means Availability (a) is at all times equal to or greater than twenty (20%) percent (20%) of the Loan Limit and (b) does not at any time for a three (3) consecutive Business Day period fail to be equal to or greater than twenty-five percent (25%) percent of the Loan Limit. “Average Advances Usage” means, with respect to any period, the average Daily Balance of the Advances Usage (excluding Swing Loans) during such period. 3

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “Bank Product” means any financial accommodation provided to any Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to the Agreement) including: (a) credit cards, (b) stored value cards, (c) credit card processing services, (d) debit cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) ACH Transactions, (g) cash management, including controlled disbursement accounts or services, or (h) transactions under Hedge Agreements; provided, however “Bank Product” shall not include any financial accommodation provided to any Borrower or its Subsidiaries by a Bank Product Provider with respect to a Platinum Lease Transaction. “Bank Product Agreements” means those agreements entered into from time to time by any Borrower or any Subsidiary of any Borrower with a Bank Product Provider in connection with the obtaining of any of the Bank Products; provided, however, that “Bank Product Agreement” shall not include any agreements with respect to a Platinum Lease Transaction. “Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations. “Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by a Borrower or any Subsidiary of any Borrower to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all obligations of a Borrower or any Subsidiary of any Borrower to pay or reimburse an Underlying Issuer in respect of Underlying Letters of Credit, and (c) all amounts that any Borrower or any Subsidiary of any Borrower are obligated to reimburse to each Agent or any member of the Lender Group as a result of such Agent or such member of the Lender Group purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to any Borrower or such Subsidiary; provided, that, in order for any item described in clauses (a), (b), or (c) above to constitute “Bank Product Obligations”, (i) if the applicable Bank Product Provider is Wells Fargo or its Affiliates, then, if requested by Agent, Agent shall have received a Bank Product Provider Agreement with respect to the applicable Bank Product or (ii) if the applicable Bank Product Provider is any other Person, Agent shall have received a Bank Product Provider Agreement with respect to the applicable Bank Product. In order for Bank Product Obligations to be included as “Obligations” for purposes of distributions under Section 2.4(b), the applicable Bank Product Provider shall have provided written notice (in the form of a Bank Product Provider Agreement) to Agent of (x) the existence of such Bank Product, and (y) the maximum dollar amount of obligations arising 4 thereunder to be included as a Bank Product Reserve (“Bank Product Amount”). The Bank Product Amount may be changed from time to time upon written notice to Agent by the relevant Bank Product Provider. “Bank Product Provider” means any Lender or any of its Affiliates; provided, that, no such Person (other than Wells Fargo Bank, National Association or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent shall have agreed and have received a Bank Product Provider Agreement with such Person and with respect to the applicable Bank Product within ten (10) days after the provision of such Bank Product to Parent or its Subsidiaries, or, if such Bank Product Agreement was entered into prior to the Closing Date or prior to the date on which such Bank Product Provider or its Affiliate, as applicable, became a Lender under the Credit Agreement, within ten (10) days after the Closing Date or ten (10) days after the date on which such Bank Product Provider or its Affiliate, as applicable, first became a Lender under the Credit Agreement, as applicable. “Bank Product Provider Agreement” means a letter agreement in substantially the form attached hereto as Exhibit B-2, in form and substance satisfactory to Agent, duly executed by the applicable Bank Product Provider, Borrower, and Agent. “Bank Product Reserve” means, as of any date of determination, the amount of reserves that Co-Collateral Agents have established (based upon the notice received by Co-Collateral Agents of the Bank Product Providers’ reasonable determination of the credit exposure of Borrowers and their Subsidiaries in respect of Bank Products that qualify as Bank Product Obligations pursuant to the requirements of the proviso set forth in the definition of Bank Product Obligations) in respect of Bank Products then provided or outstanding that qualify as Bank Product Obligations pursuant to the requirements of the proviso set forth in the definition of Bank Product Obligations. “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time. “Base LIBOR Rate” means the rate of interest (rounded upwards, if necessary, to the nearest 1/100th) appearing on Macro*World’s (https://capitalmarkets.mworld.com; the “Service”) Page BBA LIBOR - USD (or onper annum as reported on Reuters Screen LIBOR01 page (or any successor or substitute page of such Service, or any successor to or substitute for such Servicepage) two (2) Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the Agreement (and, if any such rate is below zero, the LIBOR Rate shall be deemed to be zero), which determination shall be made by Agent and shall be conclusive in the absence of manifest error. “Base Rate” means the highest of (a) the rate of interest from time to time publicly announced by Wells Fargo Bank, National Association, or its successors, as its “prime rate”, whether or not such announced rate is the best rate available at such bank, subject to each increase or decrease in such prime rate, effective as of the day any such change occurs, (b) the 5 one month LIBOR Rate (which rate shall be determined on a daily basis) plus ~~1.0%~~one (1%) percent and (c) the federal funds effective rate from time to time plus one-half (0.5%) percent.

"Base Rate Loan" means each portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

"Base Rate Margin" means, as of any date of determination (with respect to any portion of the outstanding Advances on such date that is a Base Rate Loan), the applicable margin set forth in the following table that correspond to the most recent Quarterly Average Excess Availability calculation delivered to Agent pursuant to Section 5.1 of the Agreement (the "Quarterly Average Excess Availability Calculation"); provided that, for the period from the ~~date of the Agreement~~First Amendment Effective Date through and including ~~March~~December 31, ~~2014,~~2016, the Base Rate Margin shall be at the margin set forth in Level II:

Level	Quarterly Average Excess Availability	Base Rate Margin
I	Equal to or greater than $220,000,000	~~1.00~~0.25%
II	Greater than or equal to $110,000,000 but less than $220,000,000	~~1.25~~0.50%
III	Less than $110,000,000	~~1.50~~0.75%

Except as set forth in the foregoing proviso and subject to the immediately succeeding paragraph~~,~~ (and as of ~~April~~January 1, ~~2014 (~~2017, at which time the Base Rate Margin shall be adjusted based upon the Quarterly Average Excess Availability Calculation for the calendar quarter ended ~~March~~December 31, ~~2014~~2016), the Base Rate Margin shall be based upon the most recent Quarterly Average Excess Availability Calculation, which will be calculated as of the end of each calendar quarter. Except as set forth in the foregoing proviso, the Base Rate Margin shall be re-determined quarterly effective on the first (1st) day of the month in which the Borrower has timely delivered to Agent the certified calculation of the Quarterly Average Excess Availability pursuant to Section 5.1 of the Agreement; provided, that, if Administrative Borrower fails to provide such certification when such certification is due, the Base Rate Margin shall be set at the margin set forth in Level III effective as of the first (1st) day of the month in which the certification was required to be delivered until the date on which such certification is delivered on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Base Rate Margin shall be set at the margin based upon the calculations disclosed by such certification. In the event that the information regarding the Quarterly Average Excess Availability contained in any certificate delivered pursuant to Section 5.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Base Rate Margin for any period (a "Base Rate Period") than the Base Rate Margin actually applied for such Base Rate Period, then (i) Administrative Borrower shall immediately deliver to Agent a correct certificate for such Base Rate Period, (ii) the Base Rate Margin shall be determined as if the correct Base Rate Margin (as set forth in the table above) were applicable for such Base Rate Period, and (iii) Administrative Borrower shall immediately deliver to Agent full payment in respect of the

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accrued additional interest as a result of such increased Base Rate Margin for such Base Rate Period, which payment shall be promptly applied by Agent to the Obligations. “Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which any Loan Party or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six (6) years. “Board of Directors” means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers). “Borrowers” has the meaning specified therefor in the preamble to the Agreement. For the avoidance of doubt, “Borrowers” shall not include any Permitted JVs. “Borrowing” means a borrowing hereunder consisting of Advances made in accordance with the Agreement by Lenders (or Agent on behalf thereof), or by Swing Line Lender in the case of a Swing Loan, or by Agent in the case of a Protective Advance. “Borrowing Base” means, as of any date of determination, the result of: one hundred (100%) percent of the net amount of Eligible Qualified Cash,(a) plus eighty-five (85%) percent of the net amount of Eligible Accounts (other(b) than Eligible LC Accounts and Eligible Purchased Factored Accounts, and Eligible Investment Grade Accounts), plus ninety (90%) percent of the net amount of Eligible Investment Grade(c) Accounts, plus eighty-five (85%) percent of the net amount of Eligible Purchased(d) Factored Accounts (other than Eligible LC Accounts and Eligible Investment Grade Accounts); plus The lesser of (i) ninety-five (95%) percent of the net amount of Eligible(e) LC Accounts and (ii) $16,500 00016,500,000; plus eighty (80%) percent of the value of Eligible Petroleum Inventory (other (f) than Eligible Petroleum Inventory-Not-Received and Eligible Petroleum Asphalt Inventory); plus eighty-five (85%) percent of the value of Eligible Petroleum(g) Inventory-Not-Received; plus seventy (70%) percent of the value of Eligible Petroleum Asphalt (h) Inventory; plus (h) the lesser of (i) eighty (80%) percent of the value of the Eligible(i) Positive Exchange Agreement Balance and (ii) $10,000,000; plus 7

(i) twenty (20%) percent of the MLP Value of Eligible MLP Units, not to(j) exceed the lesser of (i) five (5%) percent of the Borrowing Base and (ii) $20,000,000; plus (j) one hundred (100%) percent of the value of Paid But Unexpired(k) Standby Letters of Credit; minus (k) the sum of (i) the Bank Product Reserve, (ii) the Dilution Reserve, (iii)(l) the Deferred Purchase Price Reserve, and (iv) the aggregate amount of other Reserves, if any, established by Co-Collateral Agents under Section 2.1(c) of the Agreement. “Borrowing Base Certificate” means a certificate in the form of Exhibit B-1. “Borrowing Base Excess” has the meaning set forth in Section 2.4(f)(i). “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of Georgia or the State of New York; except that if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market. “Capital Expenditures” means, with respect to any period, the additions to property, plant and equipment and other expenditures of Parent, Borrowers or any of their respective Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrowers or Parent for such period prepared in accordance with GAAP as capital expenditures; provided however that (a) expenditures for or in respect of a Permitted Acquisition shall not constitute Capital Expenditures, (b) Capital Expenditures shall not include Special Asset Disposition Capital Expenditures, (c) Capital Expenditures shall not include such expenditures for property, plant and equipment made within thirty (30) days of capital contributions of Holdings made for such purpose, and (d) Capital Expenditures shall not include Drop Down Capital Expenditures. “Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP. “Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. “Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s, (c) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition 8 thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (1) any bank that satisfies the criteria described in clause (d) above, or (m) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above. “CFC” means a controlled foreign corporation (as that term is defined in the IRC). “Change of Control” shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of a Borrower to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of forty (40%) percent or more of the outstanding shares of the voting stock of a Borrower except to a Person or Persons that is an Affiliate of Permitted Holders, (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of a Borrower by Persons who were neither (ai) nominated by the current board of directors nor (bii) appointed by directors so nominated, nor (ciii) nominated by Permitted Holders or an Affiliate of Permitted Holders, (d) Parent fails to own and control, directly or indirectly, one hundred (100%) percent of the Equity Interests of each Loan Party other than Parent, or (e) unless a Permitted Lion RPA Termination occurs, Holdings fails to own and control, directly or indirectly, not less than eighty-five (85%) percent of the Equity Interests of Lion. “Closing Date” means the date of the making of the initial Advance (or other extension of credit) hereunder.January 16, 2014. “Co-Collateral Agents” means, collectively, Wells Fargo Bank, National Association and Bank of America, N.A., in the capacity of co-collateral agents, together with their successors and assigns in such capacity; individually each, a “Co-Collateral Agent”. “Code” means the New York Uniform Commercial Code, as in effect from time to time. “Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by each Loan Party in or upon which a Lien is granted by such Person or is otherwise subject to a Lien, in favor of Agent or Lender under any of the Loan Documents. 9

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Collateral, in each case, in form and substance reasonably satisfactory to Agent. “Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds). “Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary manner of payment for the purchase price of goods or services by a Borrower or Guarantor in the ordinary course of the business of such Borrower or Guarantor. “Commitment” means, with respect to each Lender, its Advances Commitment or its Term Loan Commitment, as the context requires, and, with respect to all Lenders, their Advances Commitments or their Term Loan Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to this Agreement, including pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement. “Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Agent. “Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement. “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by a Borrower or a Subsidiary of a Borrower, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account). “Controlled Account Agreement” has the meaning specified therefor in the Security Agreement. “Copyright Security Agreement” has the meaning specified therefor in the Security Agreement. “Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day. “Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default. “Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement on the date that it is required to do so under the Agreement (including the failure to make available to Agent amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement), (b) notified the 10

Borrower, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within one (1) Business Day after written request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under the Agreement on the date that it is required to do so under the Agreement, or (f(f) becomes the subject of a Bail-in Action, or (g) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. “Defaulting Lender Rate” means (a) for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto). “Deferred Purchase Price Reserve” means, as of any date of determination by Agent, a Reserve in an amount equal to the then outstanding principal balance of any Payment Deferral. “Delek Finance” means Delek Finance, Inc., a Delaware corporation. “Delek Logistics” means Delek Logistics Partners, LP, a Delaware limited partnership. “Delek Logistics Credit Facilities” means a credit facility entered into by Delek Logistics and/or one or more of Delek Logistics’ Subsidiaries, as borrower. “Delek Marketing” means Delek Marketing and Supply, Inc., a Delaware corporation. “Deposit Account” means any deposit account (as that term is defined in the Code). “Designated Account” means the Deposit Account of Borrower identified on Schedule D-1. “Designated Account Bank” has the meaning specified therefor in Schedule D-1. “Dilution” means, as of any date of determination, a percentage, based upon the experience of a period of not less than ninety (90) or more than three hundred sixty-five (365) consecutive days as Agent may determine from time to time, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to Accounts during such period. 11

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one (1) percentage point for each percentage point by which Dilution is in excess of five (5%) percent. “Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof) or upon the happening of any event or condition: matures or is mandatorily redeemable (other than solely for Equity(a) Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise; is convertible or exchangeable at the option of the holder thereof for(b) Indebtedness of, or Equity Interests in, such Person (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interest and cash in lieu of fractional shares of such Equity Interests); or is redeemable (other than solely for Equity Interests in such Person that do(c) not constitute Disqualified Equity Interest and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its controlled Affiliates, in whole or in part, at the option of the holder thereof; in each case, on or prior to the date that is ninety-one (91) days after the Maturity Date; provided, that, an Equity Interest that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” shall not constitute a Disqualified Equity Interest if any such requirement becomes operative upon the Payment in Full of all Obligations.. “Dollars” or “S” means United States dollars. “Drop Down Assets” means Property of the Borrowers and its Subsidiaries identified by the Borrowers from time to time as “Drop Down Assets”, which Property shall consist only of pipeline, storage and other logistics assets, including without limitation, the WTG-Tyler Assets, but excluding the Tyler Tanks Assets or the Tyler Terminal Assets. “Drop Down Capital Expenditures” means plant and equipment and other expenditures of Parent, Borrowers or any of their respective Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrowers or Parent prepared in accordance with GAAP as capital expenditures with respect to Drop Down Assets that are subject to Drop Down Transactions, in each case as calculated by Borrowers and approved by Agent in its Permitted Discretion. “Drop Down Documents” means, individually and collectively, the asset purchase agreement or other agreement to be entered into by and between one or more of the Borrowers, as seller(s), and Delek Logistics and/or one or more of Delek Logistics’ Subsidiaries, as 12 purchaser(s) of any Drop Down Assets, together with all agreements, documents and instruments executed and/or delivered in connection therewith or in furtherance thereof “Drop Down EBITDA” means (a) for the WTG-Tyler Disposition, $0.0 with respect to any fiscal period, and (b) for each other Drop Down Transaction, a formulation of earnings before interest, taxes, depreciation and amortization with respect to the subject Drop Down Assets that have been transferred pursuant to such Drop Down Transaction as calculated by Borrowers and approved by Agent in its Permitted Discretion. “Drop Down Transactions” means the contribution, sale, lease, conveyance, disposition or other transfer by Borrowers of Drop Down Assets to Delek Logistics and/or one or more of Delek Logistics’ Subsidiaries (but which Subsidiaries shall in no event include a Loan Party); together with any related agreements; provided that (a) the terms and conditions of such transactions, taken as a whole, are not less favorable than those that would be obtained by the Borrowers in a comparable arm’s-length transactions with unaffiliated third parties, (b) the consideration for such contribution, sale, lease, conveyance, disposition or other transfer shall be not less than seventy (70%) percent paid in cash to Borrowers, (c) such transactions are entered into pursuant to the reasonable business judgment of such Borrower or such Subsidiary party thereto, and (d) such transactions are not entered into during the continuance of a Default or an Event of Default and no Default or Event of Default would be caused thereby. “EBITDA” means, with respect to any fiscal period and without duplication, Parent’s and its Subsidiaries’ consolidated net earnings (or loss), minus extraordinary gains (including gains resulting from the Special Asset Disposition and any Drop Down Transaction), the positive amount, if any, of any (a) Special Asset Disposition EBITDA and (b) Drop Down EBITDA, other non-cash gains and interest income, plus non-cash extraordinary losses (including losses resulting from the Special Asset Disposition and any Drop Down Transaction), other non-cash expenses or losses, Interest Expense, income taxes, and depreciation and amortization for such period, in each case, determined on a consolidated basis in accordance with GAAP. For the purposes of calculating EBITDA for any Reference Period, including for purposes of determining the Fixed Charge Coverage Ratio under clause (j)(y)(B) of the definition of “Permitted Acquisition”, if at any time during such Reference Period (and after the Closing Date), Parent or any of its Subsidiaries shall have made a Permitted Acquisition (or for purposes of determining EBITDA for the calculation of the Fixed Charge Coverage Ratio under clause (j)(y)(B) of the definition of “Permitted Acquisition”, for any proposed Permitted Acquisition), EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first (1st) day of such Reference Period. For the avoidance of doubt, EBITDA shall not include any earnings (or the effects of any other items described in the first sentence of this definition) attributable to a Permitted JV, except to the extent of earnings attributable to a Permitted JV that Parent or its Subsidiaries shall have received in cash in respect of such earnings (which cash amount in respect of such earnings shall be included in the calculation of EBITDA). 13

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Accounts” means those Accounts created by Borrowers, in the ordinary course of business, that arise out of Borrowers’ sales of goods or rendition of services in the ordinary course of business (including without limitation, from the sale of Renewable Identification Numbers and credits evidenced thereby in an aggregate maximum amount of $4,000,000 outstanding at any one time), that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided that, such criteria may be revised from time to time by Co-Collateral Agents in Co-Collateral Agents’ Permitted Discretion to address the results of any field examination performed by Agent from time to time after the Closing Date, and other due diligence or information with respect to the Borrowers’ business or assets of which Agent or Co-Collateral Agents become aware after the date hereof. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following: Accounts that the Account Debtor has failed to pay within ninety (90) days(a) of original invoice date or sixty (60) days after the original due date, Accounts owed by an Account Debtor (or its Affiliates) where fifty (50%)(b) percent or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above, Accounts with respect to which the Account Debtor is an Affiliate of a(c) Borrower or an employee or agent of a Borrower or any Affiliate of a Borrower (other than Eligible LC Accounts), Accounts arising in a transaction wherein goods are placed on(d) consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional, Accounts that are not payable in Dollars or, in the case of Eligible Positive(e) Exchange Agreement Balances, denominated in Dollars, 14

Accounts with respect to which the Account Debtor either (i) does not(f) maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, Accounts with an aggregate face amount in excess of $15,000,000 (and(g) then, only to the extent in excess of $15,000,000) with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality (including any branch of the military) of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Co-Collateral Agents, with the Assignment of Claims Act, 31 USC §3727), or (ii) a state, county or municipality, or a political subdivision or agency thereof and applicable law disallows or restricts an assignment of Accounts with respect to which it is an account debtor, Accounts with respect to which the Account Debtor is a creditor of a(h) Borrower, or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account; in each case only to the extent of such claim, right of setoff, or dispute, Accounts with respect to an Account Debtor whose total obligations owing(i) to Borrowers exceed: (i) with respect to each of Account Debtors set forth on Schedule E-3 (as such schedule is updated from time to time by written notice from Administrative Borrower to Agent, with any additions thereto subject to approval by the Agent in its Permitted Discretion) twenty (20%) percent of all obligations of Account Debtors owing to Borrowers (and then, only to the extent in excess of such percentage) and (ii) with respect to all other Account Debtors, ten (10%) percent of all obligations of Account Debtors owing to Borrowers (and then, only to the extent in excess of such percentage); except, that Co-Collateral Agents may accept an account concentration in excess such percentage (not to exceed forty (40%) percent) of all obligations of Account Debtors owing to Borrowers with respect to Account Debtors that are “investment grade” and otherwise acceptable to Co-Collateral Agents in their discretion (such percentage, as applied to a particular Account Debtor, being subject to reduction by Co-Collateral Agents in their Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided that in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Co-Collateral Agents based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit, Accounts with respect to which the Account Debtor is subject to an(j) Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor, 15

Accounts, the collection of which, Co-Collateral Agents, in their Permitted(k) Discretion, believe to be doubtful by reason of the Account Debtor’s financial condition, Accounts that are not subject to a valid and perfected first priority Agent’s(l) Lien, Accounts subject to a Lien other than a Permitted Lien under clauses (a),(m) (b) or (c) of the definition of “Permitted Liens”, Accounts with respect to which (o) the goods giving rise to such Account(n) have not been shipped and billed to the Account Debtor, or (p) the services giving rise to such Account have not been performed and billed to the Account Debtor, Accounts with respect to which the Account Debtor is a Sanctioned Person(o) or Sanctioned Entity, Accounts that represent the right to receive progress payments or other(p) advance billings prior to the completion of performance by Borrowers of the subject contract for goods or services, Accounts with respect to which the account debtor is located in any state(q) which imposes conditions on the right of a creditor to collect accounts receivable unless the applicable Borrower has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year, Accounts with respect to which the account debtor is located in a state in(r) which such Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports, Accounts evidenced by chattel paper or an instrument of any kind, or(s) which have been reduced to judgment, Accounts arising from the sale of Inventory that is not Eligible Petroleum(t) Inventory, or Accounts arising from a retail sale of Inventory to a Person who is(u) purchasing the same primarily for personal, family or household purposes. “Eligible Carrier” means any of the carriers, storage and pipeline companies listed on Schedule E-2 (Eligible Carriers) or otherwise approved from time to time by the Agent in its Permitted Discretion (each such approved Person being deemed to be added to Schedule E-2). “Eligible Investment Grade Accounts” means Eligible Accounts in respect of which the account debtor has received and currently holds an Investment Grade Rating; provided that the aggregate amount of such Accounts do not constitute more than twenty percent (20%) percent of 16 the aggregate amount of all Eligible Accounts of all Borrowers (but the portion of such Accounts in excess of such applicable percentages may be deemed Eligible Accounts). “Eligible LC Accounts” means Eligible Accounts created by a Borrower (including affiliate receivables) and the Purchased Lion Accounts, that, in each case, at the time of creation and at all times thereafter satisfy the following additional criteria: (a) Agent has received a true, correct and complete copy of an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent sufficient to cover such account, in form and substance satisfactory to Agent, payable at a place acceptable to Agent (provided, that to the extent that any letters of credit are not transferable by their terms or Agent is not otherwise entitled to draw thereon, no more than $16,500,000 (or such other amount to which such amount may be adjusted in accordance with Section 2.4(c)(v)(E) of the accounts subject to such letters of credit may be Eligible LC Accounts), (b) if required by a Co-Collateral Agent at any time a Triggering Event exists or Excess Availability is less than $27,500,000, the original of such letter of credit shall have been delivered to Agent or Agent’s agent, (c) at any time prior to the existence of a Triggering Event, Borrowers shall have caused Delek Refining to become the transferee beneficiary of any letters of credit issued for the benefit of Lion in respect of Purchased Lion Accounts entitled to draw thereon and, if required by a Co-Collateral Agent at any time a Triggering Event exists, Borrowers shall have caused Agent to become the transferee beneficiary of any letters of credit issued for the benefit of Lion in respect of Purchased Lion Accounts entitled to draw thereon, (d) if required by a Co-Collateral Agent at any time a Triggering Event exists, Borrowers shall have caused Agent to become the transferee beneficiary of the letter of credit entitled to draw thereon (including the letters of credit referenced in clause (c) above), (e) if required by Co-Collateral Agent at any time a Triggering Event exists, Agent shall have received the written agreement of the issuer or any other nominated person obligated to make any payment in respect thereof (including any confirming, correspondent or negotiating bank), in form and substance satisfactory to Agent, consenting to the collateral assignment of the proceeds of the letter of credit to Agent and agreeing to make all payments thereon directly to a specified deposit account of a Borrower, which deposit account is subject to a control agreement by and among such Borrower, Agent and the depository bank where such account is maintained that is in form and substance satisfactory to Agent or as Agent may otherwise direct and (f) Borrower may draw on such letter of credit in the event of a default by the account debtor under the account covered by such letter of credit, including upon the failure of the account debtor to make any payment in respect of such account when due and otherwise containing drawing provisions acceptable to Co-Collateral Agents. Any such account shall only be considered an Eligible LC Account to the extent of the amounts owing in respect thereof and available for drawing under the applicable letter of credit, and after reduction for any offsets or other amounts or claims of the account debtor that reduces the amount that may be drawn under the applicable letter of credit, all as determined from time to time by Co-Collateral Agents. “Eligible MLP Units” means any MLP Units (other than MLP Units that are subordinated common units) of Delek Logistics, that are pledged by a Borrower to Agent pursuant to a Pledge Agreement in form and substance satisfactory to Co-Collateral Agents and in which Agent has a duly-perfected, first priority and only Lien (“MLP Pledge Agreement”), but excluding therefrom: any MLP Units that cannot (in the reasonable determination of(a) Co-Collateral Agents) be offered as registered securities pursuant to any shelf registration 17 statement (whether because such MLP Units are not eligible to be offered pursuant to the shelf registration statement, or otherwise); and all MLP Units if any of the following occurs: the MLP Units cease to be(b) (a) publicly traded on the New York Stock Exchange or (b) authorized for quotation on the National Market; any MLP Units, to the extent that (i) any Insolvency Proceeding has been(c) filed by or against any Loan Party, or Delek Logistics or any of its Subsidiaries, or with respect to any assets of Loan Party, or Delek Logistics or any of its Subsidiaries, (ii) Delek Logistics GP, LLC ceases to be the sole general partner of Delek Logistics, (iii) any Loan Party, Delek Logistics GP, LLC or Delek Logistics has failed, suspended or ceased doing business, is liquidating, dissolving, or winding up its affairs, or is not Solvent; or (iv) any default or event of default has occurred under the MLP Pledge Agreement; any MLP Units that Co-Collateral Agents shall otherwise deem to be(d) ineligible in their Permitted Discretion; and any MLP Units available for designation and distribution under Section (e) 6.9(d) of the Agreement (but excluding any MLP Units that Borrower has affirmatively agreed in writing that it will not so designate for distribution under Section 6.9(d)). “Eligible Petroleum Asphalt Inventory” means Eligible Petroleum Inventory that consists of Asphalt. “Eligible Petroleum Inventory” means Petroleum Inventory (including crude oil) and petroleum products, byproducts and intermediate feed stocks, ethanol and bio-diesel products and other energy-related commodities, including any such products combined or to be combined with petroleum, distilled products, blend components and any other fuel in liquid form approved by Co-Collateral Agents, in each case held for ultimate sale in the ordinary course of the business of a Borrower (or, in the discretion of Agent, of Parent; provided, that, as to any Eligible Petroleum Inventory created by Parent (a) such Eligible Petroleum Inventory arises under a written agreement that is freely assignable by its terms to a Borrower and has been so assigned, (b) such Eligible Petroleum Inventory is promptly identified to Agent by Administrative Borrower and (c) the aggregate amount of all such Eligible Petroleum Inventory does not at any time exceed $25,000,000) and which the Co-Collateral Agents, in their Permitted Discretion do not exclude as ineligible based on one or more of the excluding criteria set forth below; provided, that, such criteria may be revised from time to time by Co-Collateral Agents in their Permitted Discretion to address the results of any field examination or appraisal performed from time to time after the Closing Date, and other due diligence or information with respect to the Borrowers’ business or assets of which Agent or Co-Collateral Agents become aware after the date hereof. Eligible Petroleum Inventory shall not include the following: linefill inventory connecting any process units at the refinery of(a) Borrowers, unmerchantable inventory,(b) 18 inventory that fails to satisfy all applicable Federal, State and local(c) regulatory requirements, but only to the extent that such failure renders it (i) unsaleable or (ii) not useful in the ordinary course of the refining process as conducted as of the Closing Date, inventory that is not at a location (i) owned or leased and operated by a(d) Borrower and set forth on Schedule E-1 (as such schedule may be updated with a location located in the United States or Canada from time to time by written notice from Administrative Borrower to Agent) or (ii) with or in an Eligible Carrier, inventory that is not subject to the first priority, valid and perfected(e) security interest of Agent under the laws of the United States and its political subdivisions and of Canada and its political subdivisions, to the extent applicable, or inventory subject to a security interest or lien of any other person or entity(f) (other than a person with whom Agent has a satisfactory intercreditor agreement) other than a Permitted Lien under clauses (a), (b), (c), (d) or (k) (and, with respect to (k) only, to the extent subject to Reserves) of the definition of “Permitted Liens”. “Eligible Petroleum Inventory Not-Received” means Petroleum Products (including crude oil) and petroleum products, byproducts and intermediate feed stocks, ethanol and bio-diesel products and other energy-related commodities, including any such products combined or to be combined with petroleum, distilled products, blend components and any other fuel in liquid form approved by Co-Collateral Agents, in each case to be held for ultimate sale in the ordinary course of the business of a Borrower that would otherwise constitute Eligible Petroleum Inventory that is purchased or contracted for purchase by a Borrower from a seller for whom such sale is in the ordinary course of business and, as of any date of determination, if such inventory is not owned by a Borrower, the unpaid obligation of such Borrower for the purchase of such inventory(a) is supported by (i) a documentary letter of credit issued under the Loan Documents by an Issuing Lender, which documentary letter of credit requires the original bill of lading (or other original document of title) relating to such inventory to be delivered to such Issuing Lender or its designee in connection with a drawing under such letter of credit, or (ii) a standby letter of credit issued under the Loan Documents by an Issuing Lender, which standby letter of credit provides that the beneficiary thereunder is not permitted to make any drawing thereunder until the beneficiary has delivered a certificate to such Issuing Lender certifying that delivery of such inventory has been made by the beneficiary to a Borrower and payment therefor is past due and owing, in each case such inventory, when owned by a Borrower, will be subject to(b) no security interests, liens or other claims or encumbrances other than Permitted Liens under clauses (a) or (b) of the definition of “Permitted Liens” securing amounts which have been disclosed in writing by Borrowers to Agent for the purposes of calculating any reserve with respect thereto, 19

Co-Collateral Agents shall each be satisfied with the terms of the(c) arrangements pursuant to which such Borrower shall acquire ownership of such inventory in the event of a draw under such letters of credit, and Agent shall, at its option, have confirmed with the seller of such inventory(d) the amounts owing, which shall be the same as reported by Borrowers to Agent; provided, that, for purposes of including such inventory in the Borrowing Base, such inventory shall be valued at (ji) if the purchase price thereof has been prepaid, the amount so prepaid by a Borrower, or (kii) the face amount of such Letter of Credit issued specifically to support the purchase of such inventory from the applicable supplier thereof, less, without duplicating other reserves, the aggregate amount of the payables owing by a Borrower to such supplier for any such inventory delivered to such Borrower or an Eligible Carrier and Agent shall have received such reports as to such payables as it may request. “Eligible Positive Exchange Agreement Balance” means, at any date of determination, the amount of the positive balance, valued at a mark to market basis, of the Petroleum Inventory that a Borrower has a right to receive from a trading partner (other than a trading partner determined by a Co-Collateral Agent to be unacceptable in such Co-Collateral Agent’s reasonable discretion) under an Exchange Agreement or money owing to a Borrower in connection with such exchange of Petroleum Inventory under an Exchange Agreement, net of any offsets or counterclaims, and only to the extent such Borrower’s rights in Petroleum Inventory are subject to a valid, first priority (subject only to Permitted Liens that by operation of law have priority), perfected security interest in favor of Agent as security for the Obligations; provided, that the value of the Eligible Positive Exchange Agreement Balance shall be subject to reserves as determined by Co-Collateral Agents. “Eligible Purchased Factored Accounts” means Purchased Lion Accounts which otherwise constitute Eligible Accounts (provided, that, notwithstanding the foregoing, no Purchased Lion Account shall be disqualified as an Eligible Purchased Factored Account solely if such Purchased Lion Account is not (a) created by Borrowers, in the ordinary course of business, (b) arising out of Borrowers’ sale of goods or rendition of services or (c) arising from the sale of Inventory that is not Eligible Petroleum Inventory); provided, that in no event shall any such Purchased Lion Account constitute an Eligible Purchased Factored Account if at any time (i) Lion fails to perform or comply with any of the terms, covenants, conditions or provisions contained in the Lion Limited Recourse Guaranty or any representation of Lion thereunder is not true and correct when made or when deemed made, or (ii) Lion shall be in default in respect of any Indebtedness to any Person in an aggregate amount of $10,000,000 or greater and such default results in a right by such Person, whether or not exercised, to accelerate the maturity of such Indebtedness or any payments due in respect thereof (except, to the extent, if any, that Co-Collateral Agents may otherwise determine in their Permitted Discretion). Notwithstanding anything to the contrary set forth above or otherwise in any of the Loan Documents, the amount of Eligible Purchased Factored Accounts may, at any time, be adjusted by Agent, in its reasonable discretion, to reflect information received by Agent from Loan Parties pursuant to clause (g)(viv) of Schedule 5.1/5.2 to the Credit Agreement. “Eligible Qualified Cash” means unrestricted cash or Cash Equivalents of Borrowers that are subject to the valid, enforceable and first priority perfected security interest of Agent in an 20 investment account or Deposit Account or Securities Account at Agent subject to a control agreement in form and substance satisfactory to Agent (and which, among other things, limits the terms of withdrawal of such funds by Borrowers to certain conditions, including the delivery of an updated Borrowing Base Certificate, Excess Availability after giving effect to such withdrawal and the absence of a Triggering Event) and free and clear of any other security interest, pledge, lien, encumbrance or claim (other than a person with whom Agent has a satisfactory intercreditor agreement). “Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $1,000,000,000; provided, that, such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial revolving loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $1,000,000,000, (d) any Affiliate (other than individuals) of a Lender, (e) so long as no Default or Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower (such approval by Administrative Borrower not to be unreasonably withheld, conditioned or delayed), and (0 during the continuation of a Default or an Event of Default, any other Person approved by Agent. In no event shall any Loan Party, any Affiliate of a Loan Party, any Defaulting Lender or any Affiliate of a Defaulting Lender constitute an Eligible Transferee. “Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest. “Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Parent or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time. “Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action. 21

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities. “Equipment” means equipment (as that term is defined in the Code). “Equity Interests” shall mean, with respect to any Person, all of the shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity or ownership interests at any time outstanding, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other equity interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other equity interests in) such Person and all warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other equity interests), but excluding (a) any debt security that is convertible into or exchangeable for any such shares (or such other equity interests) and (b) any stock appreciation rights, interests in phantom equity plans or similar rights or interests. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto. “ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or its Subsidiaries under IRC Section 414(c), (b) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Parent or any of its Subsidiaries is a member under IRC Section 414(m), or (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Parent or any of its Subsidiaries and whose employees are aggregated with the employees of Parent or its Subsidiaries under IRC Section 414(o). “ERISA Event” means (a) the occurrence of any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrowers or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the institution by PBGC of proceedings to terminate any Plan or Plans or to appoint a trustee to administer any Plan; or (f) the receipt by Borrowers or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrowers or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is being terminated or in reorganization, within the meaning of Title IV of ERISA. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. 22

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement. “Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Borrowers and their Subsidiaries aged in excess of historical levels with respect thereto (with due dates determined in accordance with customary practices and other than payables being contested or disputed by Borrowers in good faith) and all book overdrafts of Borrowers and their Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion. “Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time. “Exchange Agreement” means an agreement under which a Borrower undertakes to deliver goods to an unaffiliated person or on behalf of an unaffiliated Person to a customer of such Person in exchange for such Person’s delivery of similar goods to such Borrower or a customer of such Borrower. “Existing Credit Facility” means the $400,000,000 revolving credit facility provided to Delek Refining, Ltd. as set forth in the Credit Agreement, dated as of February 23, 2010, by and among Borrowers, Wells Fargo Capital Finance, LLC, as Agent, Wells Fargo Capital Finance, LLC and Bank of America, N.A., as Co-Collateral Agents and the lenders party thereto, as amended. “Existing Letters of Credit” means the letters of credit issued under the Existing Credit Facility and outstanding on the Closing Date, as set forth on Schedule 4.20. “Existing Lion Letters of Credit” has the meaning specified therefor in Section 3.6 of the Agreement. “Existing Loan Documents” means, collectively, (a) the Credit Agreement, dated as of February 23, 2010, by and among Borrowers, Wells Fargo Capital Finance, LLC, as Agent, Wells Fargo Capital Finance, LLC and Bank of America, N.A., as Co-Collateral Agents and the lenders party thereto, as amended, (b) the Loan Documents referred to therein, (c) the Existing Letters of Credit and (d) agreements, documents and instruments executed and/or delivered in connection with the foregoing (exclusive of any so-called “fee letters”). “Expansion Project” means improvements at Borrower’s refinery in Tyler, Texas to increase capacity at certain of such refinery’s processing units.Existing Term Loan” has the meaning specified therefor in Section 2.2 of the Agreement. “Extraordinary Receipts” means any cash received by Borrowers or any of their Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(f)(ii) of the Agreement) consisting of (a) proceeds of judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (b) indemnity payments (other than to the extent such indemnity payments are (a) immediately payable to a Person that is not an Affiliate of a Borrower or a Subsidiary of a Borrower, or (b) received by a Borrower or a Subsidiary of a Borrower as reimbursement for any payment 23 previously made to such Person), and (c) any purchase price adjustment (other than a working capital adjustment) received in connection with any purchase agreement. “FCCR Dollar Trigger” means the applicable dollar amount set forth in the column labeled “FCCR Dollar Trigger” on Schedule 7 as such amount may be modified based on any Term Loan prepayments and pursuant to the paragraphs immediately following the table set forth on Schedule 7. “FCCR Percentage Trigger” means the applicable percentage set forth in the column labeled “FCCR Percentage Trigger” on Schedule 7, as such percentage may be modified based on any Term Loan prepayments and pursuant to the paragraphs immediately following the table set forth on Schedule 7. “Fee Letter” means the amended and restated fee letter, dated January __, 2014,as of the First Amendment Effective Date, by and among Parent, Agent, certain Lenders and certain Affiliates thereofBorrowers and Agent. “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it. “First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement dated as of September 29, 2016, by, among others, Agent, Co-Collateral Agents, the Lenders party thereto and the Loan Parties. “First Amendment Effective Date” has the meaning assigned to such term in the First Amendment. “Fixed Charge Coverage Ratio” means, with respect to Parent and its Subsidiaries for any period, the ratio (a) of (i) EBITDA for such period, minus (ii) Capital Expenditures (except those financed with borrowed money other than Advances) during such period, minus (iii) all federal, state and local income taxes paid in cash to the extent, if any, in excess of any cash refunds of taxes during such period to (b) the sum of (i) Fixed Charges for such period, and (ii) the sum of all principal and interest amounts paid in cash during such period in respect of Permitted Subordinated Indebtedness plus all principal amounts paid in cash during such period in respect of Permitted Subordinated Indebtedness to the extent, if any, in excess of the aggregate amount of all additionalthat any such payment was made with respect to a Permitted Intercompany Advances drawn during such period under the Subordinated Debt DocumentsAdvance that, at the time of such payment, had been outstanding for a period of more than one calendar year at the time of such payment. “Fixed Charges” means, with respect to any fiscal period and with respect to Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense paid in cash during such period (other than Interest Expense 24 paid in cash with respect to Permitted Subordinated Indebtedness), (b) scheduled principal payments in respect of Indebtedness (other than Permitted Subordinated Indebtedness and Hedge Agreements) that are required to be paid during such period to the extent accompanied by a permanent reduction of commitments thereunder (exclusive of the termination of any Term Loan Commitments), (c) all Restricted Junior Payments paid in cash during such period (other than (a) the Special Asset Disposition Dividends and (b) dividends and distributions made by Parent to its shareholders solely with the proceeds of Drop Down Transactions), and (d) the amount, if any, by which the obligations owing from Lion to Loan Parties in connection with intercompany loans permitted under clause (e) of the definition of “Permitted Intercompany Advances” and Letters of Credit issued for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of its business exceeds the then aggregate amount of LoansAdvances available to be made and Letters of Credit available to be issued under the following components of the Borrowing Base (without giving effect to the Maximum Revolver Amount): (i) clause (d) of the definition of Borrowing Base, (ii) the portion of clauses (c) and (e) of the definition of Borrowing Base attributable to Purchased Lion Accounts and (iii) the portion of clause (jk) of the definition of Borrowing Base attributable to Standby Letters of Credit issued to support the purchase of Petroleum Inventory of Lion. “Force Maieure” means acts of God (including fire, flood, earthquake, storm, hurricane or other natural disaster), war, invasion, act of foreign enemies, hostilities (regardless of whether war is declared), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation, terrorist activities, blockage or embargo, and similar causes beyond a Person’s reasonable control and occurring without its fault or negligence, but excluding, in any event, labor disputes, strikes, or lockouts. “Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC Section 7701(a)(30). “Funded Indebtedness” means, as of any date of determination, all Indebtedness for borrowed money or letters of credit of Borrowers, determined on a consolidated basis in accordance with GAAP, that by its terms matures more than one (1) year after the date of calculation, and any such Indebtedness maturing within one (1) year from such date that is renewable or extendable at the option of a Borrower or a Subsidiary of any Borrower, as applicable, to a date more than one (1) year from such date, including, in any event, but without duplication, with respect to a Borrower or a Subsidiary of any Borrower, the Advances Usage and the amount of their Capitalized Lease Obligations. “Funding Date” means the date on which a Borrowing occurs. “Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of the Agreement. “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied. “Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person. 25

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body. “Guarantors” means (a) each Subsidiary of Borrower (other than any Subsidiary that is not required to become a Guarantor pursuant to Section 5.11), (b) Parent, (c) Delek U.S. Refining GP, LLC, a Texas limited liability company, and (d) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement, and “Guarantor” means any one of them; provided, that, Guarantors shall not include Holdings or, Lion or any Permitted JV. “Guaranty” means that certain general continuing guaranty, dated as of February 23, 2010, executed and delivered by each Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance reasonably satisfactory to Agent. “Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million. “Hedge Agreement” means any and all agreements or documents now existing or hereafter entered into by a Borrower or any Subsidiary of a Borrower that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the exposure of a Borrower or any Subsidiary of a Borrower to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices. “High Yield Offering” means the issuance by Delek US Holdings, Inc. of up to $400,000,000 of unsecured, high-yield notes, as described in a Description of Notes and an Offering Memorandum, in each case in form and substance satisfactory to Agent and received by Agent on or before such date as Agent may permit in its sole discretion. “Holdings” means Delek US Holdings, Inc., a Delaware corporation, and the sole shareholder of Parent. “Holdout Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement. “Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or 26 other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interest, and (h) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (a) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (b) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation. “Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement. “Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement. “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief. “Intercompany Subordination Agreement” means the Subordination Agreement, dated on or about the date hereof, among Delek Finance, Borrowers and Agent and acceptable in all respects to Co-Collateral Agents. “Interest Expense” means, for any period, the aggregate of the interest expense, netted against interest income from unaffiliated third parties of Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. “Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending (i) with respect to Advances, one (1), two (2) or three (3) months thereafter, and (ii) with respect to the Term Loan, one (1) month thereafter; provided, however, that, (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first (1st) day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end 27 on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one (1), two (2) or three (3) months after the date on which the Interest Period began, as applicable, and (d) Borrowers may not elect an Interest Period which will end after the Maturity Date (or, in the case of any LIBOR Rate Loan constituting a portion of the Term Loan, the Term Loan Maturity Date). “Inventory” means inventory (as that term is defined in the Code). “Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment Grade Rating” means, with respect to an account debtor, a long-term issuer rating of BBB- or higher from Standard & Poor or a long-term issuer rating of Baa3 or higher from Moody’s. “IRC” means the Internal Revenue Code of 1986, as in effect from time to time. “Issuing- Lender” means, individually and/or collectively (as the context may require), Wells Fargo Bank, National Association, Bank of America, N.A. and one other Lender so designated by Administrative Borrower from time to time and acceptable to Agent that agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit or Reimbursement Undertakings pursuant to Section 2.11 of the Agreement; provided, however, that in no event will there be more than fourthree (43) Issuing Lenders at any time. “Junior Creditor” means the Junior Creditor as defined in the Intercompany Subordination Agreement as in effect on the date hereof. “Lender” and “Lenders” have the respective meanings set forth in the preamble to the Agreement, includes the Swing Line Lender, Issuing Lender, and shall include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement. “Lender Group” means each of the Lenders (including the Issuing Lender) and Agent, or any one or more of them. “Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Parent or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) out-of-pocket fees or charges paid or incurred by Agent and Co-Collateral Agents in connection with the Lender Group’s transactions with Parent or its Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public 28 record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter), (c) out-of-pocket costs and expenses incurred by Agent in the disbursement of funds to Borrowers or other members of the Lender Group (by wire transfer or otherwise), (d) out-of-pocket charges paid or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable out-of-pocket costs and expenses paid or incurred by the Lender Group in connection with any default or to enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable out-of-pocket field examination fees and expenses (including travel, meals, and lodging) of Agent related to any inspections or field examinations plus a per diem charge at Agent’s then standard rate for Agent’s and Co-Collateral Agents’ examiners in the field and office (which rate as of the date hereofFirst Amendment Effective Date is $1,000 per person per day) to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter, (g) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with Parent or any of its Subsidiaries, (h) Agent’s reasonable costs and expenses (including reasonable attorneys’ fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating, or amending the Loan Documents, and (i) Agent’s and each Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Parent or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral. “Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement. “Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, representatives, and agents. “Letter of Credit” means a letter of credit issued by Issuing Lender or a letter of credit issued by Underlying Issuer, as the context requires. “Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent, including provisions that specify that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of those Lenders in an amount equal to one hundred five (105%) percent of the then existing Letter of Credit Usage, (b) causing the Letters of Credit to be returned to the Issuing Lender, with instructions to cancel from the beneficiary satisfactory to the Issuing Lender, or (c) providing Agent with a standby letter of 29 credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to one hundred five (105%) percent of the then existing Letter of Credit Usage (it being understood that the Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit). “Letter of Credit Disbursement” means a payment made by Issuing Lender or Underlying Issuer pursuant to a Letter of Credit. “Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn and unreimbursed amount of all outstanding Letters of Credit. “LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of the Agreement. “LIBOR Notice” means a written notice in the form of Exhibit L-1. “LIBOR Option” has the meaning specified therefor in Section 2.12(a) of the Agreement. “LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) one hundred (100%) percent minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage. “LIBOR Rate Loan” means the Term Loan and each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate. “LIBOR Rate Margin” means, as of any date of determination (with respect to any portion of the outstanding Advances on such date that is a LIBOR Rate Loan), the applicable margin set forth in the following table that corresponds to the most recent Quarterly Average Excess Availability calculationCalculation; provided, that for the period from the date of the AgreementFirst Amendment Effective Date through and including MarchDecember 31, 2014,2016, the LIBOR Rate Margin shall be at the margin set forth in Level II: Level Quarterly Average Excess Availability LIBOR Rate Margin I Equal to or greater than $220,000,000 2.001.25% II Greater than or equal to $110,000,000 but less than $220,000,000 2.251.50% III Less than $110,000,000 2.501.75% 30

Except as set forth in the foregoing proviso and subject to the immediately succeeding paragraph (and as of AprilJanuary 1, 2014,2017, at which time the LIBOR Rate Margin shall be adjusted based upon the Quarterly Average Excess Availability Calculation for the calendar quarter ended MarchDecember 31, 20142016), the LIBOR Rate Margin shall be based upon the most recent Quarterly Average Excess Availability Calculation, which will be calculated as of the end of each calendar quarter. Except as set forth in the foregoing proviso, the LIBOR Rate Margin shall be re-determined quarterly effective on the first (1st) day of the month in which the Borrower has timely delivered to Agent the certified calculation of the Quarterly Average Excess Availability pursuant to Section 5.1 of the Agreement; provided, that if Administrative Borrower fails to provide such certification when such certification is due, the LIBOR Rate Margin shall be set at the margin in “Level III” of the chart above effective as of the first (1st) day of the month in which the certification was required to be delivered until the date on which such certification is delivered on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the LIBOR Rate Margin shall be set at the margin based upon the calculations disclosed by such certification. In the event that the information regarding the Quarterly Average Excess Availability contained in any certificate delivered pursuant to Section 5.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher LIBOR Rate Margin for any period (a “LIBOR Rate Period”) than the LIBOR Rate Margin actually applied for such LIBOR Rate Period, then (a) Administrative Borrower shall immediately deliver to Agent a correct certificate for such LIBOR Rate Period, (b) the LIBOR Rate Margin shall be determined as if the correct LIBOR Rate Margin (as set forth in the table above) were applicable for such LIBOR Rate Period, and (c) Administrative Borrower shall immediately deliver to Agent full payment in respect of the accrued additional interest and Letter of Credit fees as a result of such increased LIBOR Rate Margin for such LIBOR Rate Period, which payment shall be promptly applied by Agent to the affected Obligations. “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any trust, conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing. “Lion” means Lion Oil Company, an Arkansas corporation. “Lion Acquisition” means the acquisition of a majority of the Equity Interests of Lion by Holdings pursuant to the Lion Acquisition Documents. “Lion Acquisition Agreement” means the Stock Purchase Agreement, dated March 17, 2011, by and among Ergon, Inc., Lion and Holdings, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. “Lion Acquisition Documents” means the Lion Acquisition Agreement and all other documents related thereto and executed in connection therewith. 31

“Lion Financing Agreement” has the meaning specified therefor in Section 3.6 of the Agreement. “Lion Intercreditor Agreement” means the Intercreditor Agreement, dated April 29, 2011, by and between Agent and Lion, and acknowledged by Delek Refining. “Lion Limited Recourse Guaranty” means the Limited Recourse General Continuing Guaranty, dated April 29, 2011, by Lion in favor of Agent, for the benefit of the Lender Group, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. “Lion Term Loan Trigger Date” has the meaning specified therefor in Section 3.6 of the Agreement. “Liquidation Adjustment” means the lesser of (i) the direct costs reasonably anticipated to be incurred by or on behalf of Agent or its agents in any sale of Inventory and (ii) $1,000,000. “Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement. “Loan Documents” means the Agreement, the Bank Product Agreements, any Borrowing Base Certificate, the Security Agreement, the Controlled Account Agreements, the Control Agreements, the Fee Letter, the Guaranty, the Intercompany Subordination Agreement, the Lion Intercreditor Agreement, the Letters of Credit, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement, the Pledge Agreement, any note or notes executed by Borrower in connection with the Agreement and payable to any member of the Lender Group, any letter of credit application entered into by Borrower in connection with the Agreement, and any other agreement entered into, now or in the future, by Holdings or any of its Subsidiaries in connection with the Agreement. “Loan Limit” means the lesser of (a) the Borrowing Base then in effect or (b) the Maximum Revolver Amount. “Loan Party” means any Borrower or any Guarantor; provided, that notwithstanding anything to the contrary set forth in any Loan Document, in no event shall “Loan Party” include Holdings or, Lion or any Permitted JV. “Location Differential” means the premium or discount in Inventory value when comparing price per barrel at the Inventory site to price per barrel at the published trading point, as reasonably determined by Administrative Borrower to reflect the premium or discount attributable to Inventory by virtue of its location. “Management Agreement” means the Management Agreement dated as of May 4, 2005, between Delek Refining and Mapco Express, Inc. “Marketing Agreement” means the Marketing Agreement, dated as of October 16, 2006, between Delek Refining and Delek Marketing. 32

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time. “Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse effect on, or with respect to (a) the business, results of operations, financial condition, assets or liabilities of Parent and its Subsidiaries taken as a whole, (b) the ability of the Parent and its Subsidiaries taken as a whole to perform their respective obligations under the Loan Documents, (c) the rights and remedies of the Agent, Issuing Lender, Swing Line Lender, and Lenders under any of the Loan Documents or (d) the legality, validity or enforceability of any of the Loan Documents. “Material Contract” means, any contract or other arrangement to which any Loan Party or any of their respective Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect. “Maturity Date” has the meaning specified therefor in Section 3.3 of the Agreement. “Maximum Credit” means the sum of the Maximum Revolver Amount and the Term Loan Amount. “Maximum Revolver Amount” means $600,000,000,450,000,000, as such amount may be adjusted in accordance with Section 2.4(c) and (d) of the Agreement. “MLP Units” means, collectively, Equity Interests representing limited partnership interests in Delek Logistics. “MLP Value” means, with respect to any Eligible MLP Units (if any) as of any date of determination, the product of (a) the number of Eligible MLP Units as of such date multiplied by (b) the market price per MLP Unit as of the close of market hours on the most recently ended trading date prior to the date of the Borrowing Base Certificate most recently delivered to Agent in accordance herewith, as such amount may be adjusted by Agent in its discretion to account for any reduction of such market price in excess of ten (10%) percent (10%) of the amount thereof during the period from the date of the delivery of such Borrowing Base Certificate until the date of the delivery of the next Borrowing Base Certificate in accordance herewith. “Moody’s” means Moody’s Investors Service, Inc. (or any successor thereto). “Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA. “Net Cash Proceeds” means: with respect to any sale or other disposition by Parent or any of its(a) Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on 33 behalf of Parent or its Subsidiaries, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under the Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or other disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by Parent or such Subsidiary in connection with such sale or disposition and (iii) taxes paid or payable to any taxing authorities by Parent or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Parent or any of its Subsidiaries, and are properly attributable to such transaction; and with respect to the issuance or incurrence of any Indebtedness (other than(b) under this Agreement) by Parent or any of its Subsidiaries, or the issuance by Parent or any of its Subsidiaries of any shares of its Equity Interests, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Parent or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by Parent or such Subsidiary in connection with such issuance or incurrence, (ii) taxes paid or payable to any taxing authorities by Parent or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Parent or any of its Subsidiaries, and are properly attributable to such transaction. “New Term Loans” means the term loans made pursuant to and in accordance with the New Term Loan Documents. “New Term Loan Agent” means the agent acting as administrative and collateral agent for and on behalf of the New Term Loan Lenders and any replacement or successor agent thereunder. “New Term Loan Agreement” means a New Term Loan and Security Agreement among New Term Loan Agent, New Term Loan Lenders, and certain Affiliates of Borrowers and the lenders party thereto, as may be entered into after the full and final repayment and satisfaction of all Obligations in respect of the Term Loan hereunder, in accordance with the terms of this Agreement, with respect to the New Term Loan Financing. “New Term Loan Documents” means the New Term Loan Agreement, and all agreements, documents and instruments executed and/or delivered in connection therewith. “New Term Loan Financing” means term loans or high yield bonds or notes (including the High Yield Offering), in an original principal amount equal to or greater than $100,000,000, entered into after the date hereof, that benefit Borrowers (which benefit could include additional loan draw down capacity in favor of Borrowers in the form of Permitted Subordinated Indebtedness of not less than $50,000,000 in connection therewith); provided, that the terms of such New Term Loan Financing and, except as otherwise expressly set forth herein, all 34 agreements, documents and instruments with respect thereto are in all respects reasonably satisfactory to Required Lenders. “New Term Loan Intercreditor Agreement” means an Intercreditor and Subordination Agreement, as may be entered into in accordance with the terms of this Agreement, between Agent and New Term Loan Agent, with respect to the New Term Loan Financing, in form and substance satisfactory to Co-Collateral Agents or, if Agent shall have released its security interest in the Equipment in connection therewith, a collateral access agreement in form and substance satisfactory to Agent. “New Term Loan Lenders” means the parties from time to time to the New Term Loan Agreement as lenders. “Obligations” means (a) all loans, Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), contingent reimbursement or indemnification obligations with respect to Reimbursement Undertaking or with respect to Letters of Credit, premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description, in each case owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrowers are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding. “OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury. “Optional Advance” shall have the same meaning given to such term in the Receivables Purchase Agreement. “Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement. “Overadvance” has the meaning specified therefor in Section 2.5 of the Agreement. “Paid But Unexpired Standby Letters of Credit” means, during a Post Supplier Payment Period, the undrawn amount under an outstanding Standby Letter of Credit issued to support the purchase of Petroleum Inventory of Borrowers or Lion as of such date of determination where the supplier of such Petroleum Inventory in connection with which such Standby Letter of Credit 35 was specifically issued has been paid in full and therefore is not otherwise entitled to draw on such Standby Letter of Credit, in whole or in part. “Parent” has the meaning specified therefor in the preamble to the Agreement. “Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement. “Participant Register” has the meaning set forth in Section 13.1(i) of the Agreement. “Patent Security Agreement” has the meaning specified therefor in the Security Agreement. “Patriot Act” has the meaning specified therefor in Section 4.19 of the Agreement. “Payment Deferral” shall have the same meaning given to such term in the Receivables Purchase Agreement. “Payment in Full” or “payment in full” has the meaning specified therefor in Section 1.4 of the Agreement. “Payoff Date” means the first date on which all of the Obligations are paid in full and the Commitments of Lenders are terminated. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions. “Permitted Acquisition” means any Acquisition so long as: no Default or Event of Default shall have occurred and be continuing or(a) would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual, no Indebtedness will be incurred, assumed, or would exist with respect to(b) Parent or its Subsidiaries as a result of such Acquisition, other than Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of Parent or its Subsidiaries as a result or such Acquisition other than Permitted Liens, Parent has provided Agent with written confirmationinformation (which (c) information is provided for informational purposes only, it being agreed that compliance with the financial covenants set forth in Section 7 is not required in connection with the deliveries required under this subsection (c)), supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by Borrowers and Agent) created by adding the historical combined financial statements of Parent (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to 36 the assets to be acquired) pursuant to the proposed Acquisition, Parent and its Subsidiaries (i) would have been in compliance with respect to (i) the financial covenants in Section 7 of the Agreement for the Reference Period applicable to the most recently delivered Compliance Certificate issued by Borrower to Agent prior to the proposed date of consummation of such proposed Acquisition (irrespective of whether such covenant was then being tested), and (ii) are projected to be in compliance with the financial covenants in Section 7 for the Reference Period ended one (1) year after the proposed date of consummation of such proposed Acquisition (irrespective of whether such covenant was then being tested), Parent has provided Agent with its due diligence package relative to the(d) proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one (1) year period following the date of the proposed Acquisition, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent, (e) Borrowers shall have Excess Availability in an amount equal to or greater than $68,750,000 immediately after giving effect to the consummation of the proposed Acquisition, (f) the assets being acquired or the Person whose Equity Interests is being(e) acquired did not have negative EBITDA during the twelve (12) consecutive month period most recently concluded prior to the date of the proposed Acquisition, (g) Parent has provided Agent with written notice of the proposed(f) Acquisition at least fifteen (15) Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than five (5) Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition, which agreement and documents shall be reasonably acceptable to Agent, (h) the assets being acquired (other than a de minimis amount of assets in(g) relation to Parent’s and its Subsidiaries’ total assets), or the Person whose Equity Interests is being acquired, are useful in or engaged in, as applicable, the business of Parent and its Subsidiaries or a business reasonably related thereto, (i) (A) the assets being acquired (other than a de minimis amount of assets(h) in relation to the assets being acquired) are located within the United States or (B) (i) the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States and (ii) such Person’s assets are located in the United States, (j) the subject assets or Equity Interests, as applicable, are being acquired(i) directly by a Borrower or one of its Subsidiaries that is a Loan Party, and, in connection therewith, such Borrower or the applicable Loan Party shall have complied with Section 5.11 or 5.12 as applicable, of the Agreement and, in the case of an acquisition of Equity Interests, such Borrower or the applicable Loan Party shall have demonstrated to Agent that the new Loan 37

Parties have received consideration sufficient to make the joinder documents binding and enforceable against such new Loan Parties, and (k) the purchase consideration payable in respect of all Permitted Acquisitions (including the proposed Acquisition and including deferred payment obligations) shall not (exclusive of the amount of any contemporaneous cash equity contribution permitted hereunder, made in contemplation of the payment of such purchase consideration; provided that if in connection with any New Term Loan, Agent shall have released or subordinated its security interest in any of the Collateral (it being acknowledged and agreed that in no event shall Agent release or subordinate its security interest in any of the Collateral other than Equipment), in no event shall all or any portion of such cash equity contribution consist directly or indirectly of proceeds of such New Term Loan), exceed $15,000,000 in any fiscal year; provided however, if Borrower does not expend the full amount of such $15,000,000 as purchase consideration payable in respect of all Permitted Acquisitions in any fiscal year, then (a) fifty percent (50%) of such $15,000,000 that is unexpended may be carried over for such expenditures into the next succeeding fiscal years until fully expended and (b) purchase consideration payable in respect of all Permitted Acquisitions during any fiscal year thereafter shall be deemed made, first, in respect of amounts carried over from the prior fiscal years pursuant to subclause (a) above and second, in respect of amounts permitted for such fiscal year as provided above. either (x) Excess Availability on each day of the thirty (30) day period (j) ended on the date of such proposed Acquisition and after giving effect thereto shall be greater than twenty-five (25%) percent of the Loan Limit, or (y)(A) Excess Availability on each day of the thirty (30) day period ended on the date of such proposed Acquisition and after giving effect thereto shall be greater than twenty (20%) percent of the Loan Limit, and (B) the Fixed Charge Coverage Ratio reflected in the most recently delivered Compliance Certificate issued by Borrowers to Agent in accordance with the Credit Agreement with respect to a Reference Period, after giving pro forma effect to the making of such proposed Acquisition as a Fixed Charge paid on the first day of such Reference Period, shall be not less than 1.0:1.0. “Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment. “Permitted Dispositions” means: sales, abandonment, or other dispositions of Equipment and any assets not(a) constituting Collateral (including, without limitation, fixtures) that are substantially worn, damaged, or obsolete in the ordinary course of business, sales of Inventory to buyers in the ordinary course of business,(b) the use or transfer of money or Cash Equivalents in a manner that is not(c) prohibited by the terms of the Agreement or the other Loan Documents, the licensing, on a non-exclusive basis, of patents, trademarks, copyrights,(d) and other intellectual property rights in the ordinary course of business, the granting of Permitted Liens,(e) 38 the sale or discount, in each case without recourse, of Accounts arising in(f) the ordinary course of business, but only in connection with the compromise or collection thereof, any involuntary loss, damage or destruction of property,(g) any involuntary condemnation, seizure or taking, by exercise of the power(h) of eminent domain or otherwise, or confiscation or requisition of use of property, the leasing or subleasing of assets of Parent or its Subsidiaries in the(i) ordinary course of business (but specifically excluding any sale-leaseback transaction), the sale or issuance of Equity Interests (other than Disqualified Equity(j) Interest) of Parent that does not result in a Change of Control hereunder, the lapse of registered patents, trademarks and other intellectual property(k) of any Borrower or Subsidiary of any Borrower to the extent that the continued registration thereof is not economically desirable in the conduct of its business and so long as such lapse is not materially adverse to the interests of Lenders, the making of a Restricted Junior Payment that is expressly permitted to be(l) made pursuant to the Agreement, the transfer of assets pursuant to Platinum Lease Transactions,(m) the making of a Permitted Investment pursuant to and in accordance with(n) the terms of the Agreement; consummating one or more Drop Down Transactions pursuant to and in(o) accordance with the terms of the Agreement, dispositions of any Permitted JV Investment, and(p) (p) dispositions of (i) assets (other than Accounts, intellectual property,(q) licenses, Equity Interests of Subsidiaries of Borrowers, or Material Contracts) not otherwise permitted in clauses (a) through (op) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in all such dispositions since the ClosingFirst Amendment Effective Date (including the proposed disposition) would not exceed $1,375,000 in any fiscal year of Parent and its Subsidiaries and (ii) the Special Asset Dispositions. “Permitted Holder” means Delek US Holdings, Inc. “Permitted Indebtedness” means: the Obligations, including Indebtedness evidenced by the Agreement and(a) the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit, 39

Permitted Subordinated Indebtedness;(b) Indebtedness in respect of Permitted Intercompany Advances;(c) Indebtedness in respect of the New Term Loan Financing;(d) Indebtedness set forth on Schedule 4.20 and any Refinancing Indebtedness(e) in respect of such Indebtedness; Permitted Purchase Money Indebtedness and any Refinancing(f) Indebtedness in respect of such Indebtedness; endorsement of instruments or other payment items for deposit;(g) Indebtedness consisting of (i) unsecured guarantees incurred in the(h) ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of Parent or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness; unsecured Indebtedness of Parent or any of its Subsidiaries that is incurred(i) on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness is not incurred for working capital purposes, (iii) such unsecured Indebtedness does not mature prior to the date that is twelve (12) months after the Maturity Date, (iv) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Co-Collateral Agents and Agent, and (v) the only interest that accrues with respect to such Indebtedness is payable in kind; Acquired Indebtedness in an amount not to exceed $10,000,000(j) outstanding at any one time; Indebtedness incurred in the ordinary course of business under(k) performance, surety, statutory, and appeal bonds; Indebtedness owed to any Person providing property, casualty, liability, or(l) other insurance to Parent or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year; the incurrence by Borrowers or their Subsidiaries of Indebtedness under(m) Hedge Agreements that are incurred for the bona fide purpose of hedging the commodity, interest rate or foreign currency risk associated with Borrowers’ and their Subsidiaries’ operations and not for speculative purposes; 40 unsecured Indebtedness incurred in respect of netting services, overdraft(n) protection, and other like services, in each case, incurred in the ordinary course of business; unsecured Indebtedness of Parent owing to former employees, officers, or(o) directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by Parent of the Equity Interests of Parent that have been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $1,375,000, and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent; unsecured Indebtedness owing to sellers of assets or Equity Interests to a(p) Loan Party that is incurred by the applicable Loan Party in connection with the consummation of one or more Permitted Acquisitions so long as (i) the aggregate principal amount for all such unsecured Indebtedness does not exceed $34,375,000 at any one time outstanding, (ii) is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent, and (iii) is otherwise on terms and conditions (including all economic terms and the absence of covenants) reasonably acceptable to Agent; contingent liabilities in respect of any indemnification obligation,(q) adjustment of purchase price, non-compete, or similar obligation of a Borrower or the applicable Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions; Indebtedness constituting Permitted Investments;(r) unsecured guarantee obligations made in the ordinary course of business(s) by a Loan Party of obligations constituting Permitted Indebtedness of any other Loan Party or other obligations permitted to be incurred hereunder by any other Loan Party, unsecured, joint and several guarantee obligations with respect to the(t) payment obligations of the issuer under the High Yield Offering, other unsecured Indebtedness not referred to above, in an aggregate(u) amount at any time outstanding not to exceed $13,750,000, Indebtedness of Delek Refining owing to Lion in the form of Payment(v) Deferrals evidenced by the Deferred Payment Note (as such terms are defined in the Receivables Purchase Agreement), Indebtedness of Parent or any of its Subsidiaries that is incurred pursuant(w) to a Platinum Lease Transaction that is reasonably acceptable to Agent, and Guarantees of Parent or any of its Subsidiaries that is incurred in respect of(x) Indebtedness of Delek Logistics or Delek Logistics’ Subsidiaries under one or more Delek Logistics Credit Facilities provided that such guarantees shall be (i) unsecured (other than by a 41 pledge of notes receivable from an Affiliate of Parent, provided such Affiliate is not a Loan Party) and (b) subordinated to the Obligations on terms reasonably acceptable to Agent, and Indebtedness of the type described in clause (d) of the definition of (y) “Indebtedness” (and subject, for the avoidance of doubt, to the last sentence of such definition), to the extent secured by Permitted Liens described in clauses (c) or (d) of the definition of “Permitted Liens”. “Permitted Intercompany Advances” means (a) loans made, dividends or distributions paid, or Investments made, by a Loan Party to or for the benefit of another Loan Party, (b) loans made, dividends or distributions paid, or Investments made, by a non-Loan Party to or for the benefit of another non-Loan Party, (c) loans made, dividends or distributions paid, or Investments made, by a non-Loan Party to or for the benefit of a Loan Party, so long as, in the case of a loan, the parties thereto are party to the Intercompany Subordination Agreement or another subordination agreement in form and substance satisfactory to Co-Collateral Agents and Agent, and in the case of dividends or distributions or Investments, no amounts in respect thereof are repaid or required to be repaid by a Loan Party prior to the Payment in Full of all Obligations hereunder and the termination of this Agreement in accordance with its terms, (d) loans made by a Loan Party to or for the benefit of a non-Loan Party (other than Lion), so long as (i) the sum of (A) all such loans outstanding at any one time, plus (B) all such dividends or distributions and all such Investments (the net amount thereof after taking into account all offsetting dividends or distributions and Investments), under clauses (a) and (d) above, does not exceed $37,500,000 (ii) no Event of Default has occurred and is continuing or would result therefrom, and (iii) with respect to such loans, dividends or Investments under clauses (a) and (d) above, the Borrowers have aggregate Excess Availability of not less than $89,375,000 immediately after giving effect to each such loan, dividend, distribution or Investment, (e) loans made by Delek Refining to Lion and Letters of Credit caused to be issued by Delek Refining for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of Lion’s business (including, without limitation, Optional Advances), so long as (i) the sum of (A) all such loans and (B) the face amount of such Letters of Credit outstanding at any one time which exceed the then outstanding balance of the purchase price for Purchased Lion Accounts, shall not be greater than $40,000,000, (ii) with respect to any portion of the sum of (A) loans made by Delek Refining to Lion and (B) the face amount of such Letters of Credit caused to be issued by Delek Refining that exceed the then outstanding balance of the purchase price for Purchased Lion Accounts, the Borrowers have aggregate Excess Availability of not less than $68,750,000 immediately after giving effect to that portion of the sum of (A) each such loan and (B) the face amount of each such Letter of Credit, in excess of the then outstanding balance of the purchase price for Purchased Lion Accounts, (iii) with respect to all or any portion of the sum of (A) all such loans made by Delek Refining and (B) the face amount of such Letters of Credit caused to be issued by Delek Refining that do not exceed the then outstanding balance of the purchase price for Purchased Lion Accounts, the Borrowers have aggregate Excess Availability of not less than $34,375,000 immediately after giving effect to that portion of the sum of (A) each such loan and (B) the face amount of such Letters of Credit that are not in excess of the then outstanding balance of the purchase price for Purchased Lion Accounts, (iv) the Receivables Purchase Agreement is in full force and effect at the time of the making of any such loan, (v) the Indebtedness arising pursuant to any such loan shall be evidenced by a promissory note or other instrument, and the original of such note or other instrument is promptly delivered to Agent upon 42 its request to hold as part of the Collateral, with such endorsement and/or assignment by Lion of such note or other instrument as Agent may require and (vi) no Event of Default has occurred and is continuing or would result therefrom. “Permitted Intercompany Advances” shall not include any cash dividends or distributions made pursuant to Section 6.9(a), (b), (d) or, (e) or (f) of the Agreement. “Permitted Investments” means: Investments in cash and Cash Equivalents,(a) Investments in negotiable instruments deposited or to be deposited for(b) collection in the ordinary course of business, advances made in connection with purchases of goods or services in the(c) ordinary course of business, Investments received in settlement of amounts due to any Loan Party or(d) any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries, Investments owned by any Loan Party or any of its Subsidiaries on the(e) ClosingFirst Amendment Effective Date and set forth on Schedule P-1, guarantees permitted under the definition of Permitted Indebtedness,(f) Permitted Intercompany Advances,(g) Equity Interests or other securities acquired in connection with the(h) satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims, deposits of cash made in the ordinary course of business to secure(i) performance of operating leases, non-cash loans to employees, officers, and directors of Borrowers or any(j) of their Subsidiaries for the purpose of purchasing Equity Interests in Parent so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Parent permitted hereunder, Permitted Acquisitions and Permitted JV Investments,(k) Investments in the form of capital contributions and the acquisition of(l) Equity Interests made by any Loan Party in any other Loan Party (other than capital contributions to or the acquisition of Equity Interests of Parent), 43 the incurrence by Borrowers or their Subsidiaries of Investments under(m) Hedge Agreements that are incurred for the bona fide purpose of hedging the commodity, interest rate or foreign currency risk associated with Borrowers’ and their Subsidiaries’ operations and not for speculative purposes, Drop Down Transactions;(n) Investments in the form of Equity Interests in MLP Units, and(o) so long as no Event of Default has occurred and is continuing or would(p) result therefrom, any other Investments net of repayment of any previous Investments made under this clause (p) in an aggregate amount not to exceed $1,375,000 in any twelve (12) consecutive calendar month period. “Permitted JV” means any joint venture identified on Schedule 1.2 hereof or otherwise approved in writing by Agent. “Permitted JV Investments” means any Investment in a Permitted JV so long as: (i) the aggregate amount of all such Investments does not exceed (a) $15,000,000 in any twelve (12) consecutive calendar month period; provided, however, if Borrower does not expend the full amount of such $15,000,000 as Permitted JV Investments in any such period, then such amount that is unexpended may be carried over for such Permitted JV Investments into the next succeeding twelve (12) consecutive calendar month period; provided, further, that in no event shall such Investments, including all amounts so carried over, exceed $30,000,000 in any twelve (12) consecutive calendar month period; or (ii) on or after the full and final repayment of all Obligations in respect of the Term Loan, the aggregate amount of all such Investments in any twelve (12) consecutive calendar month period does not exceed the amounts set forth in clause (i) above, unless either (x)(A) Excess Availability for the five (5) consecutive Business Day period immediately preceding the making of such Investment and after giving effect thereto shall be greater than seventeen and one-half (17.5%) percent of the Loan Limit, and (B) the Fixed Charge Coverage Ratio reflected in the most recently delivered Compliance Certificate issued by Borrowers to Agent in accordance with the Credit Agreement with respect to a Reference Period, after giving pro forma effect to the making of such Investment as a Fixed Charge paid on the first day of such Reference Period, shall be not less than 1.1:1.0 or (y)(A) Excess Availability for the five (5) consecutive Business Day period immediately preceding the making of such Investment and after giving effect thereto shall be greater than thirty (30%) percent of the Loan Limit, and (B) the average of the daily Excess Availability for the sixty-five (65) consecutive day period immediately preceding the making of such Investment and after giving effect thereto shall be greater than thirty (30%) percent of the Loan Limit; provided, that, subject to the satisfaction of the other conditions set forth below, Borrowers may make Investments in Permitted JVs in excess of the amounts set forth in clause (i) above, notwithstanding that the conditions described in clause (ii) above are not then satisfied, so long as the sole source of such Investments is capital contributions by Holdings to Parent (which capital contributions are substantially contemporaneously further contributed to Borrowers as a capital contribution) designated and made for such purpose and made within ten (10) days prior to such Investment; 44 no Default or Event of Default shall have occurred and be continuing or (b) would result from the making of such Investment; and the Governing Documents of such Permitted JV are acceptable to Agent in (c) its Permitted Discretion. “Permitted Liens” means, as applied to any Person: Any Lien in favor of an Agent, the Issuing Lender or the Lenders to secure(a) the Obligations; Liens in favor of New Term Loan Agent to secure the obligations under(b) the New Term Loan Documents, subject to the terms of the New Term Loan Intercreditor Agreement; (i) Liens on real estate for real estate taxes, assessments, sewer and water(c) charges and/or other governmental charges and levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims not yet delinquent or the non-payment of which is being diligently contested in good faith by customary or appropriate proceedings and for which adequate reserves have been set aside on such Person’s books; Liens of mechanics, laborers, suppliers, workers and materialmen incurred(d) in the ordinary course of business for sums not past due or being diligently contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; Liens incurred in the ordinary course of business in connection with(e) worker’s compensation and unemployment insurance or other types of social security benefits; Easements, rights-of-way, restrictions, and other similar encumbrances on(f) the use of real property which either (i) are non-monetary in nature and are existing as of the date of this Agreement or (ii) do not materially interfere with the ordinary conduct of the business of such Person; Purchase money Liens or the interests of lessors under Capital Leases to(g) the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof, in each case only to the extent permitted by Section 6.1 hereof; Deposits to secure the performance of bids, trade contracts, tenders, sales,(h) leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; Liens on assets of a Borrower and/or their Subsidiaries which are set forth(i) on Schedule P-2, attached hereto; 45

Liens securing Capitalized Lease Obligations; provided that, such Liens(j) attach only to the assets leased by a Borrower and/or its Subsidiaries and secure only Indebtedness incurred by a Borrower and/or its Subsidiaries in order to lease such assets, but only to the extent permitted by Section 6.1 hereof; Liens securing rental, storage, throughput, handling or other fees or(k) charges owing from time to time to Eligible Carriers, solely to the extent of such fees or charges; Liens securing permitted Indebtedness to the extent, if any, such Permitted(l) Indebtedness is expressly permitted to be secured under the definition of Permitted Indebtedness; Liens on cash of Borrowers securing Indebtedness incurred by a Borrower(m) in connection with Hedging Transactions permitted under Section 6.1; Liens in favor of Lion only on the Purchased Lion Accounts (but not on(n) any proceeds or products thereof) securing Indebtedness of Delek Refining owing to Lion in respect of any Payment Deferral (as such term is defined in the Receivables Purchase Agreement’); provided that such Liens shall be subordinate and subject to the Liens of Agent pursuant to the Lion Intercreditor Agreement; any Liens in the form of rights of first refusal or rights of first offer on real(o) property or Equipment (provided such rights are subordinated to any Liens in favor of Agent for the benefit of Lenders) and easements, leases, rights of way, or similar access or use rights, in each case only to the extent related to the transactions under (i) the Special Asset Disposition Documents or (ii) the Drop Down Documents to the extent expressly contemplated thereby; Liens relating to a Platinum Lease Transaction that are upon platinum or(p) platinum related product, such as catalyst, (i) subject to such Platinum Lease Transaction and (ii) used by the Borrower or any of its Subsidiaries in the ordinary course of business; and Liens on notes receivable from an Affiliate of Parent, provided such(q) Affiliate is not a Loan Party, securing guarantees permitted under subsection (x) of the definition of Permitted Indebtedness. “Permitted Lion RPA Termination” means the termination of the Receivables Purchase Agreement and the arrangements set forth therein upon the satisfaction of each of the following conditions: (i) no Event of Default has occurred and is continuing at such time, (ii) no Letters of Credit issued for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of Lion’s business remain outstanding, or amounts thereunder remain undrawn or unreimbursed, at such time, unless Letter of Credit Collateralization has been provided with respect to all such Letters of Credit, (iii) there are no Permitted Intercompany Advances from any Loan Party to Lion outstanding at such time, and (iv) Loan Parties do not have any contingent obligations to Agent or Lender under this Agreement in connection with the Purchased Lion Accounts or any of the arrangements contemplated by the Receivables Purchase Agreement for which Agent has not received cash collateral in the full amount thereof. For the avoidance of doubt, a “Permitted Lion RPA Termination” shall include any such termination described in Section 3.6 of the Agreement so long as the conditions set forth in this definition and in such Section 3.6 shall have been satisfied. 46

“Permitted Protest” means the right of Parent or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment; provided that (a) a reserve with respect to such obligation is established on Parent’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Parent or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens. “Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the ClosingFirst Amendment Effective Date in an aggregate principal amount outstanding at any one time not in excess of $48,125,000. “Permitted Subordinated Indebtedness” means (a) Indebtedness evidenced by the Subordinated Note, including Additional Subordinated Indebtedness, (b) Subordinated Working Capital Indebtedness, or (c) any other Indebtedness of a Borrower or any Subsidiary that (a) is expressly subordinated to the Obligations on terms satisfactory to the Agent and the Required Lenders in their sole discretion, (b) matures by its terms no earlier than six (6) months after the Maturity Date, (c) bears interest at a rate per annum not to exceed ten (10%) percent and (d) is evidenced by an instrument that is in a form reasonably satisfactory to Agent and the Required Lenders. “Person” or “person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof. “Petroleum Inventory” means Inventory consisting of Petroleum Products. “Petroleum Products” means petroleum, crude oil and petroleum products, byproducts and intermediate feed stocks, ethanol and bio-diesel products and other energy-related commodities, including, without limitation, any such products combined or to be combined with petroleum, distilled products, blend components and any other fuel in liquid form approved by Co-Collateral Agents. “Pipelines and Tankage Agreement” means the Pipelines and Tankage Agreement, dated March 31, 2009, between Delek Crude Logistics, LLC and Delek Refining, Ltd. “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Platinum Lease Transaction” means a transaction reasonably acceptable to Agent (the agreements, documents, and instruments for which, as well as the rights and remedies thereunder, have been collaterally assigned by the Borrower or the applicable Subsidiary to the Agent on terms and conditions reasonably acceptable to the Agent), by any Borrower or any of its 47

Subsidiaries of platinum or platinum related product, such as catalyst, used by a Borrower or any of its Subsidiaries in the ordinary course of business; provided, further, that, if required by lessor thereunder or determined to be appropriate by Agent, in its Permitted Discretion, Agent and such lessor shall enter into one or more intercreditor agreement (s) with respect to their relative rights to assets of Borrowers or any applicable Subsidiary, in such form acceptable to Agent, in its Permitted Discretion. “Pledge Agreement” means the pledge and security agreement, dated as of the date hereof, in form and substance reasonably satisfactory to Agent, executed and delivered by certain of Borrowers and Guarantors to Agent. “Post Supplier Payment Period” shall mean the period commencing on the date on which a Borrower shall have paid in full all amounts owed for the purchase of Petroleum Inventory (the “Full Payment Date”) the payment for which was supported by a Standby Letter of Credit issued specifically for such purpose and ending on the sooner of (a) eighteen (18) days after the Full Payment Date or (b) the date the original of such Standby Letter of Credit is returned to the issuer for cancellation with such instructions for cancellation as such issuer may require. “Preferred Stock” means, as applied to the Equity Interests of any Person, the Equity Interests of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person. “Product Differential” means the price premium or discount associated with feedstock, product slate or product quality when the quality of the inventory is different than the specifications for the reference market price, as reasonably determined by Administrative Borrower from time to time. “Projections” means, as applicable for each of Parent and, prior to the effectiveness of a Permitted Lion RPA Termination, Lion, forecasted (a) consolidated balance sheets, (b) consolidated profit and loss statements, (c) consolidated cash flow statements, (d) purchase by Borrowers of Lion Purchased Accounts, (e) projected Borrowing Base, which includes the issuance of Letters of Credit issued on behalf of Borrowers and the issuance of Letters of Credit for the benefit of creditors of Lion and/or in support of certain insurance and workers compensation or other obligations in respect of its business and (f) projected Fixed Charge Coverage Ratio calculation; all of the foregoing, as applicable, prepared on a basis consistent with Parent’s or Lion’s, as applicable, historical financial statements, together with appropriate supporting details and a statement of underlying assumptions. “Pro Rata Share” means, as of any date of determination: with respect to a Lender’s obligation to make Advances and right to(a) receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Advances Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Advances Commitment, by (z) the aggregate Advances Commitments of all Lenders, and (ii) from and after the time that the Advances Commitments have been 48 terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances, with respect to a Lender’s obligation to participate in Letters of Credit and(b) Reimbursement Undertakings, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Advances Commitment, by (z) the aggregate Advances Commitments of all Lenders, and (ii) from and after the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances; provided, however, that, if all of the Advances have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Commitments had not been terminated or reduced to zero and based upon the Advances Commitments as they existed immediately prior to their termination or reduction to zero, with respect to a Lender’s obligation to make Term Loans and right to(c) receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Term Loan Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Term Loan Commitment, by (z) the aggregate Term Loan Commitments of all Lenders, and (ii) from and after the time that the Term Loan Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Term Loans by (z) the outstanding principal amount of the Term Loan, with respect to all other matters as to a particular Lender (including the(d) indemnification obligations arising under Section 15.7 of the Agreement), (i) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) the sum of such Lender’s Advances Commitment and Term Loan Commitment by (z) the aggregate amount of Commitments of all Lenders, and (ii) from and after the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances and Term Loans, by (z) the sum of the outstanding principal amount of all Advances and Term Loans; provided, however, that, if all of the Advances and Term Loan have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Commitments had not been terminated or reduced to zero and based upon the Advances Exposure as it existed immediately prior to their termination or reduction to zero, and notwithstanding anything to the contrary set forth herein, (i) with respect(e) to the definitions of “Required Lenders” and “Supermajority Lenders”, the aggregate of each individual Lender’s Advances Commitment and Term Loan Exposure, (ii) with respect to the definition of “Required Term Loan Lenders” and “Supermajority Term Loan Lenders”, each individual Lender’s Term Loan Exposure, and (iii) with respect to the definition of “Required Advances Lenders”, each individual Lender’s Advances Commitment. “Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement. 49

“Purchased Lion Accounts” means the Accounts of any Borrower consisting of the right to payment of a monetary obligation from account debtors for Accounts sold by Lion to such Borrower pursuant to and in accordance with the terms and conditions of the Receivables Purchase Agreement (as in effect on the ClosingFirst Amendment Effective Date or as amended as permitted by this Agreement), exclusive of any management fee payable by Lion to any Loan Party in connection therewith. “Purchased Lion Accounts Deposit Account” means deposit account designated by Delek Refining in writing to Agent as the Purchased Lion Accounts Deposit Account, maintained by Wells Fargo Bank, National Association, and into which all payments in respect of the Purchased Lion Accounts are deposited. “Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within twenty (20) days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof. “Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Parent and its Subsidiaries that is in investment accounts, Deposit Accounts or in Securities Accounts, or any combination thereof, and which such investment accounts, Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States. “Quarterly Average Excess Availability” means, for any calendar quarter, the daily average of the aggregate amount of the Excess Availability for such calendar quarter. “Real Property” means any estates or interests in real property now owned or hereafter acquired by Parent or its Subsidiaries and the improvements thereto. “Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated April 29, 2011, by and between Delek Refining and Lion, as the same now exists or(i) has been amended by that certain First Amendment to Receivables Purchase Agreement, dated the Closing Date, that certain Second Amendment to Receivables Purchase Agreement, dated March 21, 2016, and that certain Third Amendment to Receivables Purchase Agreement, dated as of the First Amendment Effective Date, and (ii) may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced after the First Amendment Effective Date. “Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form. “Reference Period” means any period of twelve (12) consecutive fiscal months. “Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as: such refinancings, renewals, or extensions do not result in an increase in(a) the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the 50 amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto, such refinancings, renewals, or extensions do not result in a shortening of(b) the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of Lenders, if the Indebtedness that is refinanced, renewed, or extended was(c) subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and the Indebtedness that is refinanced, renewed, or extended is not recourse to(d) any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended. “Refining Agreement” means the Refining Agreement, dated on or about the date hereof, by and between Holdings and Delek Refining, by and through its general partner Delek U.S. Refining GP, LLC. “Register” has the meaning set forth in Section 13.1(h) of the Agreement. “Registered Loan” has the meaning set forth in Section 13.1(h) of the Agreement. “Reimbursement Undertaking” has the meaning specified therefor in Section 2.11(a) of the Agreement. “Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor. “Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws. “Renewable Identification Number” means mean a thirty-eight (38) character numeric code that is generated by the producer or importer of renewable fuel representing gallons of renewable fuel produced/imported and assigned to batches of renewable fuel that are transferred to others such that a change of ownership is effected. 51

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement. “Report” has the meaning specified therefor in Section 15.17 of the Agreement. “Required Advances Lenders” means, at any time, Advances Lenders whose aggregate Pro Rata Shares (calculated under the definition of Pro Rata Shares) exceed fifty (50%) percent of the aggregate of the Advances Commitments. “Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under the definition of Pro Rata Shares) exceed fifty (50%) percent of the aggregate of the Commitments. “Required Term Loan Lenders” means, at any time, Term Loan Lenders whose aggregate Pro Rata Shares (calculated under the definition of Pro Rata Shares) exceed fifty (50%) percent of the aggregate of the Term Loan Exposure. “Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero. “Reserves” means the Dilution Reserve, the Bank Product Reserve, the Deferred Purchase Price Reserve and other reserves against the Borrowing Base in such amounts, and with respect to such matters, as Co-Collateral Agents in their Permitted Discretion shall deem necessary or appropriate, including, but not limited to, reserves with respect to (a) sums that Parent or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (b) amounts owing by Parent or its Subsidiaries, or Lion, to any Person to the extent secured by a Lien on any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Co-Collateral Agents likely would have a priority superior to Agent’s Liens (such as Liens in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. “Restricted Junior Payment” means to (a) declare or pay any dividend or make any other payment or distribution on account of Equity Interests issued by Parent (including any payment in connection with any merger or consolidation involving Parent) or to the direct or indirect holders of Equity Interests issued by Borrowers (other than dividends or distributions payable in Equity Interests (other than Disqualified Equity Interest) issued by Parent or any Borrower), or (b) purchase, redeem, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Parent) any Equity Interests issued by Parent or any Borrower. “Revolver Excess” has the meaning set forth in Section 2.4(f)(i). 52

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC. “Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person or Persons described in the foregoing clauses (a) or (b). “Sanctions” means economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom. “S&P” has the meaning specified therefor in the definition of Cash Equivalents. “SEC” means the United States Securities and Exchange Commission and any successor thereto. “Securities Account” means a securities account (as that term is defined in the Code). “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute. “Security Agreement” means the security agreement, dated as of eventhe date with the Agreementhereof, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrowers and Guarantors to Agent. “Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement. “Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement. “Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts. “Special Asset Disposition Capital Expenditures” means in the aggregate, with respect to both the Tyler Tanks Disposition and the Tyler Terminal Disposition, $5,620.77 multiplied by the number of days from and including the first day of the applicable Reference Period through the day prior to the Special Asset Disposition Date with respect to the Tyler Tanks Disposition and the Tyler Terminal Disposition. “Special Asset Disposition Date” means the date on which any Special Asset Disposition is consummated. 53

“Special Asset Disposition Documents” means, collectively, the Tyler Tanks Disposition Documents and the Tyler Terminal Disposition Documents; each sometimes referred to individually as a “Special Asset Disposition Documents”. “Special Asset Disposition EBITDA” means, (i) for the Tyler Tanks Disposition, $12,012.74 multiplied by the number of days from and including the first day of the applicable Reference Period through the day prior to its Special Asset Disposition Date, and (ii) for the Tyler Terminal Disposition, $16,847.09 multiplied by the number of days from and including the first day of the applicable Reference Period through the day prior to its Special Asset Disposition Date. “Special Asset Disposition Dividends” means dividends paid by Parent to its shareholders solely with proceeds of the Special Asset Dispositions. “Special Asset Dispositions” means, collectively, the Tyler Tanks Disposition and the Tyler Terminal Disposition; each sometimes referred to individually as a “Special Asset Disposition”. “Specified Affiliate” means each of (i) Holdings, and (ii) prior to the effectiveness of a Permitted Lion RPA Termination, Lion. “Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit. “Subordinated Debt Documents” means the Intercompany Subordination Agreement, any other subordination agreement applicable thereto, and any indenture, agreement or similar instrument governing any Permitted Subordinated Indebtedness. “Subordinated Note” means the Second Amended and Restated Subordinated Promissory Note, dated as of February 23, 2010, in the original principal amount of $175,000,000 referenced in and subject to the Intercompany Subordination Agreement and each other agreement, guaranty, note, instrument or document delivered pursuant to such Subordinated Note, as the same may be modified, supplemented, extended, restated, refinanced or replaced from time to time. “Subordinated Working Capital Credit Documents” means the Third Amended and Restated Intercompany Loan Agreement, dated as of February 23, 2010, between Delek Finance and Delek Refining, and each other agreement, guaranty, note, instrument or document delivered pursuant thereto, as the same may be modified, supplemented, extended, restated, refinanced or replaced from time to time. “Subordinated Working Capital Indebtedness” means Indebtedness of Borrowers owing to Delek Finance under the Subordinated Working Capital Credit Documents, in an aggregate principal amount at any time outstanding not to exceed $225,000,000. “Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls Equity Interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable 54 managers) of such corporation, partnership, limited liability company, or other entity; provided, that, “Subsidiary” shall not include any Permitted JV. “Supermajority Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under the definition of Pro Rata Shares) equal or exceed seventy-five (75%) percent of the aggregate of the Commitments of all Lenders. “Supermajority Term Loan Lenders” means, at any time, Term Loan Lenders whose aggregate Pro Rata Shares (calculated under the definition of Pro Rata Shares) equal or exceed seventy-five (75%) percent of the aggregate of the Term Loan Exposure. “Swing Line Lender” means Wells Fargo or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Line Lender under Section 2.3(b) of the Agreement. “Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement. “Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement. “Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto; provided however that Taxes shall exclude (a) any tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in each case as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (b) taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16(c) or (d) of the Agreement, and (b) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office); except, that Taxes shall include (a) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16(a) of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and (b) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority. “Term Loan” has the meaning specified therefor in Section 2.2 of the Agreement. 55

“Term Loan Amount” means $70,000,000.has the meaning specified therefor in Section 2.2 of the Agreement. As of the First Amendment Effective Date, the Term Loan Amount is $70,000,000. “Term Loan Commitment” means, with respect to each Lender, its Term Loan Commitment, and, with respect to all Lenders, their Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement. As of the First Amendment Effective Date and prior to the funding of the Term Loan to be funded on the First Amendment Effective Date, the aggregate amount of the Term Loan Commitments is $70,000,000. From and after the funding of the Term Loan on the First Amendment Effective Date, the Term Loan Commitments shall be reduced to zero. “Term Loan Draw Date” means the date, not later than May 31, 2014, selected by Borrower, on which the Term Loan Lenders shall fund the Term Loan Amount subject to the terms and conditions of this Agreement. Such selection by Borrower shall be made pursuant to a written request by an Authorized Person delivered to Agent in the form of Exhibit L-1 not later than 12:00 noon on the date that is two (2) Business Days preceding such funding date as selected by Borrower. “Term Loan Exposure” means, with respect to any Term Loan Lender, as of any date of determination (a) prior to the funding of the Term Loan, the amount of such Lender’s Term Loan Commitment, and (b) after the funding of the Term Loan, the outstanding principal amount of the Term Loan held by such Lender. “Term Loan Lender” means a Lender that has a Term Loan Commitment or that has a portion of the Term Loan. “Term Loan Maturity Date” has the meaning specified therefor in Section 3.3 of the Agreement. “Trademark Security Agreement” has the meaning specified therefor in the Security Agreement. “Triggering Event” means the occurrence and continuance of any Default or Event of Default or of any Material Adverse Effect. “TTM EBITDA” means, as of any date of determination, EBITDA of Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP, for Reference Period most recently ended. “Tyler Tanks Assets” means, generally, certain of Borrowers’ storage tanks located at Borrower’s refinery in Tyler, Texas, together with certain related assets, as more particularly described in the Tyler Tanks Disposition Documents. 56

“Tyler Tanks Disposition” means the sale of the Tyler Tanks Assets pursuant to and in accordance with the terms of the Tyler Tanks Disposition Documents. “Tyler Tanks Disposition Documents” means the asset purchase agreement to be entered into by and between one or more of the Borrowers, as seller(s), and Delek Logistics and/or one or more of Delek Logistics’ subsidiaries, as purchaser(s) of the Tyler Tanks Assets, together with all agreements, documents and instruments executed and/or delivered in connection therewith or in furtherance thereof, each of which shall, in form and substance reasonably satisfactory to Agent, contain economic terms substantially consistent with or better than those described in the financial due diligence, projections, and other materials with respect thereto provided by Borrower to Agent. “Tyler Terminal Assets” means, generally, the refined products terminal located at Borrower’s refinery in Tyler, Texas, consisting of a truck loading rack with multiple loading bays supplied by pipeline from storage tanks located at Borrowers’ refinery located in Tyler, Texas, together with certain related assets, as ultimately and more particularly described in the Tyler Terminal Disposition Documents. “Tyler Terminal Disposition” means the sale of the Tyler Terminal Assets pursuant to and in accordance with the terms of the Tyler Terminal Disposition Documents. “Tyler Terminal Disposition Documents” means the asset purchase agreement to be entered into by and between one or more of the Borrowers, as seller(s), and Delek Logistics and/or one or more of Delek Logistics’ subsidiaries, as purchaser(s) of the Tyler Terminal Assets, together with all agreements, documents and instruments executed and/or delivered in connection therewith or in furtherance thereof, each of which shall, in form and substance reasonably satisfactory to Agent, contain economic terms substantially consistent with or better than those described in the financial due diligence, projections, and other materials with respect thereto provided by Borrower to Agent. “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereofFirst Amendment Effective Date shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine). “Underlying Issuer” means, individually and/or collectively (as the context may require), Wells Fargo Bank, National Association, or one of its Affiliates, Bank of America, N.A. or one of its Affiliates, and one other Lender or one of its Affiliates so designated by Administrative Borrower from time to time and acceptable to Agent that agrees, in such Lender’s sole discretion, to become an Underlying Issuer for the purpose of issuing Letters of Credit or Reimbursement Undertakings pursuant to Section 2.11 of the Agreement; provided, however, that in no event will there be more than three (3) Underlying Issuers at any time. “Underlying Letter of Credit” means a Letter of Credit that has been issued by an Underlying Issuer. “United States” means the United States of America. 57

“Unused Fee Percentage” means, as of any date of determination, the applicable percentage set forth in the following table that corresponds to the Average Advances Usage of Borrowers for the most recently completed calendar quarter as determined by Agent; provided, that for the period from the First Amendment Effective Date through and including December 31, 2016, the Unused Fee Percentage shall be set at the rate set forth in Level II: Level Average Advances Usage Unused Fee Percentage I Equal to or greater than $220,000,000 0.25% II Less than $220,000,000 0.375% The Unused Fee Percentage shall be re-determined on the first date of each calendar quarter by Agent. “Value” or “value” means, : (i) as to each category of Eligible Petroleum Inventory (other than Eligible Petroleum Asphalt Inventory), the market price thereof, determined by using the published or reported price created or distributed by Oil Price Information Service, commonly known as OPIS, and/or Platts Oilgram Price Report, commonly known as Platts, and/or the ARGUS base oils price index, commonly known as ARGUS, plus in each case any Location Differential, and Product Differential less any applicable Liquidation Adjustments. In the event OPIS or Platts or ARGUS no longer provides the applicable index, or both Agent and Administrative Borrower determine that either OPIS or Platts or ARGUS no longer accurately provides pricing information for such inventory, after consultation with Administrative Borrower, Co-Collateral Agents shall replace it with another comparable index reasonably acceptable to Administrative Borrower or such other index as is customarily used in the industry for the applicable locations for such purposes. , and (ii) as to Eligible Petroleum Asphalt Inventory, the market price thereof, determined by using the published or reported market price in Poten & Partners, Inc.’s Asphalt Weekly Monitor or other reference source acceptable to Agent in its Permitted Discretion for the location(s) applicable to the Borrowers’ refineries (the “P&P Asphalt Publication”), plus or minus any Location Differential and Product Differential and plus the cost of any marketable asphalt components, in each case as acceptable to Agent in its Permitted Discretion. In the event the P&P Asphalt Publication no longer provides the applicable index, or both Agent and Administrative Borrower determine that the P&P Asphalt Publication no longer accurately provides market pricing information for asphalt, after consultation with Administrative Borrower, Co-Collateral Agents shall replace it with another comparable reference publication or market pricing methodology reasonably acceptable to Administrative Borrower or such other reference publication or market pricing methodology as is customarily used in the industry for the applicable locations for determining the market price of asphalt. 58

For purposes of the calculation of the Borrowing Base, neither the value of the inventory shall notEligible Petroleum Inventory nor the value of Eligible Petroleum Asphalt Inventory shall include: (a) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (b) write-ups or write-downs in value with respect to currency exchange rates. “Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement. “Wells Fargo” means Wells Fargo Bank, National Association. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. “WTG-Tyler Assets” means that storage tank presently anticipated to be constructed in the general vicinity of Borrower’s refinery located in Tyler, Texas, together with certain related assets, as ultimately and more particularly described in the WTG-Tyler Disposition Documents. “WTG-Tvler Disposition” means the sale of the WTG-Tyler Assets pursuant to and in accordance with the terms of the WTG-Tyler Disposition Documents. “WTG-Tyler Disposition Documents” means the asset purchase agreement to be entered into by and between one or more of the Borrowers, as seller(s), and Delek Logistics and/or one or more of Delek Logistics’ subsidiaries, as purchaser(s) of the WTG-Tyler Assets, together with all agreements, documents and instruments executed and/or delivered in connection therewith or in furtherance thereof, each of which shall, in form and substance reasonably satisfactory to Agent, contain economic terms substantially consistent with or better than those described in the financial due diligence, projections, and other materials with respect thereto provided by Borrower to Agent. 2025372.1 2025372.10 59

Annex B Updated Exhibits B-1 and C-1 to Credit Agreement [see attached]

EXHIBIT B-1 -- FORM OF BORROWING BASE CERTIFICATE

Delek Refining, Ltd.
7102 Commerce Way
Brentwood, TN 37027

Certificate No. ____________
Report Date ____________
As Of Date ____________

Bank Holidays
4-Jul
5-Sep

Borrowing Base Report
- Submitted to Wells Fargo Bank, National Association, as Collateral Agent

CASH AND CASH EQUIVALENTS	
1. Cash and Cash Equivalents - Delek Refining	
2. Cash and Cash Equivalents - Lion Oil	
3. Total Cash and Cash Equivalents	$0.00

ACCOUNTS RECEIVABLE					
4. Beginning Balance (Ending Balance of Last Report)					
5. Sales					
6. Other (Debit) Adjustments					
7. Less: Credit Memos					
8. Less: Other (Credit) Adjustments					
9. Less: Total Collections					
10. Add back Change in Fuel Tax Liability					
11. Less: Discounts/Allowances					
12. ENDING BALANCE PER AGINGS					
13. Less: Unapplied Cash					
14. Less: Ineligible Accounts Receivable					
15. ELIGIBLE ACCOUNTS RECEIVABLE					
16. Times: Accounts Receivable Advance Rate					
17. ACCOUNTS RECEIVABLE AVAILABILITY					
18. Plus: AR Back by L/C - Delek Refining (@ 95% advance rate)					
Plus: AR Back by L/C - Lion Oil Company (@95% advance rate)					
19. Plus: Investment Grade AR (@ 90% advance rate)					
20. COMBINED ACCOUNTS RECEIVABLE AVAILABILITY					
21. Dilution Reserve (Amount > 5%)					
22. State Excise Tax Reserve					
23. Other Reserve					
24. Other Reserve					
25. Total AR Availability					
26. AR AVAILABILITY:	►THE LESSER OF	$450,000,000	OR	Line 22	$0.00

INVENTORY					
27. Total Gross Inventory	as of ____________				
28. Less: Ineligible Inventory					
29. ELIGIBLE INVENTORY					
30. Times: Inventory Advance Rate					
31. INVENTORY AVAILABILITY					
32. NOLV Reserve					
33. Landlord/Pipeline Reserve (a/o _______, update monthly)					
34. Other Reserve					
35. Total Available Inventory					
36. INVENTORY AVAILABILITY:	►THE LESSER OF	$450,000,000	OR	LINE 32	$0.00

EXCHANGE AGREEMENT BALANCE					
37. Eligible Exchange Agreement Balance					
38. Times: Advance Rate			80%		
39. Total Available Inventory					
40. EA AVAILABILITY:	►THE LESSER OF	$10,000,000	OR	LINE 36	$0.00

TOTAL BORROWING BASE AVAILABILITY			
41. Total Borrowing Base Availability		SUM OF LINES 1, 23, 33 and 37	$0.00
42. Less: Special Reserve			
43. Plus: Paid but unexpired LCs			
44. Less: Bank Product Reserve			
45. AVAILABILITY: THE LESSER OF MAX. LOAN	450,000,000	OR SUM OF LINE 38 less line 39 & 40	$0.00

AVAILABILITY		
46. TOTAL AVAILABILITY		$0.00
47. Less: Ending Loan Balance	as of ____________	0.00
48. Less: Outstanding L/C Balance	A/O ____________	0.00
49. Less: Outstanding L/C Balance - Lion Oil	A/O ____________	0.00
50. Less: AP Requirements		0.00
51. Less: Fees and Other Expenses		0.00
52. Less: Other Reserve		0.00
53. Net Excess Availability		**0.00**

All capitalized terms used in this certificate have the meanings set forth in the Amended and Restated Credit Agreement unless specifically defined herein. The undersigned, Delek Refining, Ltd., pursuant to Schedule 5.1/5.2 of that certain Amended and Restated Credit Agreement dated as of January 16, 2014 (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the "Credit Agreement"), entered into among Borrower, the lenders signatory thereto from time to time and Wells Fargo Bank, National Association, as the arranger and administrative agent (in such capacity, together with its successors and assigns, if any, in such capacity, "Agent"), hereby certifies to Agent that the above items, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items are true and correct, and that Borrower is in compliance with and, after giving effect to any currently requested Advances, will be in compliance with, the terms, conditions, and provisions of the Credit Agreement. Additionally, the undersigned hereby certifies and represents and warrants to the Lender Group on behalf of Borrower that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document, any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any advance, continuation or conversion requested above, is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), except to the extent any representation or warranty expressly related to an earlier date, in which case it is true and correct in all material respects (or in all respects, as applicable), as of such earlier date, (ii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above, and (iv) all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Credit Agreement.

Authorized Signature

By: ____________________ Title: ____________________

Print Name: ____________________ Date: ____________________

###

Exhibit C-1 - 1 EXHIBIT C-1 FORM OF COMPLIANCE CERTIFICATE [on Borrower’s letterhead] To: Wells Fargo Bank, National Association 1100 Abernathy Road Suite 1600 Atlanta, Georgia 30328 Attn: Business Finance Manager Re: Compliance Certificate dated Ladies and Gentlemen: Reference is made to that certain AMENDED AND RESTATED CREDIT AGREEMENT (as amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) dated as of January 16, 2014, by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the administrative agent for the Lenders (“Agent”), Delek Refining, Ltd. (the “Borrower”) and Delek Refining, Inc.. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein. Pursuant to Schedule 5.1/5.2 of the Credit Agreement, the undersigned officer of Borrower hereby certifies that: 1. The financial information of Borrower and its Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Borrower and its Subsidiaries. 2. Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Schedule 5.1/5.2 of the Credit Agreement. 3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrower and its Subsidiaries have taken, are taking, or propose to take with respect thereto. 4. The representations and warranties of Borrower and its Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material

Exhibit C-1 - 2 respects on and as of the date hereof (except to the extent they relate to a specified date), except as set forth on Schedule 3 attached hereto. 5. Borrower and its Subsidiaries are in compliance with the covenant contained in Section 7 of the Credit Agreement as demonstrated on Schedule 4 hereof. IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____ day of _______________, ______. DELEK REFINING, LTD. By: DELEK U.S. REFINING, GP, LLC, as its general partner By: Name: Title:

Exhibit C-1 - 1 SCHEDULE 1 Financial Information

Schedule 7 - 2 SCHEDULE 2 Default or Event of Default

Schedule 7 - 3 SCHEDULE 3 Representations and Warranties

Schedule 7 - 4 SCHEDULE 4 Financial Covenants 1. Fixed Charge Coverage Ratio. Parent and Borrower’s Fixed Charge Coverage Ratio, measured on a month-end basis, for the month period ending ____________, __________ is ___:1.0, which is greater than or equal to 1:0 to 1:0. 2039898.1

Annex C Updated Schedules to Credit Agreement [see attached] 2025090.4

SCHEDULE A-1 AGENT’S ACCOUNT Bank Name: Wells Fargo Bank, N.A. City, State: San Francisco, CA ABA#: ***-***-248 Account Name: Wells Fargo Bank, N.A. Account #: **************044 Reference: DELEK REFINING, LTD. (DRT00)

SCHEDULE A-2 AUTHORIZED PERSONS 1. Assaf Ginzburg – Executive Vice President and Chief Financial Officer of Delek Refining, Inc. and Delek U.S. Refining GP, LLC 2. Frederec Green – President and Chief Operating Officer of Delek Refining, Inc. and Delek U.S. Refining GP, LLC 3. Gregory Intemann – Vice President and Treasurer of Delek Refining, Inc. and Delek U.S. Refining GP, LLC 4. Amber Ervin – Vice President of Delek Refining, Inc. and Delek U.S. Refining GP, LLC 5. Danny C. Norris – Vice President and Chief Accounting Officer of Delek Refining, Inc. and Delek U.S. Refining GP, LLC 6. Paul Stone – Vice President of Delek Refining, Inc. and Delek U.S. Refining GP, LLC 7. Mark D. Smith – Executive Vice President of Delek Refining, Inc. and Delek U.S. Refining GP, LLC 8. Avigal Soreq – Executive Vice President of Delek Refining, Inc. and Delek U.S. Refining GP, LLC 9. Daniel L. Gordon – Executive Vice President of Delek Refining, Inc. and Delek U.S. Refining GP, LLC *Delek U.S. Refining GP, LLC is the general partner of Delek Refining, Ltd.

SCHEDULE C-1

ADVANCE COMMITMENTS AND TERM LOAN COMMITMENTS

Lender	**Advance Commitment**	**Term Loan Commitment[1]**	**Total**
Wells Fargo Bank, National Association	$90,000,000.00	$17,500,000.00	$107,500,000.00
Bank of America, N.A.	$75,000,000.00	$11,500,000.00	$86,500,000.00
Regions Bank	$67,500,000.00	$11,500,000.00	$79,000,000.00
Royal Bank of Canada	$60,000,000.00	$11,500,000.00	$71,500,000.00
PNC Bank, National Association	$40,000,000.00	$5,000,000.00	$45,000,000.00
SunTrust Bank	$28,000,000.00	$0	$28,000,000.00
Compass Bank	$24,500,000.00	$3,000,000.00	$27,500,000.00
U.S. Bank National Association	$22,500,000.00	$0	$22,500,000.00
Barclays Bank PLC	$20,000,000.00	$0	$20,000,000.00
Bank Hapoalim B.M.	$15,000,000.00	$7,500,000.00	$22,500,000.00
Israel Discount Bank of New York	$7,500,000.00	$2,500,000.00	$10,000,000.00
Total	**$450,000,000.00**	**$70,000,000.00**	**$520,000,000.00**

[1] Term Loan Commitments shall be reduced to $0 upon funding of the Term Loan on the First Amendment Effective Date.

SCHEDULE D-1 DESIGNATED ACCOUNT Such account(s) as agreed to be the Designated Account by the Agent and Administrative Borrower.

SCHEDULE E-1 ELIGIBLE PETROLEUM INVENTORY LOCATIONS The main facilities of the refinery and substantial Eligible Petroleum Inventory are located at the various parcels that comprise, and are adjacent to, 425 McMurrey Drive, Tyler, Smith County, Texas 75702, including those leased to Delek Logistics Partners, LP and/or certain of its subsidiaries. Eligible Petroleum Inventory and the Eligible Petroleum Inventory- Not-Received are also located in storage or are in-transit as described in detail below or on Schedule E-2. 1. Arp Tank Farm (Smith County, Texas) 2. Basin Pipeline System (including the Enterprise Basin Pipeline System) 3. Big Sandy Terminal (Big Sandy, Texas) 4. Biofuel manufacturing plant located in Cleburne, Texas 5. Biofuel manufacturing plant located in Crossett, Arkansas 6. Biofuel manufacturing plant located in Dayton, Texas 7. Biofuel manufacturing plant located at 823 Highway 15 North, New Albany, Mississippi 8. Bradford Tank Farm (Rusk County, Texas) 9. Cherokee Red River Pipeline System 10. LaGloria Tank Farm (Gregg County, Texas) 11. Longview Pipeline System 12. McMurrey Pipeline System 13. Mesa Pipeline System (including the Sun Mesa Pipeline System) 14. Millennium Pipeline System 15. Nettleton Pipeline System 16. Nettleton Tank Farm (Gregg County, Texas) 17. Northline Pipeline System

18. Pipeline and other connections from Wortham Pipeline System to the Borrower’s refinery in Tyler, Texas 19. Pipeline and pump in Midland, Texas used to transfer crude oil from the Enterprise Terminal to the Mesa Pipeline System 20. Red River East Pipeline System 21. Storage and terminal facility in Cushing, Oklahoma (Enterprise Products Partners L.P. and Enterprise Crude Pipeline LLC) 22. Storage and terminal facility in Midland, Texas (Enterprise Products Partners L.P. and Enterprise Crude Pipeline LLC) 23. Tyler Regional Crude Delivery and Procurement System 24. Tyler, Texas to Hopewell, Texas Pipeline and Hopewell, Texas to Big Sandy, Texas Pipeline (Delek Logistics Partners, LP and Delek Marketing-Big Sandy, LLC) 25. Underground salt cavern in Tyler, Texas located on Eastman Chemical Company’s property 26. West Texas Gulf Pipe Line System 27. Wortham Pipeline System 28. Centurion Pipeline System 29. Longhorn Pipeline System 30. Mount Pleasant storage and terminal facility (Mount Pleasant, TX, Titus County) 31. Greenville storage facility (Caddo Mills, TX, Hunt County) 32. Greenville-Mount Pleasant Pipeline 33. Explorer Pipeline System 34. Pony Express Pipeline System 35. JP Energy Terminal (Caddo Mills, TX) 36. Paline Pipeline System 37. Belle Fourche Pipeline System

38. Plains East Texas Pipeline System 39. Storage and terminal facility in Cushing, Oklahoma (Plains All American Pipleine, L.P. and its subsidiaries) 40. Storage and terminal facility in Cushing, Oklahoma (Enbridge Energy Partners, L.P. and Enbridge Inc. and their subsidiaries) 41. Sunoco Corsicana Station (Navarro County, Texas) 42. Storage and terminal facility near Flanagan, Illinois (Enbridge Energy Partners, L.P. and its subsidiaries) 43. Enbridge Flanagan South Pipeline transit from Flanagan, IL to Cushing, OK 44. Enbridge Spearhead Pipeline transit from Flanagan, IL to Cushing, OK 45. Navigator Pipeline and associated terminals and tankage 46. Sunrise Pipeline System 47. RIO Pipeline and associated terminals, tankage, stations, facilities, and connecting pipelines 48. Mid-Valley Pipeline Company

SCHEDULE E-2 ELIGIBLE CARRIERS The entities listed below, together with any of their successors-in-interest, shall be deemed “Eligible Carriers”: 1. Agri Biofuels 2. BKEP Pipeline LLC 3. Centurion Pipeline L.P. 4. Delek Crude Logistics, LLC 5. Delek Logistics Partners, LP 6. Delek Marketing-Big Sandy, LLC 7. Delek Marketing & Supply, LP 8. Delek Renewables, LLC 9. Eastman Chemical Company 10. Enterprise Crude Pipeline LLC 11. Enterprise Products Partners L.P. 12. ExxonMobil Pipeline Company 13. JNS Biofuels 14. Plains Pipeline, L.P. 15. Sunoco Pipeline L.P. 16. Third party carriers for trucking operations 17. West Texas Gulf Pipe Line Company 18. Magellan Pipeline Company, L.P. 19. Explorer Pipeline Company 20. Tallgrass Pony Express Pipeline, LLC 21. JP Energy Partners LP

22. Paline Pipeline Company, LLC 23. Belle Fourche Pipeline Company 24. Bridger Pipeline LLC 25. Enbridge Energy, Limited Partnership 26. Enbridge Pipelines (FSP) L.L.C. 27. Delek Refining, Ltd. trucking operations 28. CCPS Transportation, LLC 29. Navigator Energy Services, LLC 30. Navigator BSG Transportation & Storage, LLC 31. JP Energy Refined Products, LLC 32. Navigator BSG Crude Storage, LLC 33. Rangeland RIO Pipeline, LLC 34. Mid-Valley Pipeline Company

SCHEDULE E-3 CERTAIN ACCOUNT DEBTORS 1. Exxon Mobil 2. United States military bases in the aggregate 3. Zippy B Inc. 4. Noble Americas Corporation 5. J. Aron & Co. 6. Valero Marketing & Supply Co 7. Enterprise Products Operating, L.P. 8. Pilot Travel Centers, LLC 9. Murphy Oil USA 10. Chevron Products Company 11. Motiva Enterprises LLC 12. BP Oil Supply Company 13. BP Products NA Inc.

SCHEDULE P-1 PERMITTED INVESTMENTS None.

SCHEDULE P-2 PERMITTED LIENS 1. Lien of Air Liquide Industrial U.S. LP ("Air Liquide") pursuant to that certain Equipment Sale Agreement dated June 23, 2006, by and between Air Liquide and Borrower. Such lien encumbers the following equipment: 1 inch 316 SS oxynator; and 2 inch 316 SS oxygen flow control assembly supplied complete with isolation valves, pressure regulator, pressure transmitter, flow meter and flow control valve.

SCHEDULE 1.2 PERMITTED JVS None.

SCHEDULE 3.1 TO AMENDED AND RESTATED CREDIT AGREEMENT CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT The obligation of each Lender to make its initial extension of credit provided for hereunder, is subject to the fulfillment, to the satisfaction of Agent and each Lender of each of the following conditions precedent: (a) the representations and warranties of Parent or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; (c) Arranger shall have received (i) projected monthly balance sheets, income statements, statements of cash flows and availability of Borrowers and Lion for the period through the end of fiscal year 2013 and all of fiscal year 2014, (ii) projected annual balance sheets, income statements, statements of cash flows and availability of Borrowers and Lion through the end of the 2018 fiscal year, in each case as to the projections described in clauses (i) and (ii), with the results and assumptions set forth in all of such projections in form and substance satisfactory to Agent, and an opening pro forma balance sheet for Borrowers and Subsidiary Guarantors in form and substance satisfactory to Agent, and (iii) any updates or modifications to the projected financial statements of Borrowers and Subsidiary Guarantors previously received by Arrangers, in each case in form and substance satisfactory to Agent; (d) all requisite corporate action and proceedings in connection with this Agreement and the other Loan Documents shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of such Borrower or Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of incorporation); (e) Since September 30, 2013, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect; (f) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of

Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which in each case shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof or such earlier date as Agent may agree; (g) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Loan Documents, including, without limitation, Collateral Access Agreements; (h) Agent shall have received a true, correct and complete Borrowing Base Certificate as of the Closing Date; (i) the Excess Availability as determined by Agent, as of the date hereof, after giving effect to the initial Loans made or to be made and Letters of Credit issued or to be issued in connection with the initial transactions hereunder, and after provision for the payment of all fees and expenses associated with the amendment and restatement of the Loan Agreement and certain of the Loan Documents, shall be not less than $115,000,000; (j) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent, for itself and the benefit of Lenders, Co-Collateral Agents, Issuing Bank and Bank Product Providers, continues to have a valid perfected first priority security interest in all of the Collateral; (k) Agent shall have received and reviewed updated lien and judgment search results for the jurisdiction of organization of each Borrower and Guarantor, the jurisdiction of the chief executive office of each Borrower and Guarantor and all jurisdictions in which assets of Borrowers and Guarantors are located, which search results shall be in form and substance satisfactory to Agent; (l) Agent shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of each Borrower and Guarantor (other than Parent) and owned by any Borrower or Guarantor, in each case together with stock powers duly executed in blank with respect thereto; (m) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Loan Documents, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee; (n) Co-Collateral Agents shall have received satisfactory evidence of Solvency with respect to each Borrower and with respect to Borrowers and Guarantors taken as a whole, which evidence may take the form of a certificate of the chief financial officer or other principal officer of Borrowers and Guarantors with respect thereto, in form and substance satisfactory to Co-Collateral Agents; (o) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrowers and Guarantors with respect to the Loan Documents and such other matters as Agent may request; (p) Agent, Lenders and their Affiliates shall have received the payment of all fees required to be paid to them hereunder and under the other Loan Documents as of the date hereof; (q) the Indebtedness evidenced by the Subordinated Note and the Subordinated Working Capital Indebtedness shall both have been amended, pursuant to amendments in form and substance satisfactory to Agent, to extend the maturity date with respect to the payment of principal amounts thereunder to a date not sooner than one hundred eighty (180) days after the Maturity Date; and (r) the other Loan Documents, to the extent required by Agent, including without limitation the Intercompany Subordination Agreement, shall have been amended and restated and duly executed and delivered to Agent, each in form and substance satisfactory to Agent.

SCHEDULE 4.1(B) CAPITALIZATION OF BORROWER Authorized and Issued Equity Interests of Delek Refining, Ltd. Delek U.S. Refining GP, LLC : 0.1% Delek Refining, Inc. : 99.9% TOTAL : 100% There are no subscriptions, options, warrants, or calls relating to any of Borrower’s Equity Interests, and no rights of conversion or exchange under any outstanding security or other instrument of Borrower.

SCHEDULE 4.1(C) LOAN PARTIES’ SUBSIDIARIES; CAPITALIZATION OF BORROWERS’ SUBSIDIARIES Loan Parties’ Direct and Indirect Subsidiaries: Delek U.S. Refining GP, LLC Delek Refining, Ltd. SUBSIDIARY (i) COMMON AND PREFERRED STOCK AUTHORIZED (ii) NUMBER AND PERCENTAGE OF OUTSTANDING SHARES OWNED DIRECTLY OR INDIRECTLY BY PARENT Delek U.S. Refining GP, LLC : One Hundred Percent (100%) Membership Interest One Hundred Percent (100%) Membership Interest owned directly by Parent Delek Refining, Ltd. : 0.1% General Partnership Interest 99.9% Limited Partnership Interest 99.9% Limited Partnership Interest owned directly by Parent There are no subscriptions, options, warrants, or calls relating to any Equity Interests of Parent or Parent’s Subsidiaries, and no rights of conversion or exchange under any outstanding security or other instrument of Parent or Parent’s Subsidiaries.

SCHEDULE 4.6(A) STATES OF ORGANIZATION PARTY JURISDICTION OF ORGANIZATION Delek Refining, Inc. : Delaware Delek U.S. Refining GP, LLC : Texas Delek Refining, Ltd. : Texas

SCHEDULE 4.6(B) CHIEF EXECUTIVE OFFICES PARTY CHIEF EXECUTIVE OFFICE Delek Refining, Inc. : 7102 Commerce Way Brentwood, Tennessee 37027 Delek U.S. Refining GP, LLC : 7102 Commerce Way Brentwood, Tennessee 37027 Delek Refining, Ltd. : 7102 Commerce Way Brentwood, Tennessee 37027

SCHEDULE 4.6(C) ORGANIZATIONAL IDENTIFICATION NUMBERS PARTY TAX IDENTIFICATION NUMBER ORGANIZATIONAL IDENTIFICATION NUMBER Delek Refining, Inc. : 20-2413527 3930906 Delek U.S. Refining GP, LLC : 20-2415080 800458389 Delek Refining, Ltd. : 20-2415149 800458390

SCHEDULE 4.7 LITIGATION WITH MATERIAL ADVERSE EFFECT None.

SCHEDULE 4.7(B) LITIGATION Action, Suit or Proceeding Court Nature Status Insurance N/A N/A Matters related to Environmental Laws that, in the ordinary course of business, have been self- reported by Borrower or its Affiliates or have been identified in routine inspections by Governmental Authorities. N/A N/A Matrix Service, Inc. v. Delek Refining, Ltd., Cause No. DC- 15-1456-A District Court, Smith County, Texas, 7th Judicial District On July 15, 2015, Matrix Service, Inc. (“Matrix”) filed a petition for monetary relief against Borrower in the amount of $16,302,636.47. The petition relates to the provision of pre-TAR, TAR and capital and subcontractor management services provided by Matrix to Borrower in connection to the Delek, Tyler Refinery – 2015 Plant-wide Turnaround project. Discovery stage; trial set for first quarter of 2017 Not covered by insurance

SCHEDULE 4.14 INTELLECTUAL PROPERTY 1. UOP Fluid Catalytic Cracking Process License Agreement dated January 1, 1968 by and between UOP Process Division, as licensor, and La Gloria Oil and Gas Company, as licensee. Delek Refining, Ltd. is the successor-in-interest to La Gloria Oil with respect to this Agreement. 2. UOP Merox Process License Agreement dated November 1, 1988 by and between La Gloria Oil and Gas Company, as licensee, and UOP, as licensor. Delek Refining, Ltd. is the successor-in-interest to La Gloria Oil with respect to this Agreement. 3. Services Agreement regarding Process Revamp Study and HyTech Design Package BenSat Process dated April 9, 2009 by and between Delek Refining, Ltd., as licensee, and UOP LLC, as licensor. 4. Technology Transfer Agreement dated November 1, 2007 by and between Axens North America, Inc., as licensor, and Delek Refining Ltd., as licensee 5. PlatformingTM Process License Agreement dated April 29, 2005 by and between Delek Refining, Ltd., as licensee, and UOP LLC, as licensor.

SCHEDULE 4.16 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS Party Account Name of Institution Name and Address of Bank/Securities Intermediary Account Number Delek Refining, Ltd. Designated Account Wells Fargo Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104 *******963 Delek Refining, Ltd. on behalf of Lion Oil Company Designated Account Wells Fargo Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104 *******537 Delek Refining, Ltd. Operating Account Wells Fargo Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104 *******313 Delek Refining, Ltd. Controlled Disbursement Account Wells Fargo Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104 *******034 Delek Refining, Ltd. Securities Account Wells Fargo Wells Fargo Securities, LLC and Wells Fargo Bank, N.A. 608 2nd Avenue S. Suite 500 MAC N9303-054 Minneapolis, MN 55402 *****043 Delek Refining, Ltd. on behalf of Lion Oil Company Securities Account Wells Fargo Wells Fargo Securities, LLC and Wells Fargo Bank, N.A. 608 2nd Avenue S. Suite 500 MAC N9303-054 *****060

Minneapolis, MN 55402 Administrative Borrower shall provide written notice to ensure that at all times Agent has the complete and correct account numbers corresponding to the accounts listed above or otherwise on this Schedule 4.16 .

SCHEDULE 4.18 MATERIAL CONTRACTS 1. Agreement, dated February 1, 2015 – January 31, 2019, by and between Delek Refining, Ltd. and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local 202. 2. Union Contract, dated March 10, 2015 – March 1, 2018, by and between Delek Refining, Ltd. and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local 202. 3. The Subordinated Working Capital Credit Documents and the Subordinated Note. 4. Throughput and Tankage Agreement, dated July 26, 2013, by and between Delek Refining, Ltd. and Delek Marketing & Supply, LP.

SCHEDULE 4.20 PERMITTED INDEBTEDNESS 1. Liabilities pending resolution of the Matrix Service, Inc. (“Matrix”) litigation referred to in Schedule 4.7(b). Matrix has taken steps in connection with the Matrix litigation to create a statutory lien against certain of Borrower’s property pursuant to Chapter 53 of the Texas Property Code. In particular, on June 18, 2015, Matrix filed a mechanic’s and materialman’s lien with the Real Property Records of Smith County, Texas, as amended on July 10, 2015.

SCHEDULE 4.30 LOCATIONS OF INVENTORY AND EQUIPMENT The main facilities of the refinery, along with substantially all of the finished equipment and tangible personal property and substantial Eligible Petroleum Inventory, are located at the various parcels that comprise, and are adjacent to, 425 McMurrey Drive, Tyler, Smith County, Texas 75702, including those leased to Delek Logistics Partners, LP and/or certain of its subsidiaries. The remaining Eligible Petroleum Inventory and the Eligible Inventory-Not- Received are located in storage or are in-transit, including, without limitation, at or with the Eligible Petroleum Inventory Locations described in Schedule E-1 and the Eligible Carriers described in Schedule E-2. Delek Refining, Ltd. owns a warehouse, located at the Borrower’s refinery in Tyler, Texas that contains equipment. In addition, platinum or platinum related products are located at or are on account with: (i) UOP, LLC, Shreveport, Caddo County, Louisiana; (ii) UOP, LLC, Des Plaines, Cook County, Illinois; (iii) Gemini Industries, Santa Ana, Orange County, California; (iv) Haraeus Precious Metals North America LLC, Santa Fe Springs, Los Angeles County, California; (v) Johnson Matthey, Inc., Wayne, Delaware County, Pennsylvania; and (vi) Johnson Matthey Chemicals N.A., West Deptford, Gloucester County, New Jersey. There is also personal property located at the chief executive offices located at 7102 Commerce Way, Brentwood, Williamson County, Tennessee 37027.

SCHEDULE 5.1/5.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES; COLLATERAL REPORTING; COMPLIANCE CERTIFICATE Except as Co-Collateral Agents may otherwise agree Administrative Borrower shall deliver to Agent and consent to Agent providing to each Lender, in written or electronic form, as Agent may require, each of the following in form and substance satisfactory to Agent: (a) as soon as possible and in any event within twenty (20) days after the end of each calendar quarter (except with respect to the calendar quarter ending September 30, 2016), the Quarterly Average Excess Availability Calculation, as certified to be true, complete and correct by the Chief Financial Officer or other principal executive officer of Parent, together with all supplemental materials related to the calculation thereof, (b) as soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of Borrowers and Lion (with respect to Lion, in each case, prior to the effectiveness of a Permitted Lion RPA Termination), respectively, an unaudited consolidated balance sheet of each of (i) Borrowers and their Subsidiaries, and (ii) Lion and its Subsidiaries, respectively, as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of each of (i) Borrowers and their Subsidiaries, and (ii) Lion and its Subsidiaries, respectively, for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the results for the corresponding quarter and the corresponding portion of each of (i) Borrowers and their Subsidiaries, and (ii) Lion and its Subsidiaries, respectively, previous fiscal year and setting forth the amount of any accrued and unless otherwise provided as part of the borrowing base reporting under clause (f) below, unpaid ad valorem and excise taxes attributable to of each of (i) Borrowers and its Subsidiaries, and (ii) Lion and its Subsidiaries, respectively; (c) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrowers and Lion (with respect to Lion, in each case, prior to the effectiveness of a Permitted Lion RPA Termination), respectively, (i) the audited consolidated balance sheet of each of (A) Parent and its Subsidiaries, and (B) Lion and its Subsidiaries, respectively, as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows of each of (A) Parent and its Subsidiaries, and (B) Lion and its Subsidiaries, respectively, for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by a nationally recognized firm of certified public accountants and accompanied by an unqualified opinion to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of each of (A) Parent and its Subsidiaries, and (B) Lion and its Subsidiaries, respectively, for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, (ii) a detailed list of all customers of each Borrower (including all account debtors related to the Lion Purchased Accounts), including addresses and contact Information known to Borrowers and (iii) Projections for the consolidated business of each of (A) Borrowers and their Subsidiaries, and (B) Lion and its Subsidiaries, respectively, on an annual basis for the immediately following three (3) calendar years and on a month-by-month basis with respect to the immediately following calendar year, in each case certified by the Chief Financial Officer or other principal executive officer of Parent, Borrower or Lion, as applicable; (d) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrowers, the annual audited report for such fiscal year for Holdings and its Subsidiaries, containing a consolidated balance sheet of Holdings and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of Holdings and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by a nationally recognized firm of certified public accountants and accompanied by an unqualified opinion to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of Holdings and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided, however, that, so long as Holdings is required to file and has timely filed a 10-K with the SEC, such filing will be deemed to satisfy the foregoing covenant (unless such filings contain a “going concern” or like qualification, exception or explanation and unless such filings contain a qualification or exception as to scope of such audit); (e) as soon as available and in any event within thirty (30) days after the end of each calendar month, (i) an unaudited consolidated balance sheet of Borrowers and its Subsidiaries as of the end of such month and the related unaudited consolidated statements of income and cash flows of Borrowers and their Subsidiaries for such month and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of Borrowers’ previous fiscal year, when applicable, (ii) unless otherwise provided as part of the borrowing base reporting under clause (f) below, a reconciliation to its general ledger of the consolidated accounts receivable of the Borrowers and Guarantors, (iii) unless otherwise provided as part of the borrowing base reporting under clause (f) below, a reconciliation to its general ledger of the consolidated accounts payable of the Borrowers and Guarantors, (iv) unless otherwise provided as part of the borrowing base reporting under clause (f) below, a reconciliation to its general ledger of the consolidated Inventory of the Borrowers and Guarantors, (v) a comparison of the results of interim financials of Borrowers and their Subsidiaries, on a consolidated basis, with the results for such month for the prior calendar year, together year-to date financial results; (f) concurrently with the delivery of the financial statements and balance sheets referred to in clauses (a), (b), (c), (d) and (e) above, a Compliance Certificate in the form set forth on Exhibit C-1 signed by the Chief Financial Officer or other principal executive officer of Parent, together with calculation of compliance with the financial covenant under Section 7, for any deliveries under clauses (b), (c), (d) and (e) above, irrespective of whether such covenant is then required by its terms to be tested, and any management letters issued by the accounting firm in connection with such financial statements; (g) no later than four (4) Business Days after the last day of every month (the “Monthly Reporting Dates”), so long as the Availability Condition is satisfied and no Triggering

Event exists or has occurred and, if the Availability Condition is not satisfied or a Triggering Event exists or has occurred, at the election of any Co-Collateral Agent, not later than the fourth (4th) Business Day of each week; except, that, if after such election as a result of the failure to satisfy the Availability Condition or the occurrence of a Triggering Event, Borrowers satisfy the Availability Condition for thirty (30) consecutive days and so long as no Triggering Event exists, Borrowers may elect to return to the delivery four (4) Business Days after the Monthly Reporting Dates, as provided above, until such time that the Availability Condition may no longer be satisfied or a Triggering Event shall exist or have occurred and a Co-Collateral Agent has elected to require more frequent delivery thereof: (i) a Borrowing Base Certificate, (ii) a report identifying all accounts receivable of Borrowers (including, without limitation, the Purchased Lion Accounts), (iii) a list of all claims, offsets or disputes by or with account debtors (including, without limitation, account debtors related to the Purchased Lion Accounts), identifying the account debtor, Borrower and the applicable amounts, (iv) a detailed accounts receivable aging and roll-forward with supporting details with respect to Borrowers and Guarantors (including with respect to the Purchased Lion Accounts), (v) notwithstanding anything to the contrary above, at any time upon the request of Agent, on a daily basis, a detailed roll-forward (in a form mutually agreed upon by Agent and Borrowers) with supporting details with respect to Eligible Purchased Factored Accounts reflecting updated purchases and collections with respect thereto, (vi) a detailed Inventory report with respect to Borrowers and Guarantors, (vii) a detailed accounts payable aging with respect to Borrowers, Guarantors and Lion (with respect to Lion, prior to the effectiveness of a Permitted Lion RPA Termination), and (viii) identification of and details with respect to account debtors (including, without limitation, account debtors related to the Purchased Lion Accounts) that are beneficiaries with respect to Letters of Credit; (h) a detailed report of all cash and Cash Equivalents of Borrowers, identifying any amounts thereof that constitute Eligible Qualified Cash, no later than four (4) Business Days after the 18th and last day of every month (the “Semi-Monthly Reporting Dates”), so long as the Availability Condition is satisfied and no Triggering Event exists or has occurred and, if the Availability Condition is not satisfied or a Triggering Event exists or has occurred, at the election of any Co-Collateral Agent, on each Business Day or as otherwise required by the Co-Collateral Agents; except, that, if after such election as a result of the failure to satisfy the Availability Condition or the occurrence of a Triggering Event, Borrowers satisfy the Availability Condition for thirty (30) consecutive days and so long as no Triggering Event exists, Borrowers may elect to return to the delivery four (4) Business Days after the Semi-Monthly Reporting Dates, as provided above, until such time that the Availability Condition may no longer be satisfied or a Triggering Event shall exist or have occurred and a Co-Collateral Agent has elected to require more frequent delivery thereof, and (ii) promptly following a Co-Collateral Agent’s request therefor; (i) promptly following any request therefor after the effectiveness of a Permitted Lion RPA Termination, an updated Borrowing Base Certificate (which updates shall be made solely with respect to all then remaining (i) Eligible Purchased Factored Receivables, and (ii) Eligible Investment Grade Accounts and Eligible LC Accounts, in the case of clause (ii) to the extent attributable to Purchased Lion Accounts); (j) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of Borrowers, any Subsidiary or

Lion (with respect to Lion, prior to the effectiveness of a Permitted Lion RPA Termination) as the Agent or any Lender may reasonably request; and (k) Agent may conduct field examinations and physical verifications of Inventory as a Co-Collateral Agent may from time to time require, but (i) no more than (A) one (1) field examination with respect to Borrowers and (B) one (1) field examination with respect to Lion (with respect to Lion, prior to the effectiveness of a Permitted Lion RPA Termination), in each case, in any twelve (12) consecutive month period at the expense of Borrowers and (ii) no more than one (1) physical verification with respect to the Inventory of Borrowers in any twelve (12) consecutive month period at the expense of Borrowers (all of the field examinations and physical verifications described in the foregoing clauses (i) and (ii) being hereinafter referred to as the “Audits with Original Cadence”), in each case so long as Availability does not at any time for a three (3) consecutive Business Day period fail to be equal to or greater than forty (40%) percent of the Loan Limit (the “Adjusted Availability Condition”) and no Triggering Event exists or has occurred, but in the event that the Adjusted Availability Condition is not satisfied, (i) no more than (A) two (2) field examinations with respect to Borrowers and (B) two (2) field examinations with respect to Lion (with respect to Lion, prior to the effectiveness of a Permitted Lion RPA Termination), in each case, in any twelve (12) consecutive month period at the expense of Borrowers and (ii) no more than two (2) physical verifications with respect to the Inventory of Borrowers in any twelve (12) consecutive month period at the expense of Borrowers (all of the field examinations and physical verifications described in the foregoing clauses (i) and (ii) being hereinafter referred to as the “Audits with Increased Cadence”) except, that, if after such election as a result of the failure to satisfy the Adjusted Availability Condition or the occurrence of a Triggering Event, Borrowers satisfy the Adjusted Availability Condition for ninety (90) consecutive days and so long as no Triggering Event exists, Borrowers may elect to return to the frequency of Audits with Original Cadence, as provided above, until such time that the Adjusted Availability Condition may no longer be satisfied or a Triggering Event shall exist or have occurred and a Co-Collateral Agent has elected to require Audits with Increased Cadence; provided that notwithstanding anything to the contrary, if a Triggering Event exists, such field examinations and physical verifications shall be provided as often as a Co-Collateral Agent may request, all at Borrowers’ expense. .

SCHEDULE 6.6 NATURE OF BUSINESS Purchase, sell, refine, blend, store, distribute, trade and transport petroleum, petroleum related products, ethanol, ethanol related products, biodiesel, biodiesel related products and other energy and fuel related products.

SCHEDULE 6.13(F) INTERCOMPANY AGREEMENTS Dropdown of Tyler Crude Storage Tank 701 (March 2015) 1. Asset Purchase Agreement, dated March 31, 2015, by and between Delek Refining, Ltd. and Delek Marketing & Supply, LP. 2. Third Amended and Restated Omnibus Agreement, dated March 31, 2015, by and among Delek US Holdings, Inc., on behalf of itself and other Delek Entities (as defined therein), Delek Refining, Ltd., Lion Oil Company, Delek Logistics Partners, LP, Paline Pipeline Company, LLC, SALA Gathering Systems, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Delek Marketing & Supply, LP, DKL Transportation, LLC, Delek Logistics Operating, LLC and Delek Logistics GP, LLC. 3. Amended and Restated Site Services Agreement, dated March 31, 2015, by and between Delek Refining, Ltd. and Delek Marketing & Supply, LP. 4. Amended and Restated Secondment Agreement, dated March 31, 2015, by and between Delek Refining, Ltd. and Delek Logistics GP, LLC. 5. Tankage Agreement (Tyler Crude Storage Tank 701), dated March 31, 2015, by and between Delek Refining, Ltd. and Delek Marketing &Supply, LP. 6. Lease and Access Agreement, dated March 31, 2015, by and between Delek Refining, Ltd. and Delek Marketing & Supply, LP. 7. Bill of Sale, Assignment and Assumption Agreement, dated March 31, 2015, by and between Delek Refining, Ltd. and Delek Marketing & Supply, LP. Dropdown of Tyler Terminal and Tankage (July 2013) 1. Asset Purchase Agreement, dated July 26, 2013, by and between Delek Refining, Ltd. and Delek Marketing & Supply, LP. 2. Lease and Access Agreement (Tyler Terminal and Tankage), dated July 26, 2013, by and between Delek Refining, Ltd. and Delek Marketing & Supply, LP. 3. Right-of-Way and License Agreement, dated July 26, 2013, by and between Delek Refining, Ltd. and Delek Marketing & Supply, LP. 4. Throughput and Tankage Agreement (Tyler Terminal and Tankage), dated July 26, 2013, by and between Delek Refining, Ltd. and Delek Marketing & Supply, LP.

IPO Transaction Documents (November 2012) 1. Marketing Agreement, dated November 7, 2012, by and between Delek Refining, Ltd. and Delek Marketing & Supply, LP. 2. Pipeline and Tankage Agreement (East Texas Crude Logistics System), dated November 7, 2012, by and between Delek Refining, Ltd. and Delek Crude Logistics, LLC. 3. Amended and Restated Services Agreement (Big Sandy Terminal and Pipeline), dated July 25, 2013, by and between Delek Refining, Ltd. and Delek Marketing-Big Sandy, LLC. Rangeland Documents 1. Amended and Restated Transportation Services Agreement, dated April 22, 2016, by and between Rangeland RIO Pipeline, LLC, as Carrier, and Delek Refining, Ltd., as Shipper. 2. Crude Oil Storage Services Agreement (Midland Terminal), dated March 20, 2015, by and between Rangeland RIO Pipeline, LLC and Delek Refining, Ltd. Other Intercompany Agreements 1. Terminalling Services Agreement, dated June 30, 2015, by and between Delek Refining, Ltd. and Delek Marketing-Big Sandy, LLC.

SCHEDULE 7 FIXED CHARGE COVENANT RATIO TESTING TRIGGER Outstanding Principal Balance of Term Loan FCCR Dollar Trigger FCCR Percentage Trigger Greater than $64,166,666.67 but less than or equal to $70,000,000.00 $55,000,000 17.5000% Greater than $58,333,333.34 but less than or equal to $64,166,666.67 $52,000,000 17.0000% Greater than $52,500,000.01 but less than or equal to $58,333,333.34 $50,000,000 16.6250% Greater than $46,666,666.68 but less than or equal to $52,500,000.01 $48,000,000 16.2500% Greater than $40,833,333.35 but less than or equal to $46,666,666.68 $46,000,000 15.7500% Greater than $35,000,000.02 but less than or equal to $40,833,333.35 $44,000,000 15.3750% Greater than $29,166,666.69 but less than or equal to $35,000,000.02 $42,000,000 15.0000% Greater than $23,333,333.36 but less than or equal to $29,166,666.69 $40,000,000 14.5000% Greater than $17,500,000.03 but less than or equal to $23,333,333.36 $38,000,000 14.1250% Greater than $11,666,666.70 but less than or equal to $17,500,000.03 $36,000,000 13.7500% Greater than $5,833,333.37 but less than or equal to $11,666,666.70 $34,000,000 13.2500% Greater than $0 but less than or equal to $5,833,333.37 $32,000,000 12.8750%

Error! Unknown document property name. $0 $30,000,000 12.500%